UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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Marriott International, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marriott INTERNATIONAL

2026 PROXY STATEMENT

Notice of Annual Meeting of Stockholders

May 8, 2026

MARRIOTT BONVOY®

Letter from Our Chairman and Lead Independent Director
Dear Stockholder:
The Board of Directors is incredibly proud of the work Marriott International and its associates have done to fulfill the company’s purpose of connecting people through the power of travel. Last year, the company again delivered strong results and returned over $4.0 billion to stockholders through dividends and share repurchases. We acquired the citizenM brand, introduced Series by MarriottSM, and launched the Outdoor Collection by Marriott BonvoySM—knowing that having the best brands and experiences is what makes our portfolio so attractive and valuable to customers and hotel owners. To be in more places, we grew our worldwide portfolio to over 9,800 properties in 145 countries and territories as of year-end 2025. We also continued to enrich our Marriott Bonvoy® travel platform with unique travel and related experiences across hotel stays and beyond, driving strong member engagement. At year-end, our powerful loyalty program had grown to nearly 271 million members.
Associates remain our foundation. By growing great leaders, investing in associates, and creating access to opportunity, we are attracting the next generation of leaders to shape our future. We are also investing in technology, data, and artificial intelligence, and building a modern technology ecosystem that will add new digital retail capabilities for hotels and enhance the experience for guests and associates. As the company advances these and other initiatives, the Board remains keenly focused on maintaining strong governance and oversight of regulatory and other risks—mindful that how we do business is as important as the business we do.

We are pleased to invite you to our 2026 Annual Meeting of Stockholders on May 8, 2026, beginning at 8:30 a.m. Eastern Time. The meeting will be a virtual meeting conducted via audio webcast. Information on how to attend, submit questions, and vote during the meeting can be found within these proxy materials. We value your vote and encourage you to use one of the options laid out in the proxy to vote your shares whether or not you plan to attend the meeting.

Earlier this year, Board member Debra Lee announced that she will retire from the Board in May and is not standing for reelection. Over more than two decades of service, Debi has helped guide the company through transformational growth and significant change while always remaining a steadfast champion of our culture and core values. As a member of our Inclusion and Social Impact Committee, and the committee chair since 2008, she has been integral in overseeing the company’s efforts to create access to opportunity and connect people through the power of travel. We are grateful for her service. The Board is reducing its size to 12 with Debi’s departure, but we remain confident the composition of our Board provides strong and independent leadership across a breadth of areas critical to the company’s strategic priorities.

A NOTE FROM DAVID MARRIOTT

For nearly a century, Marriott’s business strategy has remained rooted in our core values and fueled by a people-first culture that sets us apart. Last year I saw that culture on display all over the world as I traveled to more than 200 hotels, visited with associates, met with hotel owners and customers, and spoke with our business councils. Board members again joined me at some of these events—experiencing Marriott’s culture firsthand through hotel tours and meetings with associates and local company leaders. These experiences serve as a constant reminder that the core values established by my grandparents remain the foundation of our success and continue to inspire associates who live them every day in service of guests and each other. As we look forward to the rest of 2026 and beyond, I am energized by the exciting possibilities ahead.

Notice of 2026
Annual Meeting of
Stockholders
Friday, May 8, 2026
8:30 a.m. Eastern Time
VIRTUAL MEETING ACCESS:
www.virtualshareholdermeeting.com/MAR2026
How to Vote Your Shares
in Advance of the Annual Meeting
(see pages 76-81 for details)

BY TELEPHONE
Using the toll-free phone number listed on the proxy card or voting instruction form

VIA THE INTERNET
Using the Internet and voting at the website listed on the proxy card or voting instruction form

BY MAIL
Completing, signing, and returning the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope

RECORD DATE
Stockholders of record at the close of business on March 11, 2026 are entitled to notice of, to attend, and to vote at the Annual Meeting.

DISTRIBUTION DATE
This proxy statement is first being made available to our stockholders on March 27, 2026.
To Our Stockholders:
The 2026 annual meeting of stockholders (“Annual Meeting” or “2026 Annual Meeting”) of Marriott International, Inc. (“we,” “us,” “our,” “Marriott,” or the “Company”) will be a virtual meeting held on Friday, May 8, 2026, beginning at 8:30 a.m. Eastern Time. Stockholders of record as of the record date may join a live audio webcast at www.virtualshareholdermeeting.com/MAR2026. At the Annual Meeting, stockholders will act on the following items:

1	Election of each of the 12 director nominees named in the proxy statement;
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026;
3	An advisory vote to approve executive compensation; and
4	Any other matters that may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

How to Attend:
Stockholders of record as of the record date may attend the Annual Meeting at www.virtualshareholdermeeting.com/MAR2026 by entering the 16-digit control number that appears on your proxy card. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may attend the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance by one of the methods described on this page. Stockholders who attend the meeting may also vote online during the Annual Meeting by following the instructions provided on the Annual Meeting website. Brokers are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help ensure that your interests are represented at the Annual Meeting.
For the convenience of our stockholders, proxies may be submitted by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card. In addition, stockholders may elect to receive future stockholder communications, including proxy materials, through the Internet. Instructions for each of these options can be found in the enclosed materials.

By order of the Board of Directors, Andrew P.C. Wright Secretary	March 27, 2026

Company Highlights

Our Company

At Marriott, we never stop searching for innovative ways to serve our guests, provide opportunities for our associates, and grow our business. The company that began as a nine-seat root beer stand in 1927 has grown to a portfolio of over 9,800 properties in 145 countries and territories as of year-end 2025. We are recognized as a top employer and for our superior business operations, which we conduct based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world.

Marriott
INTERNATIONAL

# GROWING FORWARD

*Our Company Strategy*

Our Purpose
CONNECTING PEOPLE THROUGH THE POWER OF TRAVEL
Our Paths to Win
MARRIOTT BONVOY
BEST BRANDS & EXPERIENCES
MOST LOYAL MEMBERS
BE IN MORE PLACES
Our Enablers
TALENT
DIGITAL TRANSFORMATION
SUSTAINABILITY
MANAGE RISK
Our Core Values
PURSUE EXCELLENCE
EMBRACE CHANGE
PUT PEOPLE FIRST
ACT WITH INTEGRITY
SERVE OUR WORLD

Our Growing Forward Strategy
Building on nearly a century of progress, our Growing Forward strategy guides our path to continued growth and success. Our Growing Forward strategy encapsulates our Company priorities, rooted in our core values, and guides us as we deliver on the promise of Marriott’s unique brand of hospitality around the world.

PATHS TO WIN
Our strategy is anchored in three Paths to Win: Best Brands & Experiences, Most Loyal Members, and Be in More Places. These Paths to Win guide how we set our priorities and measure our progress across the Company, how we advance our proven, asset-light business model, and how we strengthen our competitive advantage.

Best Brands & Experiences

Having the best brands and experiences helps us to make our portfolio attractive and valuable to customers and hotel owners. Delivering an exceptional experience with our brands and travel offerings is the cornerstone of how we do business, allowing us to drive guest satisfaction and capture high-value customers who want to stay with us again and again.(1)

Most Loyal Members

Our Marriott Bonvoy® program grew to nearly 271 million members at year-end 2025. Creating a Marriott Bonvoy member base that loves our brands, offerings, and benefits, and engages with us frequently is how we build loyalty and drive revenue. In addition to having the best brands and experiences, we are building value for Marriott Bonvoy members through credit card offerings, exciting loyalty partnerships, member experiences, and other travel products.

Be In More Places

Marriott is the largest hotel company in the world, but it’s not just about being the biggest. We are focused on being in more places, and the right places, where our customers want to be, and having the right products to offer them—from hotels to luxury villas to yachts—all around the globe. Our hotel owners are essential to how we do business, and we are focused on continuing to create value for this important stakeholder group.

(1)
We use the term “hotel owners” throughout this proxy statement to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to franchise agreements, management agreements, license agreements, or similar arrangements, excluding Homes & Villas by Marriott BonvoySM (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.

2026 Proxy Statement	Marriott International, Inc.	1

Company Highlights

RECENT Highlights

We launched Marriott Bonvoy Outdoors, a new digital platform that enables travelers to discover and book their next trip across 450+ hotels, 50,000 Homes & Villas, and curated Tours & Activities that offer immediate access to some of the most popular outdoor activities.

Alongside the platform, we unveiled a new brand, Outdoor Collection by Marriott Bonvoy, a curated portfolio offering exclusively outdoor-focused, design-forward stays set in remarkable destinations.

We completed our acquisition of the innovative lifestyle brand citizenM. The brand is known for its genuine service, tech-savvy in-hotel experience, highly efficient use of space, and focus on art and design.

In early 2026, we were once again named one of Fortune's World’s Most Admired Companies, and ranked number one in the Hotels, Casinos, and Resorts category. We were also recognized in 2025 as a top 5 company on the World’s Best Workplaces™ list by Great Place To Work® and Fortune magazine.

In May 2025, we introduced Series by Marriott,
a new collection brand for the midscale and upscale lodging segments. Anchored by a founding multi-unit deal in India, the brand opened 37 properties (approximately 2,600 rooms) in 23 cities across that country by year-end 2025, and we continued to scale the brand with additional signings and openings in key markets in the U.S. & Canada.

We remained laser-focused on driving guest loyalty and hotel owner value through Marriott Bonvoy, our industry-leading travel platform. In 2025, we added approximately 43 million members to Marriott Bonvoy, bringing total loyalty program membership to nearly 271 million at year end.

Our multi-year digital and technology transformation of our major technology systems is well underway. We believe that this powerful transformation—encompassing our property management, reservations, and loyalty systems—will enable the Company to have a first-class technology stack that will allow us to better leverage the power of artificial intelligence and position Marriott well for the future.

As the Official Hotel Supporter in North America of the FIFA World Cup 2026, Marriott Bonvoy will bring fans together across the three host countries, providing a welcoming home base for unforgettable hotel stays and lifelong memories during the historic tournament.

2	Marriott International, Inc.	2026 Proxy Statement

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.
Voting Matters and the Recommendations of the Board of Directors (the “Board”)

Item		Board recommends	Reasons for recommendation	See page
1	Election of Directors	FOR each of the 12 director nominees	The Board and its Nominating and Corporate Governance Committee believe the 12 director nominees each possess the skills, experience, and background to effectively monitor performance, provide oversight, and advise management on the Company’s strategy.	10
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026	FOR	Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, the Board believes retaining Ernst & Young LLP for fiscal year 2026 is in the best interests of the Company and its stockholders.	11
3	Advisory vote to approve executive compensation	FOR	The Board believes that the Company’s current executive compensation program achieves an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our Named Executive Officers (“NEOs”) with those of our stockholders.	11

2026 Proxy Statement	Marriott International, Inc.	3

Proxy Statement Summary
Our Director Nominees
See “Corporate Governance – Nominees to our Board of Directors” for more information. Each director is elected annually by a majority of votes cast.

February 2026

Marriott International Board of Directors

Front (L to R): Fritz Henderson, Sean Tresvant, David Marriott, Debbie Marriott Harrison.
Back (L to R): Meg McCarthy, Grant Reid, Lauren Hobart, Bella Goren, Debi Lee, Tony Capuano, Aylwin Lewis, Horacio Rozanski, Susan Schwab.
Ms. Lee announced she will retire from the Board at the conclusion of her term and is not standing for reelection this year.

*	As of the 2026 Annual Meeting.

4	Marriott International, Inc.	2026 Proxy Statement

Proxy Statement Summary
The following table provides summary information about each director nominee.

Name Occupation	Age*	Director since	Independent	Committee memberships**
				AC	HRCC	NCGC	ISIC	TISOC	EC
David S. Marriott Chairman of the Board, Marriott International, Inc.	52	2021	No				MEMBER		CHAIR
Anthony G. Capuano President and Chief Executive Officer, Marriott International, Inc.	60	2021	No				MEMBER		MEMBER
Isabella D. Goren Former Chief Financial Officer, American Airlines, Inc. and AMR Corporation	66	2022	Yes	CHAIR		MEMBER
Deborah Marriott Harrison Global Cultural Ambassador Emeritus, Marriott International, Inc.	69	2014	No				MEMBER
Frederick A. Henderson (Lead Independent Director) Former Chairman and Chief Executive Officer, SunCoke Energy, Inc.	67	2013	Yes	MEMBER		CHAIR			MEMBER
Lauren R. Hobart President and Chief Executive Officer, DICK’S Sporting Goods, Inc.	57	2023	Yes		MEMBER			MEMBER
Aylwin B. Lewis Former Chairman, Chief Executive Officer and President, Potbelly Corporation	71	2016	Yes	MEMBER	CHAIR	MEMBER
Margaret M. McCarthy Former Executive Vice President, CVS Health Corporation	72	2019	Yes	MEMBER				CHAIR
Grant F. Reid Former President and Chief Executive Officer, Mars, Incorporated	67	2023	Yes	MEMBER			MEMBER
Horacio D. Rozanski Chairman, Chief Executive Officer and President, Booz Allen Hamilton, Inc.	58	2021	Yes		MEMBER			MEMBER
Susan C. Schwab Professor Emerita, University of Maryland School of Public Policy and Strategic Advisor, Mayer Brown LLP	71	2015	Yes		MEMBER			MEMBER
Sean C. Tresvant Chief Executive Officer, Taco Bell and Chief Consumer Officer, Yum! Brands, Inc.	56	2025	Yes				MEMBER	MEMBER

  Financial Expert

AC:	Audit Committee	ISIC:	Inclusion and Social Impact Committee
HRCC:	Human Resources and Compensation Committee	TISOC:	Technology and Information Security Oversight Committee
NCGC:	Nominating and Corporate Governance Committee	EC:	Executive Committee
*	Ages as of the 2026 Annual Meeting.
**
Debra L. Lee currently serves as the Chair of the Inclusion and Social Impact Committee and as a member of the Nominating and Corporate Governance Committee and the Executive Committee. Ms. Lee announced she will retire from the Board at the conclusion of her term and is not standing for reelection this year.

2026 Proxy Statement	Marriott International, Inc.	5

Proxy Statement Summary
Corporate Governance Highlights
See “Corporate Governance” for more information.

Independent Board and Board committees

- Chairman and Chief Executive Officer ("CEO") positions separate since 2012; Lead Independent Director position established in 2013
- Nine of 12 director nominees are independent
- All Audit, Human Resources and Compensation, Nominating and Corporate Governance, and Technology and Information Security Oversight committee members are independent
- Annual Board and committee evaluations
- Mandatory retirement age of 75 for directors
- Mix of short-, medium- and long-tenured directors
- Robust director orientation and continuing education programs for directors
- All Audit Committee members are financially literate, and three out of five members are audit committee financial experts
- Our Human Resources and Compensation Committee uses an independent compensation consultant

Active stockholder engagement

Progressive stockholder rights

- Majority vote in uncontested director elections
- Annual director elections
- Market standard proxy access right for stockholders
- Confidential voting policy

Commitment to Board refreshment

Strong stockholder support on say-on-pay

At the Company's 2025 annual meeting, stockholders again expressed substantial support for the compensation of our NEOs, with over 92% of the votes cast for approval of the "say-on-pay" advisory proposal relating to our 2024 NEO compensation.

6	Marriott International, Inc.	2026 Proxy Statement

Proxy Statement Summary
Executive Compensation Matters
2025 was a strong year. We delivered excellent results in 2025, reflecting the strength of our compelling brands, delivery of great experiences to our customers, and continued momentum in development activity. Relative to 2024, worldwide systemwide RevPAR increased 2.0%.(1) Full year 2025 reported net income totaled $2.601 billion and full year 2025 Adjusted EBITDA totaled $5.383 billion.(2) During 2025, we returned over $4 billion to stockholders through dividends and share repurchases. Development activity was also strong as we signed nearly 1,200 development deals with hotel owners and other counterparties in 2025 (excluding our acquisition of the citizenM brand), representing approximately 163,000 rooms, and achieved strong net rooms growth of over 4.3% from year-end 2024. By year-end 2025, our worldwide system consisted of over 9,800 properties with more than 1.7 million rooms in 145 countries and territories. Our people are foundational to our strategy. Our associate engagement scores exceeded the “Best Employer” external benchmark, and we were recognized as a top 5 company on the World’s Best Workplaces™ list by Great Place To Work® and Fortune magazine in 2025. Finally, from a customer standpoint, we exceeded our 2025 goals for Marriott Bonvoy program member engagement and enrollments and increased guest satisfaction scores over the prior year.
How We Tie Pay to Performance
There is a strong correlation between our executive pay and Company performance. Our executive compensation program is designed to maintain this alignment, while also protecting the Company against inappropriate risk-taking and conflicts among the interests of the Company, its stockholders, and its executives. With these goals in mind, the Board and its Human Resources and Compensation Committee have implemented an executive compensation program that consists of the following key components:

(1)	Revenue Per Available Room (“RevPAR”) statistics are systemwide constant dollar. RevPAR comparisons between 2025 and 2024 reflect properties that are comparable in both years.
(2)
Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is a non-GAAP financial measure. The reasons Marriott uses this non-GAAP financial measure and a reconciliation to the most directly comparable measure under U.S. generally accepted accounting principles (“GAAP”) are provided in Exhibit A.

2026 Proxy Statement	Marriott International, Inc.	7

Proxy Statement Summary
Majority of Compensation is Equity and At-Risk
The following charts show the percentage breakdown of our NEOs’ target total direct compensation among base salary, at-risk target annual incentive, and target annual equity compensation for 2025.

Alignment Between Company Performance and Annual Realizable Pay
The following graph shows the historical alignment between Company performance (measured as total stockholder return (“TSR”)) and the President and CEO’s average annual Realizable Pay (as defined below) over three-year rolling periods.
President and CEO Realizable Pay and Company TSR Performance

*
Realizable Pay is the sum of salary and bonuses paid, annual incentives earned, and balances of stock awards granted over each three-year period (including supplemental stock awards). Stock award balances are valued at the end of the three-year period and include the “in-the-money” value of SARs, and the value of PSUs (valued assuming actual performance) and RSUs granted during the three-year period. Realizable Pay is for Mr. Capuano for 2021-2025 and for Arne M. Sorenson, our former President and CEO, for 2019-2020. TSR reflects both stock price appreciation and reinvested dividends. The three-year TSR rolling percentage is determined using 60-day average opening and closing prices.

8	Marriott International, Inc.	2026 Proxy Statement

Proxy Statement Summary
Executive Compensation Best Practices
Consistent with our commitment to executive compensation best practices, the Company maintained the following NEO compensation practices for 2025:
What We Do
•
Executive compensation is strongly linked to the Company’s operating and financial performance and strategic business priorities
•
The Human Resources and Compensation Committee follows a rigorous process in determining NEO pay, including detailed review of multiple short- and long-term performance factors and market compensation information
•
The Human Resources and Compensation Committee emphasizes long-term pay and performance alignment by having long-term equity represent the largest component of annual target total direct compensation (approximately 65%-76% of total) and by having 50% of annual equity awards granted to the President and CEO be three-year PSUs
•
The Human Resources and Compensation Committee considers progress on strategic human capital objectives as part of its determination of executive compensation
•
The Human Resources and Compensation Committee reinforces its commitment to long-term performance through robust stock ownership requirements that discourage excessive risk-taking to achieve short-term returns. NEOs must retain 50% of the net after-tax shares under equity awards granted after becoming an NEO until they satisfy their applicable ownership requirement
•
NEOs are subject to compensation clawback requirements that can be triggered by either an accounting restatement or by serious misconduct
•
The Human Resources and Compensation Committee oversees and reviews an annual compensation risk assessment
•
The Human Resources and Compensation Committee is composed solely of independent members of the Board and retains an independent compensation consultant
•
We provide stockholders with an annual vote to approve, on a non-binding, advisory basis, the compensation of the NEOs and are available for regular engagement with stockholders on the Company’s compensation process and policies

What We Do Not Do
•
We do not have employment contracts with NEOs
•
We do not offer defined benefit pension plans or supplemental executive retirement plans for our NEOs
•
We do not provide tax gross-ups
•
We do not have executive severance plans for our NEOs
•
We do not provide “single trigger” change in control benefits
•
We do not reprice options or SARs without stockholder approval, nor do we buy out underwater options or SARs
•
We do not allow associates, including NEOs, or directors to engage in hedging or derivative transactions related to Marriott securities
•
We do not allow directors or executive officers to hold Company stock in margin accounts or pledge such stock as collateral for loans, subject to limited exceptions for non-independent directors who are not executive officers
•
We do not pay or accrue dividends or dividend equivalents on unvested or unexercised equity awards

2026 Proxy Statement	Marriott International, Inc.	9

Items To Be Voted On
Item 1
Election of Directors
The 12 current directors listed below are standing for election at the 2026 Annual Meeting. If elected, each director will hold office for a one-year term expiring at the 2027 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

David S. Marriott Anthony G. Capuano Isabella D. Goren Deborah M. Harrison	Frederick A. Henderson Lauren R. Hobart Aylwin B. Lewis Margaret M. McCarthy	Grant F. Reid Horacio D. Rozanski Susan C. Schwab Sean C. Tresvant

You can find information on the director nominees in the “Nominees to our Board of Directors” section of this proxy statement.
Each of the director nominees is currently a director of the Company and was last elected by stockholders at the Company’s 2025 annual meeting to hold office until the 2026 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Each of the director nominees has consented to being named in this proxy statement and to serve if elected. However, if before proxies are voted at the Annual Meeting any of the nominees should become unable to serve or will not serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.
As previously disclosed and described elsewhere in this proxy statement, Debra L. Lee announced she will retire from the Board at the conclusion of her term and therefore she is not being nominated for reelection as a director. As a result, her term on the Board will end at the 2026 Annual Meeting. Over more than two decades of service, Ms. Lee has helped guide the Company through transformational growth and significant senior leadership transitions while always remaining a steadfast champion of our culture and core values. As an integral member of our Inclusion and Social Impact Committee, and the committee chair since 2008, she has been instrumental in overseeing the Company’s efforts to create access to opportunity and connect people through the power of travel, and as a longstanding member of the Nominating and Corporate Governance Committee she has helped drive the Board’s leadership and composition. We are grateful for her significant contributions.
With Ms. Lee’s impending departure, the Board has reduced its size from 13 to 12, effective as of the expiration of Ms. Lee’s term at the 2026 Annual Meeting.
The Company’s Bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. Under the Company’s Governance Principles, if a nominee who already serves as a director is not elected, that nominee shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will determine whether to accept or reject the resignation and will publicly disclose its decision promptly thereafter.
In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the Annual Meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors.

The Board recommends that stockholders vote FOR each of the 12 director nominees.

10	Marriott International, Inc.	2026 Proxy Statement

Items To Be Voted On
Item 2
Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026
The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026. Ernst & Young LLP, a registered public accounting firm, has served as the Company’s independent registered public accounting firm since May 3, 2002. Ernst & Young LLP will examine and report to stockholders on the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its consolidated subsidiaries.
We expect that representatives of Ernst & Young LLP will attend the Annual Meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. You can find information on pre-approval of independent auditor fees and Ernst & Young LLP’s fiscal year 2025 and 2024 fees in the “Audit Committee Report and Independent Auditor Fees” section of this proxy statement. Although the Audit Committee has discretionary authority to appoint the independent auditor, the Board is seeking stockholder ratification of the appointment of the independent auditor as a matter of good corporate governance. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take that into consideration when determining whether to continue the firm’s engagement. Even if stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee, in its discretion, may select a different auditor at any time during the year if it determines doing so to be in the best interests of the Company and its stockholders.

The Board recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

Item 3
Advisory Vote to Approve Executive Compensation
We are asking stockholders to approve a non-binding advisory resolution on the compensation of our NEOs, as disclosed in this proxy statement.
Although the resolution, commonly referred to as a “say-on-pay” resolution, is non-binding, the Board and Human Resources and Compensation Committee value your opinions and will consider the outcome of the vote when making future compensation decisions. After consideration of the vote of stockholders at the 2023 annual meeting of stockholders and consistent with the Board’s recommendation, the Board’s current policy is to hold an advisory vote on executive compensation on an annual basis, and accordingly, after the Annual Meeting, the next advisory vote on the compensation of our NEOs is expected to occur at our 2027 annual meeting of stockholders.
We urge you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.
The Board believes that our current executive compensation program achieves an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our NEOs with those of our stockholders.
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Marriott International, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

The Board recommends that stockholders vote FOR approval of the advisory resolution to approve executive compensation.

2026 Proxy Statement	Marriott International, Inc.	11

Corporate Governance
Board Leadership Structure
The Board has maintained separate Chairman and CEO roles and a Lead Independent Director role for many years. The Board reviews its leadership structure as part of its succession planning process. It continues to believe that separate Chairman and CEO roles, together with an experienced and engaged Lead Independent Director and independent committee oversight of key functions, provide robust oversight and independent leadership on the Board while maximizing the Company’s unique advantages.
Separate Board Chairman and CEO. The separate Chairman and CEO structure allows the Chairman to focus on leading the Board in its oversight and governance responsibilities and the CEO to focus on setting and executing our strategic plans and initiatives and leading the operations of the Company.
Mr. David S. Marriott serves as the Chairman of the Board. The Board believes that Mr. Marriott’s significant prior experience as a senior operations and sales executive of the Company, and his deep understanding of Marriott’s history and culture, bring an important perspective to Board-level conversations and decision-making and make him well qualified to lead the Board in its oversight responsibilities. As Chairman, he provides leadership to the Board by, among other things, working with the President and CEO, the Lead Independent Director, and the Secretary to set Board calendars, develop agendas for Board meetings, facilitate the appropriate flow of information to Board members and the effective functioning of the Board and its committees, promote Board succession planning and the orientation of new directors, and support senior management succession planning. Mr. Marriott also serves as a key conduit between management, the Board, and the Marriott family, who have a significant ownership stake in the Company and a demonstrated commitment to its long-term success.
The Board believes that the continued involvement of Marriott family members in responsible positions of the Company makes a significant contribution to the long-term value of our corporate name and identity, reinforces the culture and core values that are the bedrock of our success, and promotes associate engagement and retention. Thus, in addition to his role as Chairman, the Board has assigned Mr. Marriott additional responsibilities, which include promoting the Company’s business, brands, culture, values and goodwill. He serves as an ambassador to the Company’s associates, hotel owners, and the communities in which we operate, participates in internal Company events and represents the Company at external events, as requested by the President and CEO, senior executive leadership team or the Board. In doing so, Mr. Marriott continues the Marriott family’s stewardship of the culture and core values that have empowered associates, taken care of guests, created opportunities for hotel owners, and fueled the Company for almost 100 years. In 2025, Mr. Marriott traveled around the world promoting the Company’s business and culture, including visiting over 200 hotels, meeting with associates and hotel owners, speaking with business councils, engaging with customers, and representing the Company at a variety of external and internal events and conferences. Given the Marriott family’s iconic status in the hospitality industry and deep historical perspective on the Company and its mission, as well as Mr. Marriott’s prior experience in a variety of senior roles at the Company, the Board believes Mr. Marriott is uniquely qualified to serve in this role and that his service provides a competitive advantage to the Company. The Board considered that these additional responsibilities, combined with Mr. Marriott’s responsibilities as Chairman, require significant time commitments and has established a chairman retainer fee reflective of such commitments.
Mr. Anthony G. “Tony” Capuano has served as Chief Executive Officer and a director of the Company since February 2021 and was additionally appointed President of the Company in February 2023. As President and CEO, Mr. Capuano leads the global operations of the Company and is responsible for the overall management and functioning of the Company. He is responsible for setting and overseeing the execution of the Company’s business strategies, developing and implementing the Company’s purpose and strategy, cultivating and advancing the Company’s culture and values, and driving the Company’s short- and long-term performance. Mr. Capuano oversees the senior executive leadership team and is also responsible for executive development and succession planning. Mr. Capuano reports to the Board, and the Board reviews his performance annually.
Strong Lead Independent Director. Since 2013, the Board has maintained the position of Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at regular executive sessions of the independent directors as well as meetings of the Board at which the Chairman is not present, coordinating the activities of the independent directors, having the authority to convene meetings of the independent directors, and serving as a liaison between the Chairman, the President and CEO and the independent directors. The Lead Independent Director also reviews and approves, in consultation with both the Chairman and the President and CEO, Board meeting agendas and schedules, coordinates the evaluation of Board and committee performance, coordinates the assessment and evaluation of Board candidates, organizes and leads the Board’s annual evaluation of the President and CEO, makes recommendations for changes to the Company’s governance practices, and participates in direct engagement with major stockholders. The Lead Independent Director is a standing member of the Board’s Executive Committee. The Board believes that the role of the Lead Independent Director provides strong Board leadership and appropriate independent oversight. The

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Corporate Governance
independent directors of the Board appoint the Lead Independent Director annually. Since 2022, the independent directors have selected Mr. Frederick A. “Fritz” Henderson to serve as the Lead Independent Director. Mr. Henderson has served on the Board since 2013 and served as our Audit Committee chair from May 2014 to May 2022, and he has extensive experience serving in a variety of other public company board leadership roles.

David Marriott	Fritz Henderson	Tony Capuano
Chairman of the Board	Lead Independent Director	President and CEO

Primary Responsibilities
•
Focuses on Board oversight, functioning and governance matters
•
Presides at meetings of the Board and of the stockholders
•
Reviews and approves Board agendas and materials
•
Advises the Lead Independent Director on Board composition, recruitment and succession planning
•
Represents the Company at internal and external events to help further the Company’s strategic goals and to promote the Company’s business, brands, culture, values and goodwill
•
Provides advice and counsel to the President and CEO

Primary Responsibilities
•
Coordinates the activities of the independent directors and presides at executive sessions of independent directors
•
Reviews and approves Board agendas and materials
•
Advises on director recruitment and recommends Board committee chairs
•
Oversees the Board and committee evaluation process
•
Organizes and leads the Board’s annual evaluation of the President and CEO
•
Works with the Chairman and the President and CEO to help ensure that management adequately addresses matters identified by the Board and the independent directors
•
Provides advice and counsel to the President and CEO

Primary Responsibilities
•
Leads the Company’s global business and is responsible for the Company’s short- and long-term performance
•
Leads the development and implementation of the Company’s purpose and strategy
•
Sets and manages the execution of the Company’s business strategies
•
Cultivates and advances the Company’s culture and values
•
Evaluates and develops the Company’s executive leaders and succession plans and sets the Company’s organizational structure

Independent Committee Oversight. Our Audit, Human Resources and Compensation, Nominating and Corporate Governance, and Technology and Information Security Oversight committees are composed solely of independent directors. Consequently, the independent directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors, the development and implementation of our corporate governance programs, and technology, information security and privacy.
Emeritus Designations
Chairman Emeritus. J.W. Marriott, Jr., our former Executive Chairman and Chairman of the Board, holds the title of Chairman Emeritus. As Chairman Emeritus, he may attend certain Board meetings or functions, but he is not a nominee for election and is not considered a member of the Board or a “director” as that term is used in our Amended and Restated Bylaws. He may not vote on any business coming before the Board, and he is not counted as a member of the Board for the purpose of determining a quorum or for any other purpose. He does not receive a salary in his capacity as Chairman Emeritus or compensation for attendance at Board meetings, although he may be reimbursed for reasonable expenses incurred to attend such meetings or functions or other business expenses incurred in connection with his role as Chairman Emeritus.
Director Emeritus. William J. Shaw, a former director and Vice Chairman of the Company, holds the title of Director Emeritus, but does not vote at or attend Board meetings and is not a nominee for election.

2026 Proxy Statement	Marriott International, Inc.	13

Corporate Governance
Board Composition
The Nominating and Corporate Governance Committee evaluates the composition of the Board at least annually to assess whether the skills, experience, characteristics, and other criteria established by the Board are currently represented on the Board as a whole, and by individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. In addition, while the Board does not maintain a formal diversity policy for Board membership, the Board believes that a board comprised of directors with a variety of backgrounds and experiences improves the dialogue and decision-making in the boardroom and contributes to overall board effectiveness. The Board and the Nominating and Corporate Governance Committee seek to achieve a mix of such members, which they define broadly to include, among other things, differences in backgrounds, qualifications, experiences, viewpoints, geographic locations, education, skills and expertise, professional and industry experience, and personal characteristics. The Board believes the current directors, as a group and as individuals, embody such a mix and have the skills and expertise important to oversee our business and strategy.
Director Nominees
A majority of our director nominees are independent with a mix of short-, medium- and long-term tenure. Five of our 12 director nominees are female and seven are male, and three of our director nominees are people of color.

*	As of the 2026 Annual Meeting.

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Corporate Governance
Director Skills and Qualifications
The skills matrix below summarizes some of the skills and expertise of the director nominees that we believe benefit our current business and strategy. We continue to evaluate the matrix against our needs and strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary experience, knowledge, and abilities relevant to service on the Board.

2026 Proxy Statement	Marriott International, Inc.	15

Corporate Governance
Selection of Director Nominees
The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, management, and stockholders. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Class A common stock, biographical information about the individual recommended, and any other information the stockholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the individual recommended.

The Board does not have specific requirements for eligibility to serve as a director. However, in evaluating candidates, regardless of how recommended, the Nominating and Corporate Governance Committee considers the qualifications set out in the Company’s Governance Principles, including:

CHARACTER	EXPERIENCE	WILLINGNESS
character, judgment, personal and professional ethics, integrity, values, and familiarity with national and international issues affecting business	depth of experience, skills, and knowledge relevant to the Board and the Company’s business, including the ability to provide effective oversight of long-term strategy and enterprise risk	willingness to devote sufficient time to carry out the duties and responsibilities effectively

In addition, as described above, when evaluating director candidates, the Nominating and Corporate Governance Committee considers and discusses the extent to which a prospective nominee helps the Board achieve a mix of members that represent a variety of backgrounds and experiences. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The procedures for considering candidates recommended by a stockholder for Board membership are consistent with the procedures for candidates recommended by members of the Nominating and Corporate Governance Committee, other members of the Board, or management. During 2025, the Nominating and Corporate Governance Committee did not utilize the services of a third-party executive search firm.

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Corporate Governance
Nominees to our Board of Directors
Each of the following director nominees presently serves on our Board and their term of office will expire at the Annual Meeting. The age shown below for each director nominee is as of May 8, 2026, the date of the Annual Meeting. Each director nominee has been nominated to serve until the 2027 annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Set forth below is each director nominee’s biography as well as the qualifications and experiences each director nominee brings to our Board, in addition to the general qualifications discussed above.

Chairman of the Board

Age: 52

Joined the Board: 2021

Marriott International Board Committee Memberships
⯀
Executive (Chair)
⯀
Inclusion and Social Impact

Other Public Company Boards (Current)
⯀
None

Other Public Company Boards
(Past Five Years)
⯀
None
David S. Marriott Chairman of the Board, Marriott International, Inc. Former President, U.S. Full Service Managed by Marriott

Skills and Qualifications
David is only the third Chairman of the Board in the Company’s history. As the son of our Chairman Emeritus and the grandson of our founders, he embodies the culture of the Company and provides the Board a deep understanding of the Company’s history, core values and mission. Prior to joining the Board, he served in a variety of operational, sales and leadership roles with the Company since 1999. As President, U.S. Full Service Managed by Marriott, the role he held immediately prior to joining the Board, he oversaw hotel operations, human resources, sales and marketing, finance, market strategy, information resources, and development and feasibility for more than 330 hotels operating under 14 brands in 34 states and French Polynesia. David leverages this experience—and his lifetime around the Company—to provide the Board valuable insight about the Company’s operations and the hospitality industry.

Career Highlights
⯀
Chairman of the Board (2022 – Present)
⯀
President, U.S. Full Service Managed by Marriott (2018 – 2021)
⯀
Chief Operations Officer, The Americas, Eastern Region (2010 – 2018)
⯀
Various operations and sales roles within Marriott with increasing responsibility, including Market Vice President; Senior Vice President, Global Sales; Sales, Boston, MA and Arlington, VA; and Assistant Sous Chef, Salt Lake City Marriott Downtown
Other Activities and Memberships
⯀
JWM Family Enterprises, Inc., Member of the Board of Directors
⯀
University of Utah, National Advisory Council
⯀
The J. Willard & Alice S. Marriott Foundation, Board of Trustees
⯀
National Geographic Society, Board of Trustees

2026 Proxy Statement	Marriott International, Inc.	17

Corporate Governance

Director

Age: 60

Joined the Board: 2021

Marriott International Board Committee Memberships
⯀
Executive
⯀
Inclusion and Social Impact

Other Public Company Boards (Current)
⯀
McDonald’s Corporation

Other Public Company Boards (Past Five Years)
⯀
None
Anthony G. Capuano President and CEO, Marriott International, Inc.

Skills and Qualifications
Tony has served in a variety of leadership roles at the Company since 1995 and has been instrumental in the Company’s growth. Before his appointment as CEO in February 2021, Tony was Group President, Global Development, Design and Operations Services, where he led the strategic unit growth of all of Marriott’s brands while overseeing the global design team as well as Marriott’s global operating standards and protocols for thousands of properties around the world. His vast knowledge of the Company and its culture, and his deep experience and relationships in the hospitality industry, provide the Board valuable insights and perspective. Tony’s service on the boards of directors and board committees of McDonald’s Corporation and various not-for-profit entities provides additional industry and governance perspectives.

Career Highlights
⯀
Marriott International
⯀
President and CEO (2023 – present)
⯀
CEO (2021 – 2023)
⯀
Group President, Global Development, Design and Operations Services (2020 – 2021)
⯀
Executive Vice President and Global Chief Development Officer (2009 – 2020)
⯀
Senior Vice President of Full-Service Development for North America (2005 – 2008)
⯀
Kenneth Leventhal and Company’s Hospitality Consulting Group, Los Angeles, CA
⯀
Laventhol & Horwath’s Leisure Time Advisory Group, Boston, MA
Other Activities and Memberships
⯀
Cornell Hotel Society
⯀
The Cornell School of Hotel Administration, Dean’s Advisory Board Member
⯀
Business Roundtable, Member
⯀
American Hotel and Lodging Association, Industry Real Estate Financial Advisory Council
⯀
Save Venice, Inc., Trustee

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Corporate Governance

Independent Director

Age: 66

Joined the Board: 2022

Marriott International Board Committee Memberships
⯀
Audit (Chair)
⯀
Nominating and Corporate Governance

Other Current Public
Company Boards
⯀
GE Aerospace

Other Public Company Boards (Past Five Years)
⯀
Gap, Inc.
⯀
LyondellBasell Industries
Isabella D. Goren Former Chief Financial Officer, American Airlines, Inc. and AMR Corporation

Skills and Qualifications
Bella brings to the Board and to our Audit Committee, which she chairs, deep financial expertise and wide-ranging global travel business experience. Her multifaceted career in the travel business spans almost 30 years and includes extensive experience in implementing complex global strategies and leading financial functions, customer technology and data analytics, loyalty programs, customer service organizations, and large-scale international operations. Her responsibilities at American Airlines also included human resources, revenue management, investor relations and marketing. In addition, her service on the boards of directors of various other public, private and not-for-profit organizations adds strategic and governance expertise to the Board.

Career Highlights
⯀
Chief Financial Officer, American Airlines, Inc. (American) and AMR Corporation (AMR) (2010 – 2013)
⯀
Senior Vice President, Customer Relationship Marketing, American (2006 – 2010)
⯀
Various roles of increasing responsibility with American, including finance, revenue management, human resources and global operational roles:
⯀
Vice President, Interactive Marketing
⯀
Vice President, Asia Pacific Operations
⯀
Vice President, Customer Services Planning
⯀
President, AMR Services
⯀
Various Management Positions
Other Activities and Memberships
⯀
MassMutual Financial Group, Member of the Board of Directors
⯀
Southern Methodist University, Lyle School of Engineering, Executive Board Member
⯀
The University of Texas at Austin, Cockrell School of Engineering, Advisory Board Member

2026 Proxy Statement	Marriott International, Inc.	19

Corporate Governance

Director

Age: 69

Joined the Board: 2014

Marriott International Board
Committee Memberships
⯀
Inclusion and Social Impact

Other Current Public Company
Boards
⯀
None

Other Public Company Boards
(Past Five Years)
⯀
None
Deborah Marriott Harrison Global Cultural Ambassador Emeritus, Marriott International, Inc.

Skills and Qualifications
As the daughter of our Chairman Emeritus and the granddaughter of our founders, Debbie has extensive knowledge of the Company’s culture, business and history. Her prior service as our Global Officer, Marriott Culture and Business Councils and continuing service as our Global Cultural Ambassador Emeritus provides the Board valuable insights into our culture and workforce. Debbie also provides the Board important judgment and perspectives on government relations and public policy from her experience leading our government affairs function, and she leverages her current and prior service on the boards of numerous not-for-profit entities to assist the Board with fulfilling its corporate governance responsibilities.

Career Highlights
⯀
Global Officer, Marriott Culture and Business Councils (2013 – 2019)
⯀
Senior Vice President, Government Affairs (2007 – 2013)
⯀
Vice President, Government Affairs (2006 – 2007)
⯀
Various prior operations and accounting roles at Marriott International and Marriott hotels, including positions at the Key Bridge and Dallas Marriott hotels
Other Activities and Memberships
⯀
The J. Willard & Alice S. Marriott Foundation, Board of Trustees
⯀
Bill and Donna Marriott Foundation, Trustee
⯀
Bridges from School to Work, Board of Trustees
⯀
Wilmer Eye Institute, Board of Governors

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Corporate Governance

Lead Independent Director

Age: 67

Lead Independent Director since: 2022

Joined the Board: 2013

Marriott International Board
Committee Memberships
⯀
Audit
⯀
Executive
⯀
Nominating and Corporate
Governance (Chair)

Other Current Public Company
Boards
⯀
Adient plc (Chair)

Other Public Company Boards
(Past Five Years)
⯀
Arconic Corp. (Chair)
⯀
Horizon Global Corp.
Frederick A. Henderson Former Chairman and CEO, SunCoke Energy, Inc.

Skills and Qualifications
Having served in numerous executive and board leadership roles at other public companies throughout his career, Fritz brings significant leadership and governance experience to our Board and deep expertise in management and strategic planning. He also brings extensive international business experience having lived and worked in numerous countries over his career, and he has deep expertise in the fields of finance and accounting gained from his background as a chief financial officer.

Career Highlights
⯀
Principal, Hawksbill Group (2018 – present), a diversified business and communications consulting firm
⯀
Chairman and CEO, SunCoke Energy, Inc. (2011 – 2017) and SunCoke Energy Partners GP LLC (2013 – 2017)
⯀
Senior Vice President, Sunoco (2010 – 2011)
⯀
Various roles of increasing responsibility with General Motors (GM) for more than 25 years, including:
⯀
President and CEO (2009)
⯀
President and Chief Operating Officer (2008 – 2009)
⯀
Vice Chairman and Chief Financial Officer (2006 – 2008)
⯀
Chairman, GM Europe (2004 – 2006)
⯀
Group Vice President and Regional President, GM Asia Pacific (2002 – 2004)
⯀
Group Vice President and Regional President, GM Latin America, Africa and Middle East (2000 – 2002)
⯀
Various other finance and operational roles starting in 1984
Other Activities and Memberships
⯀
US Farathane Corporation, Member of the Board of Directors
⯀
RESRG Automotive, Member of the Board of Directors, Chair

2026 Proxy Statement	Marriott International, Inc.	21

Corporate Governance

Independent Director

Age: 57

Joined the Board: 2023

Marriott International Board
Committee Memberships
⯀
Human Resources and Compensation
⯀
Technology and Information Security Oversight

Other Current Public Company
Boards
⯀
DICK’S Sporting Goods, Inc.

Other Public Company Boards (Past Five Years)
⯀
Yum! Brands, Inc.
Lauren R. Hobart President and CEO, DICK’S Sporting Goods, Inc.

Skills and Qualifications
Lauren brings to the Board executive leadership, strategic vision, marketing and digital acumen, and operational expertise gained from her senior executive roles at DICK’S Sporting Goods, an omnichannel global retailer serving athletes, sneakerheads, and outdoor enthusiasts through its DICK’S and Foot Locker brands, and PepsiCo. She provides the Board expertise in branding and marketing, e-commerce, digital operations, and consumer and employee engagement. In addition, Lauren brings extensive public company boardroom experience, and her status as the first non-family member CEO of DICK’S Sporting Goods positions her to assist with governance matters unique to our Company.

Career Highlights
⯀
DICK’S Sporting Goods, Inc.
⯀
President and CEO (2021 – present)
⯀
President (2017 – 2021)
⯀
Executive Vice President, Chief Customer & Digital Officer (2017)
⯀
Executive Vice President, Chief Marketing Officer (2015 – 2017)
⯀
Senior Vice President, Chief Marketing Officer (2011 – 2015)
⯀
PepsiCo, Inc.
⯀
Chief Marketing Officer, Carbonated Soft Drinks (2009 – 2011)
⯀
Senior marketing and strategic planning roles (1997 – 2009)
⯀
Associate Vice President, Wells Fargo & Co. (1993 – 1995)
⯀
Account Officer, JPMorgan Chase & Co. (1990 – 1993)
Other Activities and Memberships
⯀
DICK’S Sporting Goods Foundation, President

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Corporate Governance

Independent Director

Age: 71

Joined the Board: 2016

Marriott International Board Committee Memberships
⯀
Audit
⯀
Human Resources and
Compensation (Chair)
⯀
Nominating and Corporate
Governance

Other Current Public Company Boards
⯀
The Chefs’ Warehouse, Inc.
⯀
Voya Financial, Inc.

Other Public Company Boards (Past Five Years)
⯀
None
Aylwin B. Lewis Former Chairman, CEO and President, Potbelly Corporation

Skills and Qualifications
As a result of his numerous senior management positions at Yum! Brands, Kmart, Sears and Potbelly, Aylwin brings to the Board significant leadership experience; expertise in corporate branding, marketing, franchising and management of complex global businesses; and insights on meeting consumer needs while driving growth. His service on the boards of directors and board committees of various other public companies provides additional strategic and governance perspectives, and he has extensive knowledge of the hospitality industry from his prior service on the board of directors of Starwood Hotels & Resorts. Aylwin holds an MBA in Human Resources Management from Houston Baptist University, and a BS degree in Hotel and Restaurant Management and BA degree in English from the University of Houston.

Career Highlights
⯀
Chairman, CEO and President, Potbelly Corporation (2008 – 2017)
⯀
President and CEO, Sears Holdings Corporation (2005 – 2008); prior to being named CEO of Sears, Mr. Lewis was the President of Sears Holdings and CEO of Kmart and Sears Retail following Sears’ acquisition of Kmart in 2005
⯀
President and CEO, Kmart Holding Corporation (2004 – 2005)
⯀
Various roles of increasing responsibility and leadership with Yum! Brands, Inc., including Chief Multi-Branding and Operating Officer (2003 – 2004), Chief Operating Officer (2000 – 2003), and Chief Operating Officer, Pizza Hut (1996 – 1997)
Other Activities and Memberships
⯀
Caliber Collision, Member of the Board of Directors

2026 Proxy Statement	Marriott International, Inc.	23

Corporate Governance

Independent Director

Age: 72

Joined the Board: 2019

Marriott International Board Committee Memberships
⯀
Audit
⯀
Technology and Information Security Oversight (Chair)

Other Current Public Company
Boards
⯀
Alignment Healthcare, Inc.
⯀
American Electric Power Company, Inc.
⯀
First American Financial Corp.

Other Public Company Boards
(Past Five Years)
⯀
Brighthouse Financial, Inc.
Margaret M. McCarthy Former Executive Vice President, CVS Health Corporation

Skills and Qualifications
As a former IT executive at multiple major companies, Meg brings significant information and technology expertise to the Board, including experience helping consumer-facing organizations manage transformational technology change as well as privacy and cybersecurity risks. From her senior leadership experience managing large groups of employees, complex processes and enterprise-critical technology, she is well-positioned to provide the Board and our Technology and Information Security Oversight Committee, which she chairs, with valuable insights into areas of critical importance to the operations of the Company, including information security, data privacy, and technology and innovation. Meg also brings extensive governance expertise gained from having served on various advisory boards, councils, and public and private company boards.

Career Highlights
⯀
Executive Vice President, CVS Health Corporation (2018 – 2019), a pharmacy healthcare provider
⯀
Executive Vice President, Operations and Technology, Aetna Inc. (Aetna) (2010 – 2018), a healthcare benefits company
⯀
Chief Information Officer and Vice President and Head of Business Solutions Delivery, Aetna (2003 – 2008)
⯀
Senior Vice President, Information Technology, Cigna Corporation
⯀
Chief Information Officer, Catholic Health Initiatives
⯀
Chief Information Officer, Franciscan Health System
⯀
Consultant, Andersen Consulting (now Accenture)
⯀
Consulting Partner, Ernst & Young

24	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance

Independent Director

Age: 67

Joined the Board: 2023

Marriott International Board Committee Memberships
⯀
Audit
⯀
Inclusion and Social Impact

Other Current Public Company
Boards
⯀
None

Other Public Company Boards
(Past Five Years)
⯀
None
Grant F. Reid Former President and CEO, Mars, Incorporated

Skills and Qualifications
Grant brings years of experience as a global CEO with a proven track record in driving global business growth, consumer engagement, digital transformation, and purpose-led leadership. As President and CEO of Mars, Incorporated, a family-owned multinational manufacturer of confectionery, pet food and other food products and a provider of animal care services, Grant grew sales and expanded the workforce significantly and transformed Mars’s portfolios through innovation and acquisitions. Grant’s experience spanned advances in supply chain digitization, AI adoption, automation, data-driven decision-making, and the introduction of Mars Compass, a framework balancing strong financial performance with positive societal impact. Outside of Mars, at the invitation of King Charles III, he chaired a global CEO Task Force focused on scaling regenerative agriculture, served as a board member of Business for Inclusive Growth, and as a board member and co-chair of the Governance Committee of The Consumer Goods Forum.

Career Highlights
⯀
Mars, Incorporated
⯀
President and CEO (2014 – 2022), and Member of the Board of Directors (2015 – 2022)
⯀
Global President, Mars Chocolate (2009 – 2014)
⯀
Global President, Mars Drinks (2007 – 2009)
⯀
Executive Vice President, Sales and Customer Care (2001 – 2007)
⯀
Various roles of increasing responsibility with Mars (1988 – 2001)
Other Activities and Memberships
⯀
The Vanguard Group, Member of the Board of Directors and Trustee
⯀
CVC Capital Partners, Senior Operating Partner, a global alternative investment manager (2023 – present)
⯀
Sustainable Markets Initiative, Chair of the Agribusiness Task Force (2021 – 2024)

2026 Proxy Statement	Marriott International, Inc.	25

Corporate Governance

Independent Director

Age: 58

Joined the Board: 2021

Marriott International Board Committee Memberships
⯀
Human Resources and Compensation
⯀
Technology and Information
Security Oversight

Other Current Public Company
Boards
⯀
Booz Allen Hamilton, Inc.

Other Public Company Boards
(Past Five Years)
⯀
None
Horacio D. Rozanski Chairman, CEO and President, Booz Allen Hamilton, Inc.

Skills and Qualifications
Horacio brings to the Board extensive senior leadership and global business experience and organizational management expertise gained from his role as Chairman, CEO and President of Booz Allen Hamilton, a global technology company. He has a strong background in technology, innovation, strategic transformation, and business strategy. In addition, having served as Booz Allen Hamilton’s chief personnel officer and chief strategy and talent officer, Horacio has a deep understanding of managing and developing talent.

Career Highlights
⯀
Chairman, CEO and President, Booz Allen Hamilton, Inc. (Booz Allen) (2024 – present)
⯀
Various roles of increasing responsibility with Booz Allen since 1992, including:
⯀
CEO and President (2015 – 2024)
⯀
President and Chief Operating Officer (2014)
⯀
Chief Operating Officer (2011 – 2014)
⯀
Chief Strategy and Talent Officer (2010)
⯀
Chief Personnel Officer (2003 – 2010)
⯀
Vice President and various consulting roles (1992 – 2003)
Other Activities and Memberships
⯀
Children’s National Hospital, Member of the Board of Directors, Chair
⯀
U.S. Holocaust Museum’s Committee on Conscience, Member
⯀
Trump Kennedy Center Corporate Fund Board, Vice Chair
⯀
Business Roundtable, Member

26	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance

Independent Director

Age: 71

Joined the Board: 2015

Marriott International Board Committee Memberships
⯀
Human Resources and Compensation
⯀
Technology and Information Security Oversight

Other Current Public Company
Boards
⯀
Caterpillar, Inc.
⯀
FedEx Corporation

Other Public Company Boards
(Past Five Years)
⯀
The Boeing Company
Susan C. Schwab Professor Emerita, University of Maryland School of Public Policy and Strategic Advisor, Mayer Brown LLP

Skills and Qualifications
Ambassador Schwab brings unique senior leadership and global and governmental perspectives to the Board’s deliberations. Her experience leading large international trade negotiations and ongoing engagement in international geopolitical and economic and commercial matters positions her well to advise her fellow directors and our senior management on a wide range of key global issues facing the Company. Susan’s government experience also allows her to advise the Company on the many challenges and opportunities that relate to government relations at home and abroad. As a result of Susan’s prior business experience and current service on other Fortune 100 corporate boards, she brings expertise on a wide range of strategic, operational, corporate governance and compensation matters to the Board and the committees on which she sits.

Career Highlights
⯀
Professor Emerita (2020 – present) and Professor (2009 – 2020), University of Maryland School of Public Policy
⯀
Strategic Advisor, Mayer Brown LLP, a global law firm (2010 – present)
⯀
U.S. Trade Representative (2006 – 2009) and Deputy, U.S. Trade Representative (2005 – 2006)
⯀
Vice Chancellor, University System of Maryland, and President and CEO, University System of Maryland Foundation (2004 – 2005)
⯀
Dean, University of Maryland School of Public Policy (1995 – 2003)
⯀
Director Corporate Business Development, Motorola, Inc. (1993 – 1995)
⯀
Director-General, U.S. and Foreign Commercial Service (Assistant Secretary of Commerce) (1989 – 1993)
Other Activities and Memberships
⯀
National Foreign Trade Council, Member of the Board of Directors, Chair
⯀
Business Council for International Understanding, Member of the Board of Directors
⯀
The Conference Board, NYC, Vice Chair, Board of Trustees
⯀
Signature Theatre, Arlington, VA, Member of the Board of Directors

2026 Proxy Statement	Marriott International, Inc.	27

Corporate Governance

Independent Director

Age: 56

Joined the Board: 2025

Marriott International Board Committee Memberships
⯀
Inclusion and Social Impact
⯀
Technology and Information Security Oversight

Other Current Public Company Boards
⯀
None

Other Public Company Boards (Past Five Years)
⯀
None
Sean C. Tresvant CEO, Taco Bell and Chief Consumer Officer, Yum! Brands, Inc.

Skills and Qualifications
Sean brings to the Board expertise in corporate brand management, marketing, consumer insights and strategy, and franchise operations of a complex global business; significant leadership experience; and insights on business transformation while accelerating growth, as a result of his numerous senior management positions at Taco Bell, a global Mexican-inspired quick service restaurant (QSR) brand, and Yum! Brands, a leading operator and franchisor of QSRs. He has a strong background in business strategy, innovation, and technology. In addition, having spent over 15 years at NIKE, an athletic footwear, apparel, equipment, accessories and services corporation, culminating in the role of Chief Marketing Officer for the Jordan Brand, Sean has a deep understanding of the consumer journey, creative collaborations, sponsorship, and omni-channel marketplace design.

Career Highlights
⯀
CEO of Taco Bell (2024 – Present) and Chief Consumer Officer of Yum! Brands, Inc. (2025 – Present)
⯀
Global Chief Brand & Strategy Officer, Taco Bell (2023 – 2024)
⯀
Global Chief Brand Officer, Taco Bell (2022 – 2023)
⯀
NIKE, Inc.
⯀
Chief Marketing Officer for the Jordan Brand (2020 – 2021)
⯀
Various senior marketing roles of increasing responsibility (2007 – 2020)
⯀
Executive Brand Director, Time Inc. – Sports Illustrated
⯀
Senior Brand Manager, PepsiCo, Inc.
Other Activities and Memberships
⯀
Taco Bell Foundation, Vice Chairman
⯀
Black Executive CMO Alliance (BECA), Founding Member

28	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance
Director Attendance
The Board met five times in fiscal year 2025. The Company encourages all directors to attend the annual meeting of stockholders. All 13 directors nominated for election in 2025 attended the Company’s 2025 annual meeting. During fiscal year 2025, no current director or director nominee attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.
Governance Principles
The Board has adopted Governance Principles that provide a framework for our governance processes. The portion of our Governance Principles addressing director independence appears below, and the full text of the Governance Principles can be found in the Investor Relations section of the Company’s website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters.” You also may request a copy from the Company’s Secretary. Our Governance Principles establish the limit on the number of public company board memberships for the Company’s directors at two, including the Company’s Board, for directors who are chief executive officers of public companies, and four, including the Company’s Board, for other directors. Additionally, our Governance Principles provide that members of our Audit Committee should not serve on more than three audit committees of public companies, including the Company’s Audit Committee. All of our directors are in compliance with this policy. In light of these limits, as part of the annual director nomination process, the Nominating and Corporate Governance Committee considers a director’s ability to devote sufficient time to prepare for and attend all Board and committee meetings and perform all Board and committee responsibilities.
Anti-Hedging and Anti-Pledging Policies
Our insider trading policy prohibits Marriott associates, officers, and directors from engaging in hedging or derivative transactions with respect to our equity securities, all directors and executive officers (as designated in accordance with Rule 16a-1(f) under the Exchange Act) from holding our equity securities in a margin account, and all independent directors and executive officers (as designated in accordance with Rule 16a-1(f) under the Exchange Act) from pledging our equity securities as collateral for a loan. Directors who are not determined to be independent but do not serve as executive officers are prohibited from pledging our equity securities as collateral for a loan without the prior approval of the Lead Independent Director. The Lead Independent Director may approve or deny the request in his or her sole discretion, and may consider a variety of factors in evaluating a request, including, without limitation, the size of the pledge relative to the individual’s other holdings, both direct and indirect, and Marriott’s shares outstanding; the nature and size of the associated transaction and the risk of foreclosure, including the financial capacity to repay the loan; protections against the appearance of insider trading, including prohibitions on transactions during trading black-outs; and the ability to timely report transactions on Form 4. No such requests for approval were made in 2025.
Director Independence
Our Governance Principles include the following standards for director independence:
5. Independence of Directors. At least two-thirds of the directors shall be independent, provided that having fewer independent directors due to the departure, addition, or change in independent status of one or more directors is permissible temporarily, so long as the two-thirds requirement is again satisfied by the later of the next annual meeting of stockholders or nine months. To be considered “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), the Board must determine that a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott. The Board has established the guidelines set forth below to assist it in determining director independence. For the purpose of this section 5, references to “Marriott” include any of Marriott’s consolidated subsidiaries.
a. A director is not independent if: (i) the director is, or has been within the preceding three years, employed by Marriott; (ii) the director or a family member is a current partner of Marriott’s independent auditor, or was a partner or employee of Marriott’s independent auditor and worked on the audit of Marriott at any time during the preceding three years; (iii) a family member of the director is, or has been within the preceding three years, employed by Marriott as an executive officer; (iv) the director or a family member is part of an interlocking directorate in which the director or family member is employed as an executive officer of another company where at any time during the preceding three years a present executive officer of Marriott at the same time serves or served on the compensation committee of that other company; (v) the director has accepted, or a family member has accepted, during any 12-month period within the preceding three years, more than $120,000 in compensation from Marriott, other than compensation for Board or Board committee service, compensation paid to a family member who is an employee (other than an executive officer) of Marriott, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (vi) the director or a family member is an executive officer of a charitable organization to which Marriott made discretionary charitable contributions in the current or any of the last three fiscal years that exceed five percent of that organization’s

2026 Proxy Statement	Marriott International, Inc.	29

Corporate Governance
consolidated gross revenues for that year, or $200,000, whichever is more; or (vii) the director or a family member is a partner in, or a controlling stockholder or executive officer of, any organization to which Marriott made, or from which Marriott received, payments for property or services in the current or any of the last three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in Marriott securities or payments under non-discretionary charitable contribution matching programs.
b. The following commercial or charitable relationships are not relationships that would impair a Marriott director’s independence: (i) service as an executive officer of another company which is indebted to Marriott, or to which Marriott is indebted, where the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the other company; and (ii) service by a Marriott director or a family member solely as a non-employee director or trustee of another entity or charitable organization that does business with, or receives charitable contributions from, Marriott. The Board annually reviews each director’s independence and makes an affirmative determination regarding the independence of each director.
c. For relationships not covered by the guidelines in paragraph (b) above, the determination of whether the relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott, and therefore whether the director would be independent, shall be made by the directors who satisfy the independence guidelines set forth in this section 5.
The Board undertook its annual review of director independence in February 2026. As provided in the Governance Principles, the purpose of this review is to determine whether any relationships or transactions are inconsistent with a determination that the director or nominee is independent. During the February 2026 review, the Board recognized the former employment of Mr. J.W. Marriott, Jr. and Mr. David S. Marriott, Mrs. Deborah M. Harrison’s role as Global Cultural Ambassador Emeritus, and the family relationships of Mr. J.W. Marriott, Jr., Mr. David S. Marriott, and Mrs. Harrison discussed elsewhere in this proxy statement.
Based on the standards set forth in the Governance Principles, the Board affirmatively determined that Ms. Goren, Mr. Henderson, Ms. Hobart, Ms. Lee, Mr. Lewis, Ms. McCarthy, Mr. Reid, Mr. Rozanski, Ambassador Schwab, and Mr. Tresvant are each independent of the Company and its management. In making this determination, the Board found that none of these directors had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott.
Mr. Anthony Capuano, Mrs. Harrison, and Mr. David S. Marriott are considered not independent as a result of their current or former employment with the Company and/or family relationships.

30	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance
Board Committees
The Board has six standing committees: Audit; Human Resources and Compensation; Nominating and Corporate Governance; Inclusion and Social Impact; Technology and Information Security Oversight; and Executive. The Board has determined that all members of the Audit Committee, Human Resources and Compensation Committee, and Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the Nasdaq Listing Standards, including the standards applicable to compensation committee members, and the U.S. Securities and Exchange Commission (the “SEC”), that all members of the Audit Committee meet the Nasdaq listing standard of financial sophistication, and that Ms. Goren, Mr. Henderson, and Mr. Lewis are audit committee financial experts as defined in SEC rules. The Board has adopted a written charter for each committee, and those charters are available on the Investor Relations section of our website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters.” You also may request copies of the committee charters from the Company’s Secretary.
The table below indicates the current members of the applicable Board committee, the primary responsibilities of such committee, and the number of meetings held in 2025. Excluding the Executive Committee, which does not meet on a regular basis, three of the Board’s five standing committees are currently chaired by women, and two of the Board’s five standing committees are currently chaired by people of color.

Audit Committee		Number of Meetings in 2025: 8
Current Members
Key Responsibilities
•
Oversee accounting and financial reporting, including the audit of our financial statements and internal control environment.
•
Appoint and retain our independent registered public accounting firm, manage its compensation, and oversee its work.
•
Oversee the performance of the internal audit function.
•
Oversee compliance with legal and regulatory requirements.
•
Review and consider related party transactions and policies regarding related party transactions.
•
Oversee risk management, including efforts to promote the safety and security of guests and associates.
•
Review and approve the Company’s use of swaps and other derivative instruments.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2025 the Committee’s oversight included, among other things:
•
At each quarterly meeting, representatives of Ernst & Young LLP and finance management were present to review accounting, internal control, auditing, and financial reporting matters. The Committee also holds regular private sessions with the Company’s Chief Financial Officer, General Counsel, Chief Audit Executive, Chief Compliance Officer and representatives of Ernst & Young LLP; and
•
Discussing and receiving briefings from management on matters related to accounting, loyalty, operational resilience, insurance, tax, treasury, finance processes and systems, and compliance with legal and regulatory requirements.

For additional information, please see the Report of the Audit Committee section of this proxy statement below.

Isabella D. Goren CHAIR
Frederick A. Henderson	Aylwin B. Lewis
Margaret M. McCarthy	Grant F. Reid

2026 Proxy Statement	Marriott International, Inc.	31

Corporate Governance

Human Resources and Compensation Committee		Number of Meetings in 2025: 5
Current Members
Key Responsibilities
•
Review the philosophy and design of our executive compensation program.
•
Review and recommend to the Board the compensation of the President and CEO.
•
Review and recommend to the Board our incentive compensation plans and equity-based plans.
•
Review and approve or recommend to the Board, as applicable, senior executive development and compensation programs and oversee senior executives’ evaluations and plans for executive succession.
•
Oversee our clawback and stock ownership policies.
•
Oversee other human resources strategies and policies, including culture and associate engagement, talent development and retention, organizational effectiveness and efforts to promote the personal health and well-being of associates.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2025 the Committee’s oversight included, among other things:
•
Receiving updates from our President and CEO, Chief Human Resources Officer, other members of management, and outside compensation advisors concerning executive compensation policies and trends, talent development and management, and associate well-being;
•
Reviewing and approving senior executive compensation;
•
Overseeing the Company’s senior executive development and succession planning and associate engagement initiatives; and
•
Continuing its oversight of the Company’s executive protection program.
For additional information, please see the Report of the Human Resources and Compensation Committee section of this proxy statement below.

Aylwin B. Lewis CHAIR	Lauren R. Hobart
Horacio D. Rozanski	Susan C. Schwab

Nominating and Corporate Governance Committee		Number of Meetings in 2025: 6
Current Members
Key Responsibilities
•
Review and make recommendations to the Board regarding corporate governance documents and related matters (including any necessary modifications to the Governance Principles).
•
Review and make recommendations to the Board regarding the size and composition of the Board and its committees and identify, evaluate, and recruit individuals to become Board members.
•
Review and recommend to the Board planning for CEO succession.
•
Oversee the Board’s orientation and evaluation processes.
•
Review policies for political activities, lobbying and related contributions.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2025 the Committee’s oversight included, among other things:
•
Continuing its review of short-term and long-term Board refreshment needs and recommending candidates for election to the Board;
•
Reviewing the Company’s Governance Principles and governance-related practices and disclosure, including as relates to Board recruitment, composition and retirement age practices;
•
Overseeing preparation of the Company’s proxy and off-season investor engagement strategies; and
•
Evaluating emerging governance issues and practices and related legal and regulatory matters.

Frederick A. Henderson CHAIR	Isabella D. Goren
Debra L. Lee	Aylwin B. Lewis

32	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance

Inclusion and Social Impact Committee		Number of Meetings in 2025: 4
Current Members
Key Responsibilities
Oversee, review, and provide guidance to the Board and management regarding strategies, policies, and risks related to cultivating and advancing the Company’s efforts to:
•
Welcome all and create a sense of belonging;
•
Provide access to opportunity for the Company’s various stakeholders;
•
Make the communities and environments where the Company operates better places to live, work, and visit; and
•
Focus on sustainability and resilience in operations.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2025 the Committee’s oversight included, among other things:
•
Reviewing the Company’s Serve 360 goals, progress and reporting, and discussing the Company’s next generation Serve 360 goals;
•
Discussing sustainability, social impact, associate well-being and opportunity, and legal and regulatory developments in areas related to the committee’s oversight; and
•
Overseeing the Company’s sustainability and operational resiliency strategies.

Debra L. Lee CHAIR
Anthony G. Capuano	Deborah M. Harrison
David S. Marriott	Grant F. Reid
Sean C. Tresvant

2026 Proxy Statement	Marriott International, Inc.	33

Corporate Governance

Technology and Information Security Oversight Committee		Number of Meetings in 2025: 4
Current Members
Key Responsibilities
•
In the context of technology, cybersecurity and privacy matters, review strategy and investments, the progress of major projects and decisions, and disaster recovery and business continuity planning.
•
Review with management emerging technologies and other trends in technology, including how the Company monitors emerging technologies and trends, such as artificial intelligence, use of large language models, machine learning, and quantum computing; how such technologies are, or may be incorporated into, the Company’s operations, services and strategies; and opportunities, threats, and risks introduced by such technologies.
•
Review privacy and information security policies and programs.
•
Review with management significant privacy and information security incidents, including response and recovery plans.
•
Oversee significant regulatory and compliance matters in technology, cybersecurity and privacy matters.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2025 the Committee’s oversight included, among other things:
•
Receiving quarterly reports from our global information security team and other members of management concerning our information security and data privacy programs and related matters;
•
Overseeing the Company’s multi-year, company-wide digital and technology transformation;
•
Discussing the Company’s strategies and policies related to emerging technologies and artificial intelligence; and
•
Reviewing the Company’s enterprise and regional technology and information security strategies.

Margaret M. McCarthy CHAIR
Lauren R. Hobart	Horacio D. Rozanski
Susan C. Schwab	Sean C. Tresvant

The Board also maintains an Executive Committee that is chaired by Mr. Marriott and on which Mr. Capuano, Mr. Henderson and Ms. Lee serve as members. The Executive Committee’s responsibilities include exercising the powers of the Board when it is not in session, subject to specific restrictions as to powers retained by the full Board. The Executive Committee did not meet in 2025.

34	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance
Meetings of Independent and Non-Employee Directors
Company policy requires that the independent directors meet in executive session without management present at least twice a year. In 2025, the independent directors and non-employee directors met six times without management present and the independent directors met privately four times. The Lead Independent Director presides at the meetings of the independent directors.
Board Refreshment
The Board has established a robust Board refreshment process so that the backgrounds and experiences of our Board members are consistent with the needs of the business and our Board reflects a balance of perspectives from shorter- and longer-tenured members. Under the oversight of our Nominating and Corporate Governance Committee, the Board refreshment process includes regular review of Board composition and needs, the comprehensive annual Board evaluation process described below, and ongoing reviews of external candidates. As a result, seven of our 12 nominees have joined the Board within the last five years, including five independent members who have joined the Board since the beginning of 2021.
Board and CEO Evaluation Process
The Nominating and Corporate Governance Committee oversees the design and implementation of our annual Board and committee evaluation process and annually reviews the process. The process includes the following components:
•
Annual Board and Committee Questionnaires. Directors provide their assessments of the effectiveness of the Board and the committees on which they serve via written questionnaires. The Nominating and Corporate Governance Committee reviews the assessments, and they are summarized for discussion with the Board and the respective committees during executive sessions.

•
One-on-One Interviews. On a rotating basis, the Chairman of the Board or the Lead Independent Director meet with each director individually. This process is designed to provide additional feedback on Board composition, overall Board effectiveness, and individual director performance and contributions.

•
Ongoing Feedback. Directors provide ongoing, real-time feedback on Board practices and effectiveness throughout the year outside of the formal evaluation process, including in executive sessions after regularly scheduled Board and committee meetings and in informal discussions outside of Board meetings with the Chairman of the Board, the Lead Independent Director, and the President and CEO and other members of management.

•	Board Leadership Discussions. The Chairman of the Board, the Lead Independent Director, and the President and CEO jointly review the contributions and performance of each director annually.
The evaluation process is an important determinant for Board tenure, and both the Board and the Nominating and Corporate Governance Committee consider the results of the process as part of the nomination and selection process for both the Board and its committees and to assess whether changes to the Board’s composition or practices are appropriate.
The Board also annually reviews the President and CEO’s performance. The Lead Independent Director organizes and leads the evaluation in collaboration with the chair of the Human Resources and Compensation Committee and the Chairman of the Board.

2026 Proxy Statement	Marriott International, Inc.	35

Corporate Governance
Director Orientation and Continuing Education
All new directors participate in our director orientation program. This orientation program includes a thorough review of background material, meetings with Board members and senior management, and Company education sessions. The orientation allows new directors to become familiar with our industry and our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.
We also facilitate and encourage the participation of all Board members in continuing education programs, at the Company’s expense, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of our Board and its committees. In 2025, in addition to presentations and discussions at our Board meetings and regular ongoing contact with management, our continuing education efforts included the following:
✔	Provided memberships and subscriptions to boardroom news resource platforms and leading director education associations, including the National Association of Corporate Directors.
✔	Hosted education sessions for the Board led by internal and external experts, including sessions related to brand and marketing innovation and franchise operations.
✔
Involved Board members in events, forums, and activities relevant to the responsibilities of board members and/or the business and affairs of the Company, including those that further enhanced their understanding and appreciation of our culture and core values such as Serve 360 events and our annual Awards of Excellence program.

✔
Hosted Board meetings at properties in a variety of locations to enhance the Board’s exposure to our brands and offerings. In conjunction with each Board meeting, we conducted local market hotel tours or hosted other events that allowed directors to meet and interact with on-property associates and above-property management associates.

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Corporate Governance
Risk Oversight
The Board is responsible for overseeing the Company’s processes for assessing and managing risk. The Board considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions impacting the Company. Risks are identified and managed in connection with the Company’s robust enterprise risk management process, and in performing its oversight responsibilities, the Board reviews with management the most significant enterprise risks that have been identified by both the Board and management, including strategic, operational, financial, external/regulatory, industry, and reputational risks, as well as management’s process and resources needed for addressing and mitigating the short- and long-term potential effects of such risks. The Board continuously evaluates its approach in addressing top risks as circumstances evolve, and the Company’s risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks to the Board as well as to analyze potential risks for disclosure.

Board of Directors

The Board receives regular updates from management with respect to various enterprise risk management issues, including updates on governance processes associated with managing risks, the status of projects to strengthen the Company’s risk mitigation efforts, and recent incidents impacting the industry and threat landscape. The Board receives updates through presentations, written materials, teleconferences, and other appropriate means of communication, with opportunities for questions, robust discussion and feedback. Throughout the year, a portion of the Board and relevant committee meetings are dedicated to reviewing and discussing specific risk topics in greater detail, which in 2025 included discussions related to geopolitical conditions, industry trends and threats, information security and emerging technologies, technology-related projects, safety and security, legal and policy developments and risks, sustainability and climate, and talent and workforce matters. In addition, each regular Board meeting includes a report by the President and CEO that includes discussion of the most significant issues affecting the Company, and the Board receives periodic updates on certain risks and global trends and conditions that may impact the Company’s strategy and financial performance.

The Board has delegated to its committees responsibility for further oversight of specific risks that fall within the committees’ areas of responsibility, as summarized below. The committees regularly report back to the full Board.

Audit	Technology and Information Security Oversight

•
Reviews and discusses the Company’s business and financial risk management and risk assessment policies and procedures with senior management, the Company’s independent auditor, and/or the Chief Audit Executive, including matters related to disaster recovery, business continuity, foreign currency, and risk disclosure.

•
Primarily responsible for hiring and evaluating our independent registered public accounting firm, reviewing our internal controls, and overseeing our internal audit function.

•
Oversees risks related to certain legal and compliance matters, including fraud and ethics, the Company’s compliance systems, and policies and procedures related to related party transactions and conflicts of interest.

•
Oversees the Company’s insurance risks and efforts to promote the safety and security of guests and associates.

•
Oversees the Company’s information security and privacy risks and the steps taken to monitor and mitigate those exposures. Our global information security team and other members of management regularly report to the committee on topics related to information security and privacy risks and readiness, including with respect to resources deployed to identify, assess and mitigate such risks.

•
Information security and privacy risks are also discussed with the full Board, including in education sessions, as part of regular legal updates and management presentations, and as part of the Board’s oversight of enterprise risk management.

•
Reviews emerging technologies and other trends in technology, including how the Company monitors emerging technologies and trends, such as artificial intelligence, use of large language models, machine learning, and quantum computing; how such technologies are, or may be incorporated into, the Company’s operations, services and strategies; and opportunities, threats, and risks introduced by such technologies.

Human Resources and Compensation

•
Oversees risks related to the Company’s human resources policies and practices, including executive development and succession, director and executive compensation and benefits, and other matters pertaining to talent management and organizational effectiveness.

•
Oversees the assessment of risks relating to the Company’s compensation policies and programs, including whether the amount and components of compensation and the design of compensation programs might create incentives for excessive risk-taking.

Inclusion and Social Impact

•
Oversees risks related to cultivating and advancing the Company’s efforts to welcome all and create a sense of belonging, provide access to opportunity for all, make the communities and environments where the Company operates better places to live, work, and visit, and focus on sustainability and resilience in operations. These matters are also discussed with the full Board as part of regular updates and management presentations, and as part of the Board’s oversight of enterprise risk management.

Nominating and Corporate Governance

•
Monitors the Company’s processes to maintain proper corporate governance standards and oversees risks related to Board leadership, composition and refreshment.

•
Reviews the Company’s policies governing political contributions, lobbying, and personal political activities, including efforts to assess and manage risks relating to political activities and expenditures.

2026 Proxy Statement	Marriott International, Inc.	37

Corporate Governance
Stockholder Engagement
We value the insights and perspectives of our stockholders and have extensive engagement with the investment community throughout the year, including as follows:
•
From time to time, the Lead Independent Director participates in discussions with stockholders to discuss proxy items or other issues where Board-level involvement is appropriate. Feedback from these discussions, proxy season developments, and voting results and trends are shared with the Nominating and Corporate Governance Committee and the full Board, as needed.

•
Our relevant subject matter experts engage with stockholders on a variety of matters related to the Company, including executive compensation, Board governance and composition, risk oversight, sustainability, and a variety of social issues. These discussions help foster a dialogue around governance practices and additional topics of interest to our investors, and we consider potential changes to governance or compensation practices, public disclosures or other practices in light of investor feedback.

•
Our Investor Relations team regularly speaks with existing and prospective investors in individual and group meetings, as well as at investor conferences. These meetings can include participation by our President and CEO, our Chief Financial Officer, or other senior executives. Discussions cover a wide variety of topics that help augment investors’ understanding of the Company, including an overview of business trends; our corporate strategy, priorities and goals; our financial performance; and our outlook. During these meetings, we also seek investors’ input and feedback so we can remain well informed regarding their perspectives.

•
Our quarterly earnings calls are another key aspect of our investor engagement process. During the calls, our President and CEO and our Chief Financial Officer provide prepared remarks and respond to analyst questions regarding historical results, current business trends, the Company’s strategies, and the outlook for future periods. We post transcripts from our earnings calls and webcast presentations at investor conferences on our Investor Relations website, where stockholders can also find earnings press releases, Serve 360 reports, stock information, and other financial, operational and governance information.

The feedback received from our stockholder engagement is regularly summarized and shared with our Board to help inform our decision-making, enhance our corporate disclosures, and shape our future practices. In total, during 2025, we spoke with investors from approximately 300 institutions in individual and group meetings and at conferences. These investors represent a majority of our institutional investor base.
Stockholder Communications with the Board
Stockholders and others interested in communicating with the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, the Audit Committee, or the non-employee directors may do so by email to business.ethics@marriott.com or by writing to the Business Ethics Department, Department 52/923, 7750 Wisconsin Avenue, Bethesda, Maryland 20814. Communications are forwarded to the appropriate directors for their review, except that the Board has instructed the Company not to forward solicitations, bulk mail or communications that do not address Company-related issues. The Company reports to the directors on the status of outstanding concerns addressed to the non-employee directors, the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, or the Audit Committee on a regular basis. The non-employee directors, the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, and the Audit Committee may direct special procedures, including the retention of outside advisors or counsel, for any concern addressed to them.

38	Marriott International, Inc.	2026 Proxy Statement

Corporate Governance
Code of Ethics and Business Conduct Guide
The Company has long maintained and enforced a Code of Ethics that applies to all Marriott associates, including our President and CEO, Chief Financial Officer, and Principal Accounting Officer, and to each member of the Board. The Code of Ethics is encompassed in our Business Conduct Guide, which is available in the Investor Relations section of our website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters.” We intend to post on that website any future changes or amendments to our Code of Ethics, and any waiver of our Code of Ethics that applies to any of our executive officers or a member of our Board, within four business days following the date of the amendment or waiver.

2026 Proxy Statement	Marriott International, Inc.	39

Audit Committee Report and Independent Auditor Fees
Report of the Audit Committee
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process, and maintaining an effective system of internal control over financial reporting. The Company’s independent auditor is engaged to audit and express opinions on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of internal control over financial reporting with management and the Company’s independent auditor. The Audit Committee also discussed with the independent auditor those matters required to be discussed by the independent auditor with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures along with the annual communication of independence, including direct discussion with the independent auditor regarding the independent auditor’s independence, in accordance with the applicable requirements of the PCAOB.
Relying on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Members of the Audit Committee:

Isabella D. Goren (Chair)
Frederick A. Henderson
Aylwin B. Lewis
Margaret M. McCarthy
Grant F. Reid
Pre-Approval of Independent Auditor Fees and Services Policy
The Audit Committee’s Pre-Approval of Independent Auditor Fees and Services Policy provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our independent auditor on an annual basis and additional services as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chair to pre-approve independent auditor services with estimated fees up to $100,000 (provided that the Audit Committee Chair reports to the full Audit Committee at the next meeting on any pre-approval determinations).

40	Marriott International, Inc.	2026 Proxy Statement

Audit Committee Report and Independent Auditor Fees
Independent Registered Public Accounting Firm Fee Disclosure
The following table presents fees for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements for 2025 and 2024 and fees billed for audit-related services, tax services and all other services rendered by our independent registered public accounting firm for 2025 and 2024. The Audit Committee approved all of the fees presented in the table below.

	Independent Registered Public Accounting Firm Fees Paid Related to 2025 Ernst & Young LLP ($)	Independent Registered Public Accounting Firm Fees Paid Related to 2024 Ernst & Young LLP ($)
Audit Fees:
Consolidated Audit(1)	8,549,000	8,141,000
International Statutory Audits and Other(2)	3,243,000	2,374,000
	11,792,000	10,515,000
Audit-Related Fees(3)	1,501,000	1,124,000
Tax Fees(4)	476,000	534,000
Total Fees	13,769,000	12,173,000

(1)
Principally fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the auditors’ review of the Company’s quarterly financial statements, and services provided in connection with the Company’s regulatory filings.

(2)	Fees for statutory audits of our international subsidiaries and Other Audit Fees.
(3)	Principally audits as required under agreements with hotel owners.
(4)	Principally tax compliance services related to our international entities.

2026 Proxy Statement	Marriott International, Inc.	41

Executive and Director Compensation
Report of the Human Resources and Compensation Committee
Marriott is consistently recognized as a global hospitality leader. The Company believes that building a culture of strong and consistent leadership is essential to long-term success in the hospitality industry. In fact, Marriott’s long history of service, innovation, and growth is built on our core value of putting people first. Our talent strategy is foundational to the Company’s success. Each of the NEOs is a long-standing member of our senior management team, averaging more than 25 years of hospitality experience with the Company. In 2025, our NEOs made significant contributions to achieving the Company’s financial and business priorities, while driving strategic Company expansion and supporting leadership transitions in key roles. In 2025, the Committee provided oversight during a period of organizational restructuring and leadership realignment to help ensure that compensation decisions supported continuity, internal development and strategic objectives.
Our Company’s culture is reflected in, and reinforced by, the design and implementation of the Company’s executive compensation program, which emphasizes the following principles:
•	There should be a strong correlation between NEO pay and Company performance. Therefore, a substantial portion of NEO pay should be tied to achieving key performance goals.
•	NEOs should be paid in a manner that contributes to long-term stockholder value. Therefore, equity compensation should be the most significant component of each NEO’s total pay opportunity.
•
Compensation should be designed to motivate the NEOs to perform their duties in ways that will help the Company meet its short-term and long-term objectives. Therefore, compensation should consist of an appropriate mix of the following compensation elements: cash and non-cash, annual and multi-year, and performance- and service-based.

•
The executive compensation program must be competitive so that the Company can attract key talent from within and outside of our industry and retain key talent at costs consistent with market practice. Therefore, compensation should reflect market data, individual performance, and internal pay equity considerations, including consideration of the ratio of the President and CEO’s compensation to the other NEOs’ compensation.

The Human Resources and Compensation Committee (the “Committee”), which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities relating to the Company’s compensation and human resources policies and practices, including matters related to executive development, director and executive compensation and benefits, management succession planning, and talent development and retention. As part of its responsibilities, the Committee oversees the Company’s executive compensation programs, which are designed to enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the stockholders. The Committee, on behalf of and, in certain instances, subject to the approval of the Board, reviews and approves compensation programs for certain senior officers. In this context, the Committee reviewed and discussed with management the Company’s CD&A required by Item 402(b) of SEC Regulation S-K. Following the reviews and discussions referred to above, the Committee recommended to the Board that the CD&A be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this proxy statement.
Members of the Human Resources and Compensation Committee:

Aylwin B. Lewis (Chair)
Lauren R. Hobart
Horacio D. Rozanski
Susan C. Schwab

42	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Compensation Discussion and Analysis
This section discusses the Company’s executive compensation program for the following NEOs for 2025:

Anthony G. Capuano	President and Chief Executive Officer
Kathleen K. Oberg	Chief Financial Officer and Executive Vice President, Development*
William P. Brown	Group President, United States and Canada*
Benjamin T. Breland	Chief Human Resources Officer and Executive Vice President, Global Operations Services
Rena H. Reiss	Executive Vice President and General Counsel

*
Ms. Oberg served in her position as Chief Financial Officer and Executive Vice President, Development through February 11, 2026, and is expected to retire from the Company effective March 31, 2026. Jennifer Mason began serving as our Executive Vice President and Chief Financial Officer on February 11, 2026. Mr. Brown is expected to serve in his position as Group President, United States and Canada through March 28, 2026, and is expected to retire from the Company effective June 30, 2026.

2025 Compensation Highlights
Compensation for 2025 reflects strong financial and operating performance for the year. Key compensation decisions for 2025 are highlighted below and discussed in more detail in the sections that follow.
•
2025 Base Salaries: The Committee did not increase Mr. Capuano’s base salary and increased other NEO base salaries by approximately 3% based on the Committee’s review of external market data, internal pay equity, tenure and individual performance.

•
2025 Annual Cash Incentive Program: Consistent with our prior year design, performance factors included 2025 Adjusted EBITDA as the most critical financial metric for the Company (weighted 60%) and a unifying component (weighted 40%) aligned with Marriott’s growth metrics centered on the three key paths to win: Best Brands and Experiences, Most Loyal Members, and Be in More Places, with our people as the foundation of our strategy. The Company’s Adjusted EBITDA (as defined below and described in Exhibit A) was approximately $5.383 billion, which reflected above target level of performance, and the growth metrics component, which is evaluated on a quantitative and qualitative basis, paid out above target. As a result, the annual cash incentive program paid out at 162% of target for each NEO for 2025. See “Annual Incentives” for additional details.

•
Annual PSUs: For PSUs granted in 2025, performance factors included 2027 Adjusted EBITDA with a three-year relative Total Shareholder Return (TSR) modifier which can increase or decrease the payout up to 20% to further align awards with stockholder value. For annual PSUs granted in 2023, actual 2025 Adjusted EBITDA exceeded the maximum performance level resulting in a payout of 200% of target. The annual PSUs granted in 2023 would have been further modified by +10% as a result of the Company’s total shareholder return results which were at the 65th percentile relative to the performance peer group, however, there is a cap on the payout of our PSUs at 200% of target and thus the total shareholder return modifier did not further increase the overall payout.

2025 Compensation in Detail
Base Salary
In February 2025, the Committee reviewed external market data on base salary levels at the 50th percentile of each position and recommended no increase for Mr. Capuano and increases ranging from 3.0% to 3.3% for each of the other NEOs. The Company’s independent compensation consultant, Pearl Meyer (the “Compensation Consultant”), reviewed and supported the recommendations. After careful discussion and consideration of the external market data, internal pay equity, tenure and individual performance, the recommended salaries for the NEOs were approved by the Committee and, with respect to Mr. Capuano, by the independent and non-employee directors.

	2025 Base Salary ($)	2024 Base Salary ($)	2024 to 2025 Increase (%)
Anthony G. Capuano	1,400,000	1,400,000	0.0
Kathleen K. Oberg	1,005,000	975,000	3.1
William P. Brown	870,000	845,000	3.0
Benjamin T. Breland	785,000	760,000	3.3
Rena H. Reiss	800,000	775,000	3.2

2026 Proxy Statement	Marriott International, Inc.	43

Executive and Director Compensation
Annual Incentives
To promote growth and profitability, the Company’s annual cash incentive program rewards executives for achieving pre-established financial and business operational targets that support long-term financial and operational success.
In setting the target awards reflected in the table below under the annual cash incentive program, the Committee reviewed market data for each position and determined that the incentive amounts payable upon achievement of target performance levels would result in total cash compensation (base salary plus annual incentive) that would be at or near the 50th percentile of a broad-based and select group of companies described in the discussion of “Market Data” below.

Name	Target Award as a % of Salary
Anthony G. Capuano	200
Kathleen K. Oberg	100
William P. Brown	100
Benjamin T. Breland	100
Rena H. Reiss	100

The annual cash incentive program performance factors are intended to establish high standards consistent with the Company’s quality goals, which are designed to be achievable, but not certain to be met. The Company believes that these factors are critical to achieving success within the hospitality and service industry.
Awards under the 2025 Annual Incentive Plan were subject to achieving a threshold Adjusted EBITDA level; no awards could be earned unless the Company’s Adjusted EBITDA for the year equaled or exceeded $4.5 billion. Once this threshold was met, each NEO’s award was calculated based on the achievement of Adjusted EBITDA (weighted 60%) and both a quantitative and qualitative evaluation of goals aligned with Marriott’s strategic growth metrics centered on our three key paths to win: Best Brands and Experiences, Most Loyal Members, and Be in More Places, with our people as the foundation of our strategy (weighted 40%). These financial, operational and strategic goals are described more fully below.

Financial Component (60% weighting)
Performance Goal	Performance Target	Payout as a % of Target
Company-wide Adjusted EBITDA(1)(2)	Less than $4.71 billion	0%
	$4.71 billion	25%
	$5.23 billion	100%
	$5.54 billion or greater	200%

(1)	If the achievement falls between stated Adjusted EBITDA performance levels, the payout percentage is interpolated between the corresponding incentive levels.
(2)
Adjusted EBITDA under the Annual Incentive Plan is calculated as the non-GAAP measure that Marriott reports to investors as Adjusted EBITDA (as described in Exhibit A), subject to certain additional adjustments, if applicable for such year. There were no such additional adjustments for 2025.

The Adjusted EBITDA performance targets were set at levels that would require significant year-over-year growth, approximately 5% and approximately 11% to achieve target and maximum performance, respectively.

44	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Marriott’s growth metrics are intended to measure progress against key Company-wide quantitative and qualitative business objectives for all NEOs. All of the goals in this component emphasize near-term and long-term actions critical to our continued success.
Like Adjusted EBITDA, the below growth metrics were set at levels that would require year-over-year growth to achieve a target payout and would require significant effort from each NEO to drive the success of the business. In aggregate, the Committee determined that the growth metrics should account for 40% of the overall annual incentive plan given how critical they are to the Company’s success.

Growth Metrics Component (40% weighting)
Our Associates are the Foundation	Most Loyal Members
Achieve “Best Employer” leadership score	Grow active Marriott Bonvoy members

Best Brands & Experiences	Be in More Places
Guest intent to recommend survey results	Achieve room growth targets

In determining the growth metrics component payout level following year-end, the Committee considered the financial performance of the Company and took a holistic view of the Company’s achievement of the business objectives described above, as well as other accomplishments in the key areas as described in the table below, with no specific weightings applied to any objective or individual accomplishments.

2025 Accomplishments

•
Completed acquisition of the citizenM brand, adding 37 open hotels with 8,789 rooms to the Company’s lodging portfolio and expanding presence in the lifestyle select-service segment
•
Launched Series by Marriott, a new collection brand targeting the midscale and upscale lodging segments
•
Exceeded goals as well as the “Best Employer” benchmark for the Company-wide associate leadership index survey
•
Made progress on strategic human capital objectives and our goal to make all stakeholders feel welcome and valued
•
Improved guest satisfaction over the prior year including intent to recommend and elite appreciation results
•
Exceeded monthly active user goals for the Marriott Bonvoy app
•
Exceeded goals for Marriott Bonvoy loyalty program member engagement, enrollments, and net promoter scores
•
Successfully launched the Outdoor Collection by Marriott Bonvoy
•
Signed nearly 1,200 development deals with hotel owners and other counterparties (excluding our acquisition of the citizenM brand)—an average of over 3 deals a day—representing approximately 163,000 rooms globally
•
Achieved strong net rooms growth of over 4.3% from year-end 2024
•
Continued to progress our digital and technology transformation

2026 Proxy Statement	Marriott International, Inc.	45

Executive and Director Compensation

Select 2025 Company Awards and Recognitions

•
#5 World’s Best Workplaces™ 2025, Great Place To Work®, Fortune
•
#8 on Fortune 100 Best Companies to Work For®, Great Place To Work®, Fortune
•
PEOPLE Companies that Care® (U.S.), Great Place To Work®, PEOPLE
•
Best Workplaces in Asia™, Great Place To Work®
•
Best Workplace in Australia™, Great Place To Work®
•
Best Workplace in Dominican Republic and Caribbean™, Great Place To Work®
•
100 Best Companies to Work For in Europe™, Great Place To Work® and Fortune
•
Best Workplace in Greater China™, Great Place To Work®
•
Best Workplaces in Latin America™ 2025, Great Place To Work®
•
Best Workplace in the Middle East™, Great Place To Work®

•
Fair360 Hall of Fame Companies, Fair360 (previously DiversityInc)
•
Best Places to Work for Disability Inclusion, named by Disability:IN
•
50 Best Companies for Latinas to Work for in the U.S., LATINA Style
•
World’s Best Companies 2025, TIME
•
World’s Best Brands 2025, TIME
•
The Most Trustworthy Companies in America 2025, Newsweek
•
America's Best Loyalty Programs 2025, Newsweek
•
America’s Greatest Workplaces for People with Disabilities, Newsweek
•
World’s Most Trustworthy Companies 2025, Newsweek
•
America’s Most Responsible Companies 2025, Newsweek
•
2025 World’s Most Admired Companies, Fortune

The table below outlines the performance achieved and the aggregate actual payout approved by the Committee as a percentage of target under the 2025 Annual Incentive Plan.

Company-wide Financial Component (60% of total bonus)	Growth Metrics Component (40% of total bonus)	Actual Payout as a Percent of Target
149%	180%	162%

Long-Term Incentive Awards
Annual Stock Awards
The Company annually grants equity compensation awards to the NEOs. The 2025 annual awards were granted pursuant to the 2023 Marriott International, Inc. Stock and Cash Incentive Plan (“2023 Stock Plan” together with the Marriott International, Inc. Stock and Cash Incentive Plan, the “Stock Plans”). Such awards are designed to link NEO pay to long-term Company performance and to align the interests of NEOs with those of our stockholders. In setting target award values, the Committee considered external market data, individual performance, and internal pay equity considerations for each position, and determined that aggregate target award values for the NEOs as a group should generally result in total direct compensation (base salary plus target annual incentive plus target equity awards) that would be at or near the 50th percentile of a broad-based and select group of companies described in the discussion of “Market Data” below, with variation above or below the 50th percentile by individual to reflect strategic impact, internal pay equity, tenure, and individual performance. The target values of the awards granted to the NEOs in 2025 are set forth in the following table (amounts shown in the Summary Compensation Table reflect actual grant date fair value as determined in accordance with accounting guidance):

2025 Target Value of Annual Stock Awards ($)
Anthony G. Capuano	16,500,000
Kathleen K. Oberg	4,500,000
William P. Brown	3,100,000
Benjamin T. Breland	3,250,000
Rena H. Reiss	2,650,000

46	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Consistent with 2024, the NEOs’ annual stock awards for 2025 were granted in a mix of SARs, RSUs and PSUs for the President and CEO and the other NEOs as illustrated below:

The key features of the 2025 awards were as follows:

Stock Appreciation Rights (SARs)

•
Vest in 1/3 annual increments over three years from the grant date generally subject to continued service with the Company; promotes retention and stock price performance as award value appreciates with the Company’s stock price and the awards are worthless if the stock price remains unchanged or decreases from the grant date through the date of exercise.
•
Upon exercise, entitles holder to a number of Class A shares equal to the number of SAR shares being exercised multiplied by the quotient of the market price per share at the time of exercise (the “Final Price”) less the grant price, divided by the Final Price; promotes alignment of NEO and stockholder interests.

Restricted Stock Units (RSUs)

•
Vest in 1/3 annual increments over three years from the grant date, generally subject to continued service with the Company; promotes retention and alignment with stockholder interests as award value appreciates and depreciates with the Company’s stock price.

2025-2027 Performance Share Units (PSUs)

•
Earned after three-year performance period generally subject to continued service and contingent on achieving 2027 Adjusted EBITDA performance targets. The 2027 Adjusted EBITDA metric under these PSU awards differs from the 2025 Adjusted EBITDA measure used for the Annual Incentive Plan, as such measures cover different performance time periods and support distinct strategic objectives. While the Annual Incentive Plan measure focuses on Marriott’s near-term profitability, these PSUs focus on Marriott’s longer-term profitability and success as a leader in the hospitality industry and further promote retention.
•
Subject to relative TSR modifier that adjusts payout level +/- 20% based on the Company’s relative three-year TSR measured against our Performance Peer Group (see “Market Data” below); further aligns NEO and stockholder interests.

Supplemental Stock Awards
Supplemental stock awards are infrequent and are only considered in recognition of special performance, promotions, or assumption of additional responsibilities, to retain key talent, or as a sign-on employment inducement. The Committee did not make any supplemental stock awards to any NEO in 2025.
Settlement of 2023-2025 PSU Grants
•
2023-2025 Annual PSUs: In February 2026, the Committee certified the 2023-2025 PSU performance achievement at 200% of target based on the Company’s 2025 Adjusted EBITDA performance above maximum and three-year TSR at the 65th percentile of our performance peer group. The relative TSR Modifier did not increase the payout because there is a cap on the payout of our PSUs at 200% of target. Targets and Results are shown in the chart below.

•
For purposes of the relative TSR metric, the 2023-2025 PSU plan had a performance peer group consisting of: Accor SA, Carnival Corporation & Plc, Choice Hotels International, Inc., Hilton Worldwide Holdings Inc., Hyatt Hotels Corporation, InterContinental Hotels Group PLC, Norwegian Cruise Line Holdings Ltd., Royal Caribbean Group, Wyndham Hotels & Resorts, Inc., Apple Hospitality REIT, Inc., Host Hotels & Resorts, Inc., Park Hotels & Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Caesars Entertainment, Inc., MGM Resorts International, Wynn Resorts, Limited, Booking Holdings Inc., and Expedia Group, Inc.

2026 Proxy Statement	Marriott International, Inc.	47

Executive and Director Compensation
Performance Metrics

Other Compensation
Perquisites
The Company generally offers limited perquisites to its NEOs, as follows:
•
Hotel Stay Benefits – Consistent with hospitality industry practice, and to encourage NEOs to experience and personally evaluate our portfolio of properties, the Company offers NEOs complimentary rooms, food and beverage, and certain other amenities and activities (such as spa and golf) while on personal travel at properties within the Company’s lodging portfolio.

•
Travel Pursuant to Independent Security Study – In 2025, at the request of the Human Resources and Compensation Committee, the Company commissioned an updated independent security study (“Independent Security Study”) to reassess and enhance the safety and security of the Company’s senior executive team. Based on the findings of this updated Independent Security Study, the Company updated its existing security policy (“Security Policy”) which requires (i) Mr. Capuano to use the Company’s corporate aircraft for all air travel, including personal travel, to promote his personal security and safety, and (ii) all NEOs to use private ground transportation for personal travel in certain circumstances. We consider these personal security measures recommended by the Independent Security Study and reflected in our Security Policy to be a reasonable and necessary expense for the Company’s benefit given the NEOs’ significant and public-facing roles at the Company. These measures also allow our NEOs to maximize their productivity and the time they can devote to Company business, which included operations spanning 145 countries and territories as of year-end 2025.

•
Other Benefits – The Company provides (i) each NEO the opportunity to obtain an annual comprehensive physical at the Company’s cost, (ii) the opportunity, from time to time, for an NEO’s spouse or other guests to accompany the NEO on personal or business travel, which typically results in no material incremental costs to the Company, and (iii) the NEOs, other than Mr. Capuano, with an annual safety and security allowance (in addition to the items noted above).

The value of these benefits is included in the NEOs’ wages for tax purposes to the extent required by law, and the Company does not provide tax gross-ups to the NEOs with respect to any of these benefits.
Other Benefits
NEOs are eligible to participate in the same Company-wide benefit programs offered to all eligible U.S. associates. Some programs are paid for solely by the enrollees (including executives), such as 401(k) plan elective deferrals, vision coverage, long-term and short-term disability, group life and accidental death and dismemberment insurance, and health care and dependent care spending accounts. Other benefit programs are paid for or subsidized by the Company for all enrollees, such as the 401(k) plan Company match, group medical and dental coverage, $50,000 in Company-paid life insurance, business travel accident insurance and tuition reimbursement. NEOs are also eligible to participate in the Marriott International, Inc. Employee Stock Purchase Plan, which allows all eligible employees to purchase shares of the Company’s Class A common stock at a discount from the market price.
Nonqualified Deferred Compensation Plan
In addition to a tax-qualified 401(k) plan, the Company offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings under the Marriott International, Inc. Executive Deferred Compensation Plan (“EDC”). The Company believes that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because the Company does not offer a defined benefit pension plan. The EDC, including each NEO’s benefits under the EDC and the Company’s 2025 contributions to the EDC, is described below in the “Nonqualified Deferred Compensation for Fiscal Year 2025” section.

48	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Change in Control
The Company provides limited, “double trigger” change in control benefits under the Stock Plans and the EDC upon an NEO’s qualifying termination of employment in connection with a change in control of the Company, as described below in the “Potential Payments Upon Termination or Change in Control” section. The Committee believes that, with these carefully structured benefits, the NEOs are better able to perform their duties with respect to any potential proposed corporate transaction without the influence of or distraction by concerns about their employment or financial status. In addition, the Committee believes that stockholder interests are protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.
The Company does not provide tax gross-ups on these benefits and limits the benefits under the Stock Plans to avoid certain change-in-control related adverse tax consequences to the Company. Specifically, the Stock Plans include a cut-back provision, so that the benefit will not be provided to the extent it would result in the loss of a tax deduction by the Company or imposition of excise taxes under the “golden parachute” excess parachute payment provisions of the Internal Revenue Code. The discussion of Potential Payments Upon Termination or Change in Control below includes a table that reflects the year-end intrinsic value of unvested stock awards and cash incentive payments that each current NEO employed as of year-end would receive if subject to an involuntary termination of employment in connection with a change in control.
Compensation Process and Policies
2025 “Say-on-Pay” Vote and Stockholder Engagement
At the Company’s 2025 annual meeting, stockholders once again expressed substantial support for our 2024 NEO compensation with over 92% of the votes cast for approval of the “say-on-pay” advisory vote. Given this level of support, the Committee did not make any changes to the Company’s executive compensation program as a result of this vote.
As described elsewhere in this proxy statement, the Company values the perspectives of its stockholders and regularly engages with the investment community on a variety of topics including the Company’s business, strategies, financial results and other topics suggested by stockholders. These meetings, which include individual meetings, group meetings and participation at conferences, provide valuable feedback from stockholders on an ongoing basis.
Grant Timing and SAR Exercise Price
The Company’s practice is to grant annual stock awards each year after approval by the Board or its delegate, but not earlier than the second trading day following the Company’s annual earnings conference call for the prior fiscal year. This timing is designed to minimize the possibility that the Company could grant stock awards prior to the release of material, non-public information that may result in an increase or decrease in its stock price, even though the dollar value of the equity awards is established in early February. Non-Employee Director Deferred Share Awards (“Deferred Share Award”) are generally granted to directors each year on or about the first full trading day that is in an open trading window following the Company’s Annual Meeting. In addition, directors may elect to receive all or part of their director fees in the form of SARs, which, if so elected, are granted on the same day as Deferred Share Awards. Supplemental stock awards may be granted throughout the year, but not during Company-imposed trading black-out periods and are intended not to be granted close in time prior to or after the release of material non-public information. The Company also maintains the Marriott International, Inc. Employee Stock Purchase Plan, under which eligible employees may enroll to purchase shares at a discount with purchase dates generally in January and July using payroll deductions accumulated during the prior six-month period. The Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Executives and directors derive value from their SARs based on the appreciation in the value of the underlying shares of Company stock. For purposes of measuring this appreciation, the Company sets the exercise or base price as the average of the high and low quoted prices of the Company stock on the date the awards are granted. This average price valuation is common practice and offers no inherent pricing advantage to the recipient or the Company.

2026 Proxy Statement	Marriott International, Inc.	49

Executive and Director Compensation
Stock Ownership Requirements and Hedging/Pledging Policies
The Company reinforces its performance-based and long-term philosophy through its stock ownership policy which requires that, within five years of becoming an NEO, each NEO own Company stock with a total value equal to a multiple of three to six times his or her individual salary grade midpoint. The Company counts common stock owned outright and shares held within the Company’s qualified 401(k) plan in determining each NEO’s ownership level, but does not count unearned PSUs, unvested RSUs or outstanding SARs (regardless of whether vested or unvested). Each NEO currently serving in their executive officer role has met this requirement. NEOs are required to retain 50% of the net after-tax shares under equity awards granted after becoming an NEO until they satisfy the required stock ownership levels.

We have adopted a number of related policies that further reflect alignment with long-term stockholder value.
•	The Company prohibits all associates, including the NEOs, and directors from engaging in short sale transactions related to Marriott stock.
•
PSUs and RSUs do not provide for accelerated distribution of shares upon retirement to help ensure that executives have a continuing stake in the Company’s performance beyond the end of their employment, thereby strengthening their interest in the Company’s long-term success.

•
The Company prohibits all associates, including the NEOs, and directors from buying, selling, writing or otherwise entering into any hedging or derivative transaction related to Marriott stock or securities, including options, warrants, puts, calls, and similar rights that have an exercise or conversion privilege that is related to the price of a Marriott security, or similar instruments with a value derived from the value of a Marriott security, except that they may hold SARs or other derivative securities awarded to them as compensation under the Company’s equity compensation plans.

•	The NEOs (and all executive officers) are prohibited from holding Company stock in margin accounts and from pledging such stock as collateral for loans.
Clawbacks
Clawback and forfeiture provisions have been a longstanding feature of Marriott’s executive compensation programs. Our Stock Plans and the NEOs’ award agreements contain provisions that allow the Company to limit or eliminate the ability of any executive to exercise options and SARs or to receive a distribution of Company stock under PSUs, RSUs or other stock awards if the executive violates applicable covenants or otherwise engages in serious misconduct, including committing a criminal offense or a malicious tort or other acts or omissions that are actually or potentially injurious to the Company’s operations, financial condition or business reputation. In addition, our equity awards provide for continued vesting upon a qualifying retirement such that these forfeiture provisions continue to apply, post-termination, through the originally applicable vesting schedule. These forfeiture provisions apply beyond the context of a financial restatement and apply to both time- and performance-based awards.
In addition to these features of our compensation programs, the compensation clawback provisions of the Sarbanes-Oxley Act of 2002 apply to the President and CEO and Chief Financial Officer and we have adopted a clawback policy intended to comply with Rule 10D-1 of the Exchange Act. Our clawback policy provides that we will, in the event of an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, recoup incentive-based compensation received by a covered executive to the extent such incentive-based compensation exceeds what the covered executive would have received had it been calculated based upon the restated results.

50	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Independent Compensation Consultant
The Committee selected and retained the Compensation Consultant to assist the Committee in establishing and implementing the Company’s executive and director compensation strategy. The Compensation Consultant reports to and is instructed in its duties by the Committee and carries out its responsibilities in coordination with the Human Resources Department. The Compensation Consultant performs no other services for the Company. Based on materials presented by management and the Compensation Consultant and the factors set forth in Exchange Act Rule 10C-1, the Committee determined that the Compensation Consultant is independent and that the Compensation Consultant’s engagement did not raise any conflicts of interest.
The Compensation Determination Process
In designing and determining 2025 NEO pay, the Committee considered recommendations from the Company’s Chief Human Resources Officer and Executive Vice President, Global Operations Services, from Mr. Capuano with regard to the compensation of the NEOs other than himself, and from the Company’s Chairman of the Board, Mr. D. Marriott, as well as the advice and recommendations of the Compensation Consultant. The Committee also obtained input and approval of the independent and non-employee directors regarding the compensation for Mr. Capuano.
In its determinations, the Committee does not set rigid, categorical guidelines or formulae to determine the levels of compensation for the NEOs. Rather, it relies upon its collective judgment as applied to the challenges confronting the Company as well as subjective factors such as leadership ability, individual performance, retention needs, and future potential as part of the Company’s management development and succession planning process.
The Committee carefully reviews numerous factors when setting each NEO’s total pay opportunity, allocating total pay opportunity among base salary, annual incentives and annual stock awards, and determining final pay outcomes based on performance. The Committee considers the NEOs’ job responsibilities, tenure and experience, and Company and individual performance against internal targets as well as performance of competitors, competitive recruiting and retention pressures, internal pay equity and succession and development plans.
Market Data
The Committee also reviews the total pay opportunity for executives at the 50th percentile of several broad, revenue-based surveys as well as a custom survey of companies specifically selected by the Committee. This review of total pay opportunity is designed as a market check to align the potential range of total direct compensation outcomes with our long-term performance expectations and actual results. The Committee believes, based on the advice of the Compensation Consultant, that the similarly-sized companies participating in the revenue-based surveys and the companies selected for the custom survey represent the broad pool of executive talent both within and outside of the lodging industry for which the Company competes. To avoid over-emphasizing the results of one or more surveys, the Company considers the results of the revenue-based surveys as well as those of the custom survey, in terms of total pay and each component of pay. The Committee also regularly reviews historical financial, business and total stockholder return results, as well as executive compensation for lodging companies and a selected group of comparator companies prior to determining final pay amounts. This process for identifying relevant market data is used consistently for all senior executives of the Company, including the NEOs.
Revenue-Based Survey
In general, the revenue-based surveys used as a market reference for NEO pay include companies with annual revenue similar to that of the Company. For 2025, the surveys were the Radford Global Database, the WTW Executive Compensation Database, the Equilar Top 25 Survey, and the Fred Cook Executive Compensation Survey. The Committee did not consider the individual companies in the revenue-based surveys when making compensation decisions.

2026 Proxy Statement	Marriott International, Inc.	51

Executive and Director Compensation
Custom Survey
There are no other U.S. publicly-traded lodging companies similar to our size. Therefore, in consultation with the Compensation Consultant, the Committee selected appropriate comparator group companies from a broad universe of companies that compete with Marriott for executive talent, are of similar size in annual revenue or have a similar focus on marketing, consumers and brand image even if they do not compete directly in the lodging business. The Committee annually reviews the comparator group for potential changes (e.g., due to mergers and acquisition activity or changes in company size and business mix) but does not generally anticipate making significant changes every year, to allow for consistency and comparability of market data from year-to-year. During 2025, the Committee completed a comprehensive review of the comparator group and made no changes from the group used for 2024. The comparator group companies reviewed for 2025 are shown below along with select financial and non-financial metrics the Committee considered and Marriott’s percentile ranking on each of these metrics. The financial information reflects fiscal year-end data available as of March 1, 2026.

	2025 Revenues(1)	Market Capitalization(1)	Enterprise Value(1)	Number of Employees
Lodging & Travel Companies (stock ticker)
Booking Holdings Inc. (BKNG)	$26,917	$170,800	$171,820	23,571
Carnival Corporation & plc (CCL)	26,621	33,850	59,950	160,000
Caesars Entertainment Inc. (CZR)	11,486	4,740	28,760	50,000
Expedia Group, Inc. (EXPE)	14,733	34,710	35,010	16,000
Hilton Worldwide Holdings Inc. (HLT)	12,039	66,190	77,490	182,000
Hyatt Hotels Corporation (H)	7,101	15,170	20,720	50,000
Las Vegas Sands Corp. (LVS)	13,017	43,930	56,350	41,000
MGM Resorts International (MGM)	17,538	9,430	38,440	60,000
Royal Caribbean Cruises Ltd (RCL)	17,934	75,430	95,970	107,950
Other Consumer Branded Companies (stock ticker)
Capital One Financial Corp. (COF)	53,434	151,500	150,727	76,300
McDonald’s Corporation (MCD)	26,885	217,660	271,060	150,000
NIKE, Inc. (NKE)	46,309	95,540	98,020	77,800
Starbucks Corp (SBUX)	37,184	95,920	119,070	381,000
The Walt Disney Company (DIS)	94,425	202,060	241,240	175,560
Uber Technologies Inc. (UBER)	52,017	168,970	173,220	34,000
Marriott International, Inc. (MAR)(2)	26,186	82,480	98,690	414,000
Percentile Rank	49th	52nd	57th	100th

Source: Bloomberg, SEC filings and other public sources.
(1)	Amounts are reported in millions.
(2)
Revenue amount for the Company is shown as reflected in our financial statements. The number of Marriott employees shown includes approximately 148,000 associates employed by Marriott at properties, customer care centers and above-property operations, as well as approximately 266,000 associates who are employed by our hotel owners but whose employment is managed by Marriott (which is common outside the U.S.); it does not include hotel personnel employed by our independent franchisees and licensees or management companies hired by our franchisees and licensees.

52	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Relative TSR Performance Peer Group
As discussed above, the Committee believes that it is appropriate to focus on companies that are generally similar in size to our Company, but including a broader group of industries, when comparing compensation with market data. For TSR performance comparisons, however, the Committee believes that company size is less relevant than business focus within the lodging and hospitality industry. The performance peer group should effectively measure the Company’s performance relative to other companies whose businesses are similar and are subject to similar business cycles. The performance peer group of 20 companies for 2025 PSU grants was selected in February 2025 based on a review of the constituents of an established industry index, the S&P 500 Hotels, Resorts, & Cruise Lines Index and a review of other public companies within the same industry classifications (and remained the same as the performance peer group used for 2024 PSU grants). Although this TSR performance peer group differs from the compensation peer group, there is an overlap of eight companies between the two groups, as indicated in the table below.

	FYE 2023 Revenues ($m)(1)	Market Capitalization ($m) as of 12/31/2024(1)
Hotels, Resorts & Cruise Lines (stock ticker)
Accor SA	$5,254(2)	12,673(2)
Airbnb, Inc. (ABNB)	9,917	82,826
Carnival Corporation & plc (CCL)*	21,593	37,096
Choice Hotels International, Inc. (CHH)	1,544	7,309
Hilton Worldwide Holdings Inc. (HLT)*	10,235	65,897
Hyatt Hotels Corporation (H)*	6,667	15,968
InterContinental Hotels Group PLC (IHG)	4,624	21,499
Norwegian Cruise Line Holdings Ltd. (NCLH)	8,550	12,439
Royal Caribbean Cruises Ltd (RCL)*	13,900	72,662
Wyndham Hotels & Resorts, Inc. (WH)	1,397	8,366
Hotel & Resort REITs (stock ticker)
Apple Hospitality REIT, Inc. (APLE)	1,344	3,803
Host Hotels & Resorts, Inc. (HST)	5,311	11,825
Park Hotels & Resorts Inc. (PK)	2,698	2,725
Pebblebrook Hotel Trust (PEB)	1,420	1,537
RLJ Lodging Trust (RLJ)	1,326	1,505
Casinos & Gaming (stock ticker)
Caesars Entertainment, Inc. (CZR)*	11,528	7,734
MGM Resorts International (MGM)*	16,164	10,266
Wynn Resorts, Limited (WYNN)	6,532	8,857
Other Travel & Direct Marketing Retail (OTAs) (stock ticker)
Booking Holdings Inc. (BKNG)*	21,365	158,193
Expedia Group, Inc. (EXPE)*	12,839	22,149

*	Also a compensation peer group company.
(1)	Reflects values reviewed by the Committee when approving the peer group in February 2025.
(2)	Amounts shown for Accor SA are converted from Euros using a January 2025 F/X rate of 0.96237.

2026 Proxy Statement	Marriott International, Inc.	53

Executive and Director Compensation
Risk Considerations
The Committee considered risk in determining 2025 NEO compensation and believes that the following aspects of NEO pay discourage unreasonable or excessive risk-taking by executives:
•
Base salary levels are commensurate with the executives’ responsibilities (and the external market) so that the executives are not motivated to take excessive risks to achieve an appropriate level of personal financial security.

•	Annual cash incentive program includes a diverse mix of Company performance metrics.
•	Annual cash incentive opportunities are capped so that no payout exceeds a specified percentage of salary, thereby moderating the impact of short-term incentives.
•
The Committee and the Board have discretion to decrease annual cash incentive payments, for example, if they believe the operational or financial results giving rise to those payouts are unsustainable or if they believe the payout would unfairly reward the NEOs for events that are unrelated to their performance.

•	The mix of short-term and long-term incentives is balanced so that at least 50% of total pay opportunity is in the form of long-term equity awards.
•	PSUs are subject to performance measures that reflect the strength of our brands and drive long-term financial and stock performance.
•
Annual stock awards are generally granted as a mix of PSUs, RSUs, and SARs that generally vest over or after at least three years, which together encourage the NEOs to focus on sustained stock price performance.

•
The Committee reviews and compares total compensation and each element of compensation to external market data to confirm that compensation is within an acceptable range relative to the external market, while also taking into consideration the Company’s relative performance.

•
The NEOs are subject to mandatory clawback of excess incentive compensation in the event of a financial restatement due to material non-compliance with any financial reporting requirement under the federal securities laws.

•	Stock ownership and retention requirements align the long-term interests of NEOs with the interests of stockholders.
•	All associates, including the NEOs, and directors are prohibited from engaging in hedging or derivative transactions related to Marriott stock or securities.
•	The NEOs (and all executive officers) are prohibited from holding Company stock in margin accounts and from pledging such stock as collateral for loans.

54	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Executive Compensation Tables and Discussion
Summary Compensation Table
The following Summary Compensation Table presents the compensation we paid in fiscal years 2023, 2024 and 2025 to our President and CEO, our Chief Financial Officer, and our other three most highly compensated executive officers in 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Anthony G. Capuano President and Chief Executive Officer	2025	1,400,001	0	12,010,696	4,125,205	4,526,830	0	908,194	22,970,926
	2024	1,400,001	0	11,599,254	3,875,173	4,338,254	0	721,411	21,934,093
	2023	1,400,001	0	10,932,550	3,750,128	5,600,005	0	981,361	22,664,045
Kathleen K. Oberg(7) Chief Financial Officer and Executive Vice President, Development	2025	1,004,999	0	3,039,906	1,350,046	1,624,806	0	56,792	7,076,549
	2024	975,000	0	3,004,299	1,305,017	1,510,641	0	50,626	6,845,583
	2023	936,000	0	2,861,849	1,275,177	1,872,000	0	35,094	6,980,120
William P. Brown(7) Group President, United States and Canada	2025	869,999	0	2,094,416	930,076	1,406,548	0	123,032	5,424,071
	2024	845,000	0	2,140,804	930,109	1,309,222	0	123,333	5,348,468
	2023	809,999	0	2,020,216	900,146	1,619,998	0	116,345	5,466,704
Benjamin T. Breland Chief Human Resources Officer and Executive Vice President, Global Operations Services	2025	785,000	0	2,244,287	975,327	1,269,128	0	139,212	5,412,954
	2024	760,001	0	2,197,968	930,147	1,177,527	0	131,264	5,196,907
	2023	725,000	0	2,086,938	900,095	1,450,000	0	125,830	5,287,863
Rena H. Reiss Executive Vice President and General Counsel	2025	799,999	0	1,790,232	795,015	1,293,378	0	72,165	4,750,789
	2024	775,000	0	1,795,603	780,146	1,200,766	0	72,564	4,624,079
	2023	739,999	0	1,683,924	750,062	1,479,998	0	67,751	4,721,734

(1)	This column reports all amounts earned as salary during the fiscal year, whether paid or deferred under the Company’s qualified 401(k) plan or the EDC.
(2)
The value reported for Stock Awards and SAR Awards is the aggregate grant date fair value of the awards granted in the fiscal year as determined in accordance with accounting guidance for share-based payments, and therefore differs from the target award values approved by the Committee. The assumptions for making the valuation determinations for awards are set forth in the footnotes to the Grants of Plan-Based Awards for Fiscal Year 2025 table, below.

(3)
Approximately 68% of the 2025 value reported in this column for Mr. Capuano, 57% for Mr. Breland, and 59% for Ms. Oberg, Mr. Brown and Ms. Reiss represent the value of PSUs at the grant date based upon target performance which was the most probable outcome as of the grant date with respect to performance. Assuming that the highest level of performance conditions is achieved for all PSUs, the grant date fair values of the PSUs included in the 2025 value for Mr. Capuano, Ms. Oberg, Mr. Brown, Mr. Breland and Ms. Reiss would be $16,500,181, $3,600,165, $2,480,419, $2,600,310 and $2,120,173, respectively.

(4)	This column reports amounts earned under the Company’s annual cash incentive program during the fiscal year, which were paid in March of the following fiscal year unless deferred under the EDC.
(5)	No earnings credited to accounts in the EDC for 2023, 2024 or 2025 were above market.
(6)	All Other Compensation for fiscal year 2025 consists of:
•
Company contributions to the Company’s qualified 401(k) plan of $17,500 for each NEO as well as Company contributions to EDC as shown below under Nonqualified Deferred Compensation for Fiscal Year 2025;

•	The cost of Hotel Stay Benefits provided to the applicable NEO during the year;
•
The cost of private ground transportation for personal travel for the NEOs in certain circumstances, and for each NEO other than Mr. Capuano, an annual safety and security allowance. On occasion, Mr. Capuano is also provided ground transportation for personal travel at no incremental cost to the Company;

•
For Mr. Capuano, $801,286 attributable to personal use of the corporate aircraft, which he is required to use for all air travel, including personal travel, to promote his personal security and safety pursuant to the Independent Security Study and Security Policy described above. Mr. Capuano’s use of the corporate aircraft also maximizes his productivity and the time he can devote to Company business. The Company determines the incremental cost associated with personal use of the corporate aircraft by adding (i) the cost of fuel and other flight-specific expenses for the personal trip, or, in the case of a mixed personal and business trip, a percentage of the cost of such flight specific expenses attributable to the percentage of personal flight hours for the trip, (ii) the product of the aircraft’s remaining variable operating costs per hour multiplied by any personal flight hours and the hours for any related deadhead flights, and (iii) an allocable portion of the Company’s cost to purchase aircraft carbon emissions offsets; and

•	Any incremental costs to the Company associated with spousal or guest accompaniment with the NEOs on travel.
(7)
Ms. Oberg served in her position as Chief Financial Officer and Executive Vice President, Development through February 11, 2026, and is expected to retire from the Company effective March 31, 2026. Mr. Brown is expected to serve in his position as Group President, United States and Canada through March 28, 2026, and is expected to retire from the Company effective June 30, 2026.

2026 Proxy Statement	Marriott International, Inc.	55

Executive and Director Compensation
Grants of Plan-Based Awards for Fiscal Year 2025
The following table presents the plan-based awards granted to the NEOs in 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (Number of Shares of Stock or Units) (#)	All Other SAR Awards (Number of Securities Underlying SARs) (#)	Exercise or Base Price of SARs ($/sh)	Grant Date Fair Value of Stock/ SAR Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Capuano
Cash Incentive			420,000	2,800,000	5,600,000	—	—	—	—	—	—	—
PSU	2/14/25	2/12/25	—	—	—	7,191	28,764	57,528	—	—	—	8,167,250
RSU	2/14/25	2/12/25	—	—	—	—	—	—	14,382	—	—	3,843,446
SAR	2/14/25	2/12/25	—	—	—	—	—	—	—	43,524	286.82	4,125,205
Ms. Oberg
Cash Incentive			150,750	1,005,000	2,010,000	—	—	—	—	—	—	—
PSU	2/14/25	2/12/25	—	—	—	1,569	6,276	12,552	—	—	—	1,782,007
RSU	2/14/25	2/12/25	—	—	—	—	—	—	4,707	—	—	1,257,899
SAR	2/14/25	2/12/25	—	—	—	—	—	—	—	14,244	286.82	1,350,046
Mr. Brown
Cash Incentive			130,500	870,000	1,740,000	—	—	—	—	—	—	—
PSU	2/14/25	2/12/25	—	—	—	1,081	4,324	8,648	—	—	—	1,227,757
RSU	2/14/25	2/12/25	—	—	—	—	—	—	3,243	—	—	866,659
SAR	2/14/25	2/12/25	—	—	—	—	—	—	—	9,813	286.82	930,076
Mr. Breland						—	—	—	—	—	—	—
Cash Incentive			117,750	785,000	1,570,000	—	—	—	—	—	—	—
PSU	2/14/25	2/12/25	—	—	—	1,133	4,533	9,066	—	—	—	1,287,100
RSU	2/14/25	2/12/25	—	—	—	—	—	—	3,402	—	—	957,187
SAR	2/14/25	2/12/25	—	—	—	—	—	—	—	8,094	286.82	975,327
Ms. Reiss
Cash Incentive			120,000	800,000	1,600,000	—	—	—	—	—	—	—
PSU	2/14/25	2/12/25	—	—	—	924	3,696	7,392	—	—	—	1,049,442
RSU	2/14/25	2/12/25	—	—	—	—	—	—	2,772	—	—	740,789
SAR	2/14/25	2/12/25	—	—	—	—	—	—	—	8,388	286.82	795,015

(1)
The amounts reported in these columns reflect potential payouts corresponding to achievement of the threshold, target, and maximum performance objectives under the Company’s annual cash incentive program.

(2)
These columns report the number of shares issuable under PSUs granted to the NEOs for the 2025-2027 performance period. Annual PSUs reported in these columns are conditioned on the achievement of 2027 Adjusted EBITDA, with a potential modification of -20% to +20% based on relative TSR performance over a three-year performance period from 2025-2027, with threshold representing 25% of the target number of shares and maximum representing 200% of target.

(3)
The value reported for Stock Awards and SAR Awards is the aggregate grant date fair value of the awards granted in 2025 as determined in accordance with accounting standards for share-based payments, although the Company recognizes the value of the awards for financial reporting purposes over the service period of the awards. We used the following assumptions to determine the fair value of the SAR Awards granted in 2025: expected volatility = 28.77%; dividend yield = 0.99%; risk-free rate = 4.37 - 4.47%; and expected term = 6–10 years. We used the following assumptions to determine the fair value of the PSU Awards granted in 2025: historical volatility = 27.34%; risk-free rate = 4.17%; dividend yield = 0.88%; and the volatilities and correlations of the peers in the performance peer group. The SARs and RSUs have different grant date fair values for separate groups of retirement eligible and non-retirement eligible employees. The RSUs grant date fair value assumes a 1.90% discount due to the fact that the RSUs do not accrue dividends during the vesting period as well as illiquidity discounts of 0% to 5.02%. For PSUs, the value reported is based on the grant date stock price of the target number of shares subject to the award and the assumptions noted above.

56	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
The Grants of Plan-Based Awards table reports the dollar value of cash-based annual incentive program awards (at their threshold, target and maximum achievement levels) and the number and grant date fair value of PSUs, RSUs and SARs granted under the Stock Plans to each NEO during the 2025 fiscal year. With regard to cash incentives, this table reports the range of potential amounts that could have been earned by the executive under the annual cash incentive program for 2025, whereas the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table reports the actual value approved by the Human Resources and Compensation Committee for 2025. With regard to equity grants, the value received by executives upon the vesting of PSUs and RSUs and upon the exercise of SARs may differ from the reported grant date values, including the potential for zero value for PSUs and SARs, depending on the degree to which pre-established performance goals are met and on the Company’s future stock performance.
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table shows information about outstanding Company SARs, RSUs and PSUs at December 31, 2025, our fiscal year-end. The Intrinsic Value and Market Value figures for the Company stock awards are based on the closing price as of December 31, 2025 of the Company’s Class A common stock, which was $310.24.

			SAR Awards						Stock Awards
Name	Grant Date	Award Type	Number of Securities Underlying Unexercised SARs: Exercisable/ Unexercisable (#)		SAR Exercise Price (#)	SAR Expiration Date	SAR Intrinsic Value: Exercisable/ Unexercisable ($)		Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Capuano	2/20/2018	SARs	16,428	—	139.54	2/20/2028	2,804,260	—	—	—	—	—
	3/5/2019	SARs	22,359	—	124.79	3/5/2029	4,146,477	—	—	—	—	—
	3/2/2020	SARs	29,055	—	120.16	3/2/2030	5,522,774	—	—	—	—	—
	2/22/2021	SARs	66,000	—	142.05	2/22/2031	11,100,540	—	—	—	—	—
	2/17/2022	SARs	66,867	—	179.75	2/17/2032	8,725,475	—	—	—	—	—
	2/16/2023	SARs	41,578	20,789(1)	177.55	2/16/2033	5,516,985	2,758,492	—	—	—	—
	2/15/2024	SARs	13,799	27,598(1)	238.87	2/15/2034	984,835	1,969,669	—	—	—	—
	2/14/2025	SARs	—	43,524(1)	286.82	2/14/2035	—	1,019,332	—	—	—	—
		RSUs	—	—	—	—	—	—	32,239(2)	10,001,827	—	—
		PSUs	—	—	—	—	—	—	84,484(3)	26,210,316	—	—
		PSUs	—	—	—	—	—	—	—	—	64,890(4)	20,131,474
		PSUs	—	—	—	—	—	—	—	—	57,528(5)	17,847,487
Ms. Oberg	2/17/2022	SARs	7,490	—	179.75	2/17/2032	977,370	—	—	—	—	—
	2/16/2023	SARs	7,069	7,069(1)	177.55	2/16/2033	937,986	937,986	—	—	—	—
	2/15/2024	SARs	4,647	9,294(1)	238.87	2/15/2034	331,656	663,313	—	—	—	—
	2/14/2025	SARs	—	14,244(1)	286.82	2/14/2035	—	333,594	—	—	—	—
		RSUs	—	—	—	—	—	—	10,745(6)	3,333,529	—	—
		PSUs	—	—	—	—	—	—	19,150(3)	5,941,096	—	—
		PSUs	—	—	—	—	—	—	—	—	14,570(4)	4,520,197
		PSUs	—	—	—	—	—	—	—	—	12,552(5)	3,894,132

2026 Proxy Statement	Marriott International, Inc.	57

Executive and Director Compensation

			SAR Awards						Stock Awards
Name	Grant Date	Award Type	Number of Securities Underlying Unexercised SARs: Exercisable/ Unexercisable (#)		SAR Exercise Price (#)	SAR Expiration Date	SAR Intrinsic Value: Exercisable/ Unexercisable ($)		Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Brown	2/16/2023	SARs	—	4,990(1)	177.55	2/16/2033	—	662,123	—	—	—	—
	2/15/2024	SARs	3,312	6,624(1)	238.87	2/15/2034	236,377	472,755	—	—	—	—
	2/14/2025	SARs	—	9,813(1)	286.82	2/14/2035	—	229,820	—	—	—
		RSUs	—	—	—	—	—	—	7,529(6)(7)	2,335,797	—	—
		PSUs	—	—	—	—	—	—	13,518(3)	4,193,824	—	—
		PSUs	—	—	—	—	—	—	—	—	10,384(4)	3,221,532
		PSUs	—	—	—	—	—	—	—	—	8,648(5)	2,682,956
Mr. Breland	2/17/2022	SARs	10,179	—	179.75	2/17/2032	1,328,258	—	—	—	—	—
	2/16/2023	SARs	8,520	4,260(1)	177.55	2/16/2033	1,130,519	565,259	—	—	—	—
	2/15/2024	SARs	3,157	6,314(1)	238.87	2/15/2034	225,315	450,630	—	—	—	—
	2/14/2025	SARs	—	8,094(1)	286.82	2/14/2035	—	189,561	—	—	—	—
		RSUs	—	—	—	—	—	—	7,688(8)	2,385,125	—	—
		PSUs	—	—	—	—	—	—	13,518(3)	4,193,824	—	—
		PSUs	—	—	—	—	—	—	—	—	10,384(4)	3,221,532
		PSUs	—	—	—	—	—	—	—	—	9,066(5)	2,812,636
Ms. Reiss	3/5/2019	SARs	5,735	—	124.79	3/5/2029	1,063,556	—	—	—	—	—
	3/2/2020	SARs	20,835	—	120.16	3/2/2030	3,960,317	—	—	—	—	—
	2/22/2021	SARs	16,722	—	142.05	2/22/2031	2,812,473	—	—	—	—	—
	2/17/2022	SARs	12,840	—	179.75	2/17/2032	1,675,492	—	—	—	—	—
	2/16/2023	SARs	8,316	4,158(1)	177.55	2/16/2033	1,103,450	551,725	—	—	—	—
	2/15/2024	SARs	2,778	5,556(1)	238.87	2/15/2034	198,266	396,532	—	—	—	—
	2/14/2025	SARs	—	8,388(1)	286.82	2/14/2035	—	196,447	—	—	—	—
		RSUs	—	—	—	—	—	—	6,359(9)	1,972,816	—	—
		PSUs	—	—	—	—	—	—	11,266(3)	3,495,164	—	—
		PSUs	—	—	—	—	—	—	—	—	8,708(4)	2,701,570
		PSUs	—	—	—	—	—	—	—	—	7,392(5)	2,293,294

(1)	SARs are exercisable in 33% increments on each of the first, second, and third anniversary of the grant date.
(2)	These RSUs vested or are scheduled to vest as follows: 17,243 on February 15, 2026; 10,202 on February 15, 2027; 4,794 on February 15, 2028.
(3)	Represents shares earned under PSUs granted in 2023 based on performance through the end of the three-year performance period covering 2023, 2024, and 2025.
(4)
Based on performance as of the end of the first two years of the three-year performance period trending above target, these PSUs, granted in 2024, are shown at max level and will vest on February 15, 2027, pending performance results and continued service.

(5)
Based on performance as of the end of the first year of the three-year performance period trending at target, these PSUs, granted in 2025, are shown at max level and will vest on February 15, 2028, pending performance results and continued service.

(6)
These RSUs vested or are scheduled to vest as follows: 5,785 on February 15, 2026; 3,391 on February 15, 2027; 1,569 on February 15, 2028. Following Ms. Oberg’s and Mr. Brown’s retirements, their RSUs will continue to be distributed in accordance with the originally applicable vesting schedule.

(7)	These RSUs vested or are scheduled to vest as follows: 4,069 on February 15, 2026; 2,379 on February 15, 2027; 1,081 on February 15, 2028.
(8)	These RSUs vested or are scheduled to vest as follows: 4,122 on February 15, 2026; 2,432 on February 15, 2027; 1,134 on February 15, 2028.
(9)	These RSUs vested or are scheduled to vest as follows: 3,422 on February 15, 2026; 2,013 on February 15, 2027; 924 on February 15, 2028.

58	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
SAR Exercises and Stock Vested During Fiscal Year 2025
The following table shows information about SAR exercises and vesting of RSU and PSU awards during fiscal year 2025.

Name	SAR Awards				Stock Awards
	Award Type	Exercise Date	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Award Type	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Mr. Capuano					RSU/PSU	2/18/25	80,833	23,044,680
Ms. Oberg					RSU/PSU	2/18/25	20,184	5,754,257
					RSU	8/15/25	18,560	4,948,653
Mr. Brown	SAR	2/21/2025	26,030	2,762,996	RSU/PSU	2/18/25	14,394	4,103,585
Mr. Breland					RSU/PSU	2/18/25	17,309	4,934,623
Ms. Reiss	SAR	11/7/2025	20,110	3,077,414	RSU/PSU	2/18/25	11,623	3,313,601

(1)
For SARs that were exercised, the number of shares in this column reflects the nominal number of shares that were subject to SARs. The number of shares actually delivered under the SARs was lower and represented the value realized on exercise divided by the market price at the time of exercise.

(2)	The value realized upon exercise is based on the spread between the market price of the Company’s Class A common stock at the time of exercise and the exercise price.
(3)	The value realized upon vesting is based on the average of the high and low stock price on the vesting date.
Nonqualified Deferred Compensation for Fiscal Year 2025
The following table presents contributions, earnings, distributions, and balances under the EDC for the 2025 fiscal year.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Capuano	42,000	31,500	64,002	—	1,698,149
Ms. Oberg	0	0	101,684	—	2,649,619
Mr. Brown	217,922	81,721	131,965	—	3,534,043
Mr. Breland	117,752	73,595	32,384	—	904,535
Ms. Reiss	56,000	42,000	18,829	—	530,819

(1)
The amounts in this column consist of elective deferrals by the NEOs of salary for the 2025 fiscal year and non-equity incentive plan compensation for 2024 (otherwise payable in 2025) under the EDC. The following table indicates the portion of each executive’s elective contributions that was attributable to 2025 salary that is reported in the Summary Compensation Table.

Name	Amounts that Relate to the Contribution of Salary ($)
Mr. Capuano	42,000
Ms. Oberg	0
Mr. Brown	87,000
Mr. Breland	47,100
Ms. Reiss	56,000

(2)
The amounts in this column reflect aggregate notional earnings during 2025 of each NEO’s account in the EDC. Such earnings are reported in the Summary Compensation Table only to the extent that they were credited at a rate of interest in excess of 120% of the applicable federal long-term rate. No NEOs were credited with excess earnings under the EDC during 2025. Amounts do not include plan administrative fees debited against individual account balances.

2026 Proxy Statement	Marriott International, Inc.	59

Executive and Director Compensation
(3)
This column includes amounts in each NEO’s total EDC account balance as of the last day of the 2025 fiscal year. The amounts in this column include 2024 Company contributions credited to the accounts in 2025. The amounts shown in the Company Contributions in Last FY column are not reflected in these balances. The following table presents the portion of the Aggregate Balance that was reported as compensation in the Summary Compensation Table in the Company’s prior-year proxy statements.

Name	Amounts that were Reported as Compensation in Prior Year Proxy Statements ($)
Mr. Capuano	596,637
Ms. Oberg	1,368,762
Mr. Brown	807,689
Mr. Breland	405,414
Ms. Reiss	183,841

Under the EDC, the NEOs and other participants are eligible to defer the receipt of up to 80% of their salary, bonus, and/or non-equity incentive plan compensation. Such amounts are fully vested. In addition, the Company may make a discretionary matching contribution to participants’ (including the NEOs’) EDC accounts, which is vested when made. The match is intended to provide the NEOs (and other highly-paid associates) with supplemental matching contributions that cannot be provided under the Company’s tax-qualified 401(k) plan because of the application of certain nondiscrimination testing and annual compensation limitations under the Internal Revenue Code.
The Company also may make an additional discretionary contribution to participants’ (including the NEOs’) EDC accounts based on subjective factors such as individual performance, key contributions and retention needs.
The EDC also provides participants the opportunity for long-term capital appreciation by crediting participant accounts with a rate of return determined by the Company. The rate of return was determined largely by reference to the Company’s estimated long-term cost of borrowing and was set at 3.92% for 2025. To the extent that this rate exceeds 120% of the applicable federal long-term rate, the excess is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.
Participants may elect to receive a distribution of their EDC accounts upon separation from service or upon a specified future date while still employed (an “in-service distribution”). Each year’s deferrals and Company match may have a separate distribution election. Distributions payable upon separation from service may be elected as (i) a lump sum cash payment; (ii) a series of annual cash installments payable over a designated term not to exceed 20 years; or (iii) five annual cash payments beginning on the sixth January following termination of employment. In-service distributions may be elected by the participant as a single lump sum cash payment or annual cash payments over a term of two to five years, in either case beginning not earlier than the third calendar year following the calendar year of the deferral. However, in the case of amounts of $10,000 or less, or when no election regarding the form of distribution is made, the distribution will be made in a lump sum. When the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of separation from service will not occur until after six months following separation from service. Typically, the NEOs are specified employees.

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Executive and Director Compensation
Potential Payments Upon Termination or Change in Control
The Company does not have employment agreements or severance agreements with any of the NEOs.
Stock Plans. Under the Stock Plans and the relevant award agreements, upon retirement, an NEO may continue to vest in and receive distributions under most outstanding RSUs and PSUs for the remainder of their vesting period and may exercise SARs for up to five years subject to the awards’ original terms. However, most stock award agreements provide that if the executive retires within one year after the grant date, the executive forfeits a portion of the stock award proportional to the number of days remaining until the first vesting date. Stock awards will vest in full upon permanent disability (as defined in the Stock Plans), with such vesting at target performance level for PSUs. Retirement means a termination of employment by an executive who has attained age 55 with at least 10 years of service with the Company. However, retiree status is subject to the Committee’s (or its designee’s) prior approval, and the Committee (or its designee) has the authority to revoke approved retiree status if an executive’s employment is subsequently found to have been terminated because of the executive’s serious misconduct, including committing a criminal offense or malicious tort relating to or against the Company, or if the executive has breached a restrictive covenant, including a non-competition requirement, or engaged in any willful act or omission that is or potentially is injurious to the Company’s operations, financial condition or business reputation. An NEO who dies as an employee or while an approved retiree immediately vests in his or her unvested stock awards. As of December 31, 2025, Mr. Capuano, Ms. Oberg, Mr. Brown, and Ms. Reiss met the age and service conditions for retirement eligibility. Mr. Breland will meet those conditions if he remains employed until January 2031.
As noted above, Ms. Oberg served in her position as Chief Financial Officer and Executive Vice President, Development through February 11, 2026, and is expected to retire from the Company on March 31, 2026. Upon her retirement, in accordance with the terms of such grants, her outstanding RSUs will remain payable in accordance with their regular vesting schedules and PSUs remain outstanding and eligible to vest based on actual performance, and she may exercise her SARs for up to five years (or until the original expiration date if earlier). Mr. Brown is expected to serve in his position as Group President, United States and Canada through March 28, 2026, and is expected to retire from the Company effective June 30, 2026. Upon retirement, his outstanding equity awards are expected to receive the same retirement treatment as described for Ms. Oberg.
In the event of certain transactions involving a capital restructuring, reorganization or liquidation of the Company or similar event as defined in the Stock Plans, the Company or its successor may in its discretion provide substitute equity awards under the Stock Plans or, if no similar equity awards are available, an equivalent value as determined at that time will be credited to each NEO’s account in the EDC, provided that such action does not enlarge or diminish the value and rights under the awards. If the Company or its successor does not substitute equity awards or credit the EDC accounts, the Company or its successor will provide for the awards to be exercised, distributed, canceled, or exchanged for value. The intrinsic values of the vested and unvested SARs and unvested stock awards as of the last day of the fiscal year are indicated for each NEO in the Outstanding Equity Awards at 2025 Fiscal Year-End table.
In addition, if any NEO’s employment is terminated by the Company other than for the executive’s misconduct or the executive resigns for a reason that is considered a covered termination of employment (as defined under the Stock Plans) beginning three months before and ending 24 months following a change in control (as defined under the Stock Plans) of the Company, the NEO will become fully vested in all unvested equity awards under the Stock Plans (at the target performance level for PSUs). In those circumstances, all SARs will be exercisable until the earlier of the original expiration date of the awards or 12 months (or five years for an approved retiree) following the termination of employment, and all other stock awards shall be immediately distributed following the later of the termination of employment or the change in control event, except that certain stock awards subject to the requirements of Section 409A of the Internal Revenue Code may not be distributable for six months following separation from service if the NEO is a “specified employee” under Section 409A, which is typical.

2026 Proxy Statement	Marriott International, Inc.	61

Executive and Director Compensation
Cash Incentive Program. Any cash incentive payments under the annual cash incentive program will be forfeited if an executive is not employed on the last day of the year, except that the annual cash incentive will be paid in a lump sum based on the target performance level, pro-rated based on the days worked during the year, upon the NEO’s retirement (as defined above), death or disability, or upon an NEO’s termination of employment in connection with or following a change in control (as defined under the Stock Plans). Upon Ms. Oberg’s and Mr. Brown’s retirements, respectively, their annual cash incentive opportunities for fiscal year 2026 will be determined based on target performance, prorated for their respective periods of service during the year, as they will not be employed on the last day of fiscal year 2026.
The table below reflects the intrinsic value of unvested stock awards and cash incentive payments that each NEO would receive upon retirement, disability, death, or involuntary termination of employment in connection with a change in control as of December 31, 2025, the end of our fiscal year (based on the Company’s closing stock price of $310.24 on December 31, 2025).

Name	Plan	Retirement ($)(1)	Disability ($)	Death ($)	Change in Control and Termination ($)
Mr. Capuano	Stock Plans	46,038,435	47,843,959	47,843,959	47,843,959
	Total Cash Incentive	2,800,000	2,800,000	2,800,000	2,800,000
Ms. Oberg	Stock Plans	11,977,240	12,446,134	12,446,134	12,446,134
	Total Cash Incentive	1,005,000	1,005,000	1,005,000	1,005,000
Mr. Brown	Stock Plans	8,426,598	8,749,651	8,749,651	8,749,651
	Total Cash Incentive	870,000	870,000	870,000	870,000
Mr. Breland	Stock Plans	—	8,704,572	8,704,572	8,704,572
	Total Cash Incentive	—	785,000	785,000	785,000
Ms. Reiss	Stock Plans	7,086,399	7,362,534	7,362,534	7,362,534
	Total Cash Incentive	800,000	800,000	800,000	800,000

(1)
Awards under the Stock Plans will become exercisable or be distributed following retirement over the period described in the awards, subject to restrictive covenants, provided that, a portion of the stock awards granted on February 14, 2025 will remain outstanding based on the number of days from the grant date through the retirement date.

The benefits presented in the table above are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available under then-exercisable SARs and EDC balances, and benefits available generally to salaried associates such as benefits under the Company’s 401(k) plan, group medical and dental plans, life and accidental death insurance plans, disability programs, health and dependent care spending accounts, and accrued paid time off. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be higher or lower than reported above. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. In addition, in connection with any actual termination of employment or change in control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described above, as the Committee determines appropriate.
CEO Pay Ratio
For our 2023 fiscal year, we identified a median compensated employee and disclosed the ratio of that employee’s annual total compensation to the CEO’s annual total compensation pursuant to Item 402(u) of Regulation S-K. Item 402(u) provides that a registrant is only required to identify a median compensated employee every three years unless there has been a change in its employee population or compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. During the 2024 and 2025 fiscal years, there were no such changes that would significantly change our pay ratio disclosure. Accordingly, we are using the same median employee in our 2025 fiscal year pay ratio disclosure.
The 2025 annual total compensation of the median compensated employee was $48,486; Mr. Capuano’s 2025 annual total compensation was $22,970,926 and the ratio of these amounts was 1-to-474.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain

62	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify our 2023 median employee from our employee population on October 1, 2023, our determination date, we used total gross earnings, which we measured over a 9-month period that included the January 1 to September 30, 2023 payroll cycles. We estimated total gross earnings for full- and part-time permanent employees who did not work for the entire 9-month period based on their earnings for the portion of the period that they worked. At non-U.S. managed hotels, where employment laws and practices may vary, we included only those individuals who are directly employed by Marriott or one of its affiliates.

2026 Proxy Statement	Marriott International, Inc.	63

Executive and Director Compensation
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. “Compensation Actually Paid” is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for Anthony G. Capuano ($)(1)	Summary Compensation Table Total for Arne M. Sorenson ($)(1)	Compensation Actually Paid to Anthony G. Capuano ($)(2)(3)	Compensation Actually Paid to Arne M. Sorenson ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(4)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Millions) ($)	Adjusted EBITDA (Millions) ($)(6)
							Marriott Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2025	22,970,926	N/A	39,528,666	N/A	5,666,091	8,665,171	243.83	226.60	2,601	5,383
2024	21,934,093	N/A	45,969,635	N/A	5,503,759	10,539,077	217.10	199.57	2,375	4,981
2023	22,664,045	N/A	55,505,310	N/A	5,614,105	13,472,702	173.78	150.99	3,083	4,656
2022	18,715,093	N/A	18,024,813	N/A	6,347,929	5,522,019	113.55	90.79	2,358	3,853
2021	18,391,882	12,278,151	24,543,932	12,783,673	8,828,835	12,123,239	125.26	119.84	1,099	2,278

(1)	Mr. Capuano became the Company’s CEO in February 2021 after the passing of Mr. Sorenson.
(2)
Assumptions used in the valuation of equity awards for purposes of calculating Compensation Actually Paid were materially the same as at grant date except for adjusting for expected performance of PSUs at each measurement date.

(3)	In accordance with SEC rules, the following adjustments were made to the Summary Compensation Table Total to determine the Compensation Actually Paid for 2025:

	CEO ($)	Non-CEO NEOs Average ($)
Summary Compensation Table Total	22,970,926	5,666,091
Less, value of Stock Awards and SAR Awards reported in Summary Compensation Table	(16,135,901)	(3,304,826)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	17,914,747	3,674,164
Plus, year over year change in fair value of outstanding and unvested equity awards granted in prior years	13,740,108	2,465,313
Plus, change in fair value from prior year end to vesting date of equity awards granted in prior years that vested in the year	1,038,786	164,429
Compensation Actually Paid	39,528,666	8,665,171

(4)
Non-CEO NEOs include the following for 2023-2025: Ms. Oberg, Mr. Brown, Mr. Breland, and Ms. Reiss. Non-CEO NEOs include the following for 2021 and 2022: Stephanie Linnartz, our former President, Ms. Oberg, Craig Smith, our former Group President, International, and Mr. Brown.

(5)	The peer group used for this purpose is Standard & Poor’s Hotels, Resorts & Cruise Lines Index.
(6)
Adjusted EBITDA under the Annual Incentive Plan is calculated in the same manner as the non-GAAP measure that Marriott reports to investors as Adjusted EBITDA (as described in Exhibit A), subject to certain additional adjustments, if applicable for such year as detailed within the “Compensation Discussion and Analysis” section of the Proxy Statement reporting compensation for each such year.

64	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Relationships Between Compensation Actually Paid and TSR, Net Income and Adjusted EBITDA
In accordance with SEC rules, the Company is providing the following depictions of the relationships between information presented in the Pay Versus Performance table.
Pay Versus Performance

Pay Versus Performance

2026 Proxy Statement	Marriott International, Inc.	65

Executive and Director Compensation
Pay Versus Performance

The most important financial performance measures used by the Company to link executive Compensation Actually Paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Adjusted EBITDA	Adjusted EBITDA is the primary metric in our Annual and Long-Term incentive plans
Relative Total Stockholder Return	Relative TSR is a component of our Long-Term Incentive plan

In addition to these financial performance measures, the Company views stock price as a key driver of value for all of our equity awards and in particular SARs, which have no value unless the stock price appreciates from the date of grant. We also align compensation with achievement of our key growth priorities as described further under “Compensation Discussion and Analysis – Annual Incentives” above.

66	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
Director Compensation
Our director compensation program is reviewed annually. The Committee reviews annual director compensation at the 50th percentile of external market data, which includes surveys of similarly-sized, cross-industry companies, as well as a custom peer group of companies specifically selected by the Committee. This is the same compensation peer group the Committee reviews when setting NEO compensation. See “Market Data” above. The Committee believes, based on the advice of the Compensation Consultant, that this represents the appropriate reference against which our director compensation program should be assessed. To provide additional context, the Committee considers director compensation practices and historical financial, business and total stockholder return results of select competitors in the lodging industry. The Committee also reviews and considers the external view of various stakeholders such as stockholders and proxy advisors.
In May 2025, following a review of the Company’s director compensation program under the above framework, as well as consultation with the Compensation Consultant, the Committee recommended, and the Board approved, an increase to the annual Deferred Share Award value from $200,000 to $235,000 to better align with market compensation levels. As a result of this change, the compensation for non-employee directors (other than Mr. David S. Marriott), which was paid in the form of annual cash retainer fees and Deferred Share Awards under the 2023 Stock Plan, was as follows:

Type of Fee (all fees below are annual)	Amount of Fee ($)
Board Retainer Fee	100,000
Deferred Share Award	235,000
Lead Independent Director Fee	60,000
Audit Committee Chair Fee	35,000
Other (Non-Audit) Committee Chair Fee	25,000
Audit Committee Member Retainer Fee	20,000

We typically pay retainer, chair and lead independent director cash fees on a quarterly basis. In accordance with established Company procedures, a director may make an advance election to defer payment of all or a portion of his or her director cash fees pursuant to the Stock Plans and/or the EDC (and the Company may make a discretionary matching contribution to the director’s EDC account, which is vested when made). Director cash fees that are deferred pursuant to the Stock Plans will be credited as stock units to the director’s stock unit account in the plan. As elected by the director, director cash fees that are credited to the director’s stock unit account as stock units may be distributed as an equal number of shares in a lump sum or in one to 10 annual installments following termination of service as a Board member. Additional stock units are credited to the director’s stock unit account to reflect any dividends paid on our Class A common stock in a number equal to (x) the per-share cash dividend amount multiplied by the number of stock units in the director’s account divided by (y) the average of the high and low prices of a share of our Class A common stock on the dividend payment date. Cash fees are prorated for directors who join or leave the Board mid-year.
Alternatively, a director may make an advance election to receive payment of all or any part of his or her director fees in the form of SARs having an equivalent grant date value. We grant director SARs with an exercise price equal to the grant date fair market value (the average of the high and low quoted prices of the Company stock on the grant date) and a 10-year term. The SARs are fully vested and become exercisable after one year or, if earlier, upon the director’s termination of service due to death or permanent disability.
The Company grants Deferred Share Awards to directors following the Company’s annual meeting. Deferred Share Awards granted in 2025 vest, subject to continued service on the Board, and become nonforfeitable on a daily pro-rata basis over the term of office, which expires at the annual meeting following the grant date and are distributed in stock in a lump sum following the director’s separation from service, unless the director elects to have the award distributed on the one-year anniversary of the grant date or in one to 10 annual installments following separation from service. Directors make their elections in the year prior to grant of the award. Deferred Share Awards neither accrue dividend equivalents nor provide voting rights until the stock is distributed. Equity awards are prorated for directors who join the Board mid-year.
In 2025, the Committee recommended, and the Board approved, an increase to the annual cash fee for the Chairman of the Board from $2,000,000 to $2,250,000. This cash fee is provided in lieu of the cash and equity fees and awards described above and reflects the Company’s continued assessment of the scope and strategic importance of the Chairman’s role. As described elsewhere in this proxy statement, given the Marriott family’s iconic status in the hospitality industry and deep historical perspective on the Company and its mission, combined with Mr. Marriott’s extensive prior experience in a variety of senior roles at the Company, the Board determined that

2026 Proxy Statement	Marriott International, Inc.	67

Executive and Director Compensation
Mr. Marriott was uniquely qualified to serve as Chairman and that his service would provide a competitive advantage to the Company. In addition, the Board has assigned Mr. Marriott additional responsibilities, including representing the Company at both internal and external events to help further the Company’s strategic goals and to promote the Company’s business, brands, culture, values and goodwill. These responsibilities require significant time commitments, and as a result, the Board determined such responsibilities warrant the approved cash fee. Furthermore, given his significant Company shareholdings, the Board determined that Mr. Marriott’s interests were appropriately aligned with those of the Company’s stockholders, and that 100% cash-based compensation remains appropriate.
The Company reimburses directors for travel expenses and other out-of-pocket costs they incur when attending meetings. To encourage our directors to experience and personally evaluate our portfolio of properties, the Company offers directors complimentary rooms, food and beverage, and certain other amenities and activities (such as spa and golf) while on personal travel at properties within the Company’s lodging portfolio.
The Board believes that stock ownership by non-employee directors is essential for aligning their interests with those of our stockholders. To emphasize this principle, Board stock ownership guidelines require that each non-employee director own Company stock or vested stock units valued at three times the director’s combined annual cash and stock retainers, or roughly nine times the annual cash retainer, within five years of joining the Board. Directors are required to retain 50% of the net after-tax shares acquired under equity awards granted after becoming a director until they satisfy the required stock ownership levels. All non-employee directors who have served as directors of the Company for five years or more have met this goal.
The following Director Compensation Table presents the compensation we paid in 2025 to our non-employee directors. As an officer, Mr. Capuano was not paid for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Isabella D. Goren	135,000	235,254	—	24,564	394,818
Deborah M. Harrison	100,000	235,254	—	24,417	359,671
Frederick A. Henderson	205,000	235,254	—	—	440,254
Lauren R. Hobart	100,000	235,254	—	—	335,254
Debra L. Lee	125,000	235,254	—	24,859	385,113
Aylwin B. Lewis	145,000	235,254	—	27,224	407,478
David S. Marriott	2,160,618	—	—	10,769	2,171,387
Margaret M. McCarthy	145,000	235,254	—	11,666	391,920
Grant F. Reid	120,000	235,254	—	—	355,254
Horacio D. Rozanski	100,048	235,254	—	19,902	355,204
Susan C. Schwab	100,000	235,254	—	28,400	363,654
Sean Tresvant(6)	88,393	235,254	—	21,249	344,896

(1)
This column includes any fees that the directors elected to defer as stock units to their stock unit accounts in the Stock Plans, and fees that were deferred pursuant to the EDC, as set forth below. As he had elected, Mr. Rozanski received a grant of SARs on May 12, 2025, in lieu of cash payment of his annual cash retainer.

(2)
Each non-employee director (other than Mr. Marriott) was granted a Deferred Share Award on May 12, 2025, covering 868 shares, that vests on a pro-rata basis over the course of the year following the grant date. In accordance with the Company’s equity compensation grant procedures, the awards were determined by dividing the target value of the Deferred Share Award by the average of the high and low prices of a share of the Company’s Class A common stock on the date the awards were granted, which was $271.03 per share. The amounts reported in the “Stock Awards” column reflect the grant date fair value of the award, determined in accordance with accounting guidance for share-based payments.

68	Marriott International, Inc.	2026 Proxy Statement

Executive and Director Compensation
(3)
The following table indicates the number of outstanding SARs, Deferred Share Awards and other deferred stock units (collectively, “DS”) held by each director at the end of 2025. This table also includes Marriott Vacations Worldwide (“MVW”) DS awards settled in shares of MVW stock, resulting from adjustments to the Company DS awards for the Company’s timeshare business spin-off in 2011.

Name	Award Type	Number of Securities Underlying Unexercised Director Options/ SARs		Number of Shares or Units of Stock That Have Not Vested (#)	Number of Shares or Units of Stock That Have Vested (#)
		Exercisable (#)	Unexercisable (#)
Ms. Goren	DS	—	—	312	3,647
Mrs. Harrison	DS	—	—	312	1,848
Mr. Henderson	DS	—	—	312	19,602
Ms. Hobart	DS	—	—	312	2,536
Ms. Lee	DS	—	—	312	34,970
	MVW DS	—	—	—	1,704
Mr. Lewis	DS	—	—	312	12,413
Mr. D. Marriott	DS	—	—	—	1,224
Ms. McCarthy	DS	—	—	312	8,308
Mr. Reid	DS	—	—	312	2,536
Mr. Rozanski	SARs	4,174	875	—	—
	DS	—	—	312	4,871
Amb. Schwab	DS	—	—	312	10,058
Mr. Tresvant	DS	—	—	312	556

(4)	No earnings were credited to accounts in the EDC in 2025 at a rate of interest exceeding 120% of the applicable federal long-term rate.
(5)
This column includes Company contributions to the EDC for fiscal year 2025 and perquisites and personal benefits, including Hotel Stay Benefits (as described on page 48). This column also includes the incremental costs associated with directors’ personal use of the Company’s corporate aircraft, which use is generally limited to extraordinary circumstances, except for Mr. David S. Marriott, who may use the corporate aircraft pursuant to his time sharing agreement or for personal reasons at no incremental cost to the Company and any costs associated with such travel are included in this column. The Company determines the incremental cost associated with personal use of the corporate aircraft by adding (i) the cost of fuel and other flight-specific expenses for the personal trip, or, in the case of a mixed personal and business trip, a percentage of the cost of such flight-specific expenses attributable to the percentage of personal flight hours for the trip, (ii) the product of the aircraft’s remaining variable operating costs per hour multiplied by the personal flight hours and the hours for any related deadhead flights, and (iii) an allocable portion of the Company’s cost to purchase aircraft carbon emissions offsets. The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for any director for the fiscal year.

(6)	Mr. Tresvant was appointed to the Board effective February 12, 2025.

2026 Proxy Statement	Marriott International, Inc.	69

Executive and Director Compensation
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options/SARs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options/SARs, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	3,048,857(1)	$ 167.05	13,220,037(2)
Equity compensation plans not approved by stockholders	50,883(3)	—	0
Total	3,099,740		13,220,037

(1)
Includes 2,351,327 shares subject to outstanding PSUs, RSUs, deferred stock bonuses, and Deferred Share Awards granted under the Stock Plans, which are not included in the calculation of the Weighted-Average Exercise Price column. Includes 89,763 shares issuable at target under outstanding PSUs.

(2)	Consists of 10,258,929 shares available for issuance under the 2023 Stock Plan and 2,961,108 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(3)	Represents shares subject to outstanding RSUs under the Starwood Hotels & Resorts Worldwide 2013 Long-Term Incentive Compensation Plan.
The Company assumed the Starwood Hotels & Resorts Worldwide 2013 Long-Term Incentive Compensation Plan (the “Starwood LTIP”) in connection with the acquisition of Starwood. The Starwood LTIP authorized the award of stock options, SARs, restricted stock, RSUs, PSUs and other equity-based or equity-related awards to employees and consultants, except that awards could not be granted to any person who was an employee of the Company or its subsidiaries at the time of the acquisition. No shares remain available for new grants under the Starwood LTIP.

70	Marriott International, Inc.	2026 Proxy Statement

Stock Ownership
Stock Ownership of our Directors, Executive Officers
and Certain Beneficial Owners
The table below sets forth the beneficial ownership of Class A common stock by our current directors, our NEOs, and our current directors and executive officers as a group, as of March 1, 2026 (unless otherwise noted), as well as additional information about beneficial owners of more than 5% of the Company’s Class A common stock. Ownership consists of sole voting and sole investment power, except as indicated in the notes below, and except for shares registered in the name of children sharing the same household or subject to any community property laws. Unless otherwise noted, the current address for all greater than 5% beneficial owners is Marriott International, Inc., 7750 Wisconsin Avenue, Bethesda, Maryland 20814.
Note on Various Marriott Family Holdings: SEC rules require reporting of beneficial ownership of certain shares by multiple parties, resulting in double-counting of some shares. After eliminating the double-counting of shares beneficially owned, J.W. Marriott, Jr., Deborah M. Harrison, and David S. Marriott together have an aggregate beneficial ownership of 13.22% of Marriott’s outstanding shares. The aggregate total beneficial ownership of J.W. Marriott, Jr., Deborah M. Harrison, David S. Marriott and each of the “Other ≥5% Beneficial Owners” shown below, except for The Vanguard Group and BlackRock, Inc., is 17.57% of outstanding shares after removing the double-counted shares. These individuals each disclaim beneficial ownership in excess of his or her pecuniary interest over shares owned by other members of the Marriott family and the entities named below except as specifically disclosed in the footnotes following the table below.

Name	Shares Beneficially Owned	Percent of Class(1)
Directors and Director Nominees:
Anthony G. Capuano	269,175(3)	*
Isabella D. Goren	3,959(2)	*
Deborah Marriott Harrison	27,237,252(7)	10.26%
Frederick A. Henderson	19,914(2)	*
Lauren R. Hobart	2,848(2)	*
Debra L. Lee	36,393(2)	*
Aylwin B. Lewis	21,792(2)	*
David S. Marriott	28,310,277(8)	10.67%
Margaret M. McCarthy	10,620(2)	*
Grant F. Reid	2,848(2)	*
Horacio D. Rozanski	7,071(2)(3)	*
Susan C. Schwab	14,921(2)	*
Sean C. Tresvant	868(2)	*
Other Named Executive Officers:
Kathleen K. Oberg	51,918(3)	*
William P. Brown	15,915(3)	*
Benjamin T. Breland	40,968(3)	*
Rena H. Reiss	71,305(3)	*
All Directors and Executive Officers as a Group: (25 persons)	30,347,940(4)	11.43%

2026 Proxy Statement	Marriott International, Inc.	71

Stock Ownership

Name	Shares Beneficially Owned	Percent of Class(1)
Other ≥5% Beneficial Owners:
J.W. Marriott, Jr.	30,840,908(6)	11.62%
Richard E. Marriott	16,397,553(10)	6.18%
John W. Marriott III	23,482,150(9)	8.85%
Juliana B. Marriott	22,443,147(12)	8.46%
Jennifer R. Jackson	22,049,961(13)	8.31%
Elyse Foulger	22,090,885(14)	8.32%
Juliana B. Marriott Marital Trust	22,429,046(11)	8.45%
Christopher T. Harrison	22,127,138(15)	8.34%
JWM Family Enterprises, Inc.	22,027,118(5)	8.30%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,978,577(16)	7.90%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	15,212,482(17)	5.73%

*	Less than 1%.
(1)
Based on the number of shares outstanding, 265,441,335 on March 1, 2026, inclusive of the number of shares acquirable by the specified person(s) within 60 days of March 1, 2026, as described below. The underlying share amounts for SARs are all based on the $341.73 closing price of Marriott’s Class A common stock on February 27, 2026.

(2)
Includes the combined numbers of shares (a) subject to Deferred Share Awards, and (b) in stock unit accounts of non-employee directors, and that were beneficially owned as of March 1, 2026, as follows: Ms. Goren: 3,959 shares; Mr. Henderson: 19,914 shares; Ms. Hobart: 2,848 shares; Ms. Lee: 35,282 shares; Mr. Lewis: 12,724 shares; Ms. McCarthy: 8,620 shares; Mr. Reid: 2,848 shares; Mr. Rozanski: 5,183 shares; Amb. Schwab: 10,370 shares; and Mr. Tresvant: 868 shares.

(3)
Totals include shares subject to Options, PSUs, SARs and RSUs currently exercisable or exercisable within 60 days after March 1, 2026, as follows: Mr. Breland: 13,296 shares; Mr. Brown: 4,915 shares; Mr. Capuano: 153,610 shares; Ms. Oberg: 5,556 shares; Ms. Reiss: 41,118 shares; and Mr. Rozanski: 1,888 shares. Shares beneficially owned by Ms. Oberg are reported as of February 11, 2026.

(4)
Shares reported as beneficially owned by both Deborah M. Harrison and David S. Marriott are included only once in reporting the number of shares owned by all directors, nominees, and executive officers as a group. All directors and executive officers as a group held 236,633 PSUs, SARs, and RSUs currently exercisable or exercisable within 60 days after March 1, 2026. All directors and executive officers as a group, other than Deborah M. Harrison and David S. Marriott, beneficially owned an aggregate of 699,997 shares (including the PSUs, SARs, and RSUs currently exercisable or exercisable within 60 days after March 1, 2026 referred to above), or 0.26% of our Class A common stock outstanding as of March 1, 2026 (including shares acquirable within 60 days). No current director or executive officer beneficially owns any shares pledged as security as of March 1, 2026, other than as described in footnotes (5), (7), and (8).

(5)
Consists of the following 22,027,118 shares that J.W. Marriott, Jr., his children John W. Marriott III, Deborah M. Harrison, and David S. Marriott, his daughter-in-law Juliana B. Marriott, his grandchildren Elyse Foulger, Jennifer R. Jackson, and Christopher T. Harrison, the Juliana B. Marriott Marital Trust, and JWM Family Enterprises, Inc. each report as beneficially owned: (a) 7,667,119 shares held by JWM Family Enterprises, L.P., whose sole general partner is JWM Family Enterprises, Inc.; (b) 8,319,999 shares owned by Thomas Point Ventures, L.P., whose sole general partner is JWM Family Enterprises, Inc.; (c) 160,000 shares held by Terrapin Limited Holdings, LLC, whose sole member is JWM Family Enterprises, L.P.; (d) 3,000,000 shares owned by Penny Lane Limited Holdings, LLC, whose sole member is JWM Family Enterprises, L.P.; (e) 1,840,000 shares owned by Anchorage Partners, L.P., whose sole general partner is JWM Family Enterprises, L.P.; (f) 160,000 shares owned by Bay Harbor Limited Holdings, LLC, whose sole member is Anchorage Partners, L.P.; and (g) 880,000 shares owned by 43 Degrees North Holdings, LLC, whose sole member is Thomas Point Ventures, L.P. The address for JWM Family Enterprises, Inc., a corporation for which J.W. Marriott, Jr., David S. Marriott, and three of J.W. Marriott, Jr.’s grandchildren (Elyse Foulger, Jennifer R. Jackson, and Christopher T. Harrison) serve are directors, is 9210 Corporate Blvd, Suite 335, Rockville, MD 20850. Affiliates of JWM Family Enterprises, Inc. have pledged 5,659,641 shares as collateral (or 2.13% of our Class A common stock outstanding as of March 1, 2026 (including shares acquirable within 60 days)).

(6)
Consists of 2,559,896 shares held directly by J.W. Marriott, Jr. and 151,818 shares held in a 401(k) account for the benefit of J.W. Marriott, Jr., as well as the following shares over which J.W. Marriott, Jr. has shared voting and dispositive power: (a) 3,029,277 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr. serves as a trustee; (b) 2,720,608 shares held by a limited liability company, for which J.W. Marriott, Jr. serves as a manager; (c) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5); (d) 285,883 shares held by a trust for the benefit of the estate of J.W. Marriott, Jr.'s deceased spouse, for which J.W. Marriott, Jr. serves as a co-trustee; and (e) 66,308 shares owned by The Bill and Donna Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr. serves as a trustee. J.W. Marriott, Jr. disclaims beneficial ownership of the foregoing shares in subparts (a) – (e) in excess of his pecuniary interest.

(7)
Consists of 42,711 shares held directly by Deborah M. Harrison, 9,845 shares held in a grantor trust of which Deborah M. Harrison is the sole trustee, and 2,160 shares subject to Deferred Share Awards that were beneficially owned as of March 1, 2026, as well as the following shares over which Deborah M. Harrison has shared voting and dispositive power: (a) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5); (b) 3,029,277 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which Deborah M. Harrison serves as a trustee; (c) 16,747 shares held directly by Deborah M. Harrison's spouse, Ronald Taylor Harrison; (d) 179,166 shares held in three trusts for the benefit of J.W. Marriott, Jr.'s grandchildren, for which Deborah M. Harrison serves as a trustee; (e) 20,407 shares held in eighteen trusts for the benefit of Deborah M. Harrison's grandchildren, for which Deborah M. Harrison’s spouse serves as a trustee; (f) 70,078 shares held in two trusts for the benefit of Deborah M. Harrison's children, for which Deborah M. Harrison serves as a trustee; (g) 34,920 shares held in a limited liability company, for which Deborah M. Harrison serves as a manager; (h) 90,561 shares held in a limited liability company, for which Deborah M. Harrison's spouse serves as a manager; (i) 240,000 shares owned by twelve trusts for the benefit of the grandchildren and more remote descendants of J.W. Marriott, Jr., for which Deborah M. Harrison serves as a trustee; (j) 251,000 shares owned by a life insurance trust, for which Deborah M. Harrison serves as a trustee; (k) 175,210 shares held in a trust for the benefit of Deborah M. Harrison's descendants, for which Deborah M. Harrison serves as a trustee; (l) 66,308 shares owned by The Bill and Donna Marriott Foundation, a charitable foundation, for which Deborah M. Harrison serves as a trustee; (m) 285,883 shares held by a trust for the benefit of the estate of Deborah M. Harrison's deceased mother, for which Deborah M. Harrison serves as a co-trustee; and (n) 695,861 shares held by a trust for the benefit of Deborah M. Harrison, for which Deborah M. Harrison serves as a co-trustee. Mrs. Harrison disclaims beneficial ownership of the foregoing shares in subparts (a) – (n) in excess of her pecuniary interest. Trusts of which Deborah M. Harrison is a trustee or co-trustee have pledged 60,636 shares as collateral (or 0.02% of our Class A common stock outstanding as of March 1, 2026 (including shares acquirable within 60 days)).

72	Marriott International, Inc.	2026 Proxy Statement

Stock Ownership
(8)
Consists of 591,669 shares held directly by David S. Marriott and 1,224 shares subject to Deferred Share Awards that were beneficially owned as of March 1, 2026, as well as the following shares over which David S. Marriott has shared voting and dispositive power: (a) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5); (b) 9,035 shares held by David S. Marriott's spouse; (c) 85,320 shares held by four trusts for the benefit of David S. Marriott's children, for which David S. Marriott serves as a trustee; (d) 240,000 shares owned by twelve trusts for the benefit of the grandchildren and more remote descendants of J.W. Marriott, Jr., for which David S. Marriott serves as a trustee; (e) 251,000 shares owned by a life insurance trust, for which David S. Marriott serves as a trustee; (f) 75,000 shares owned by a trust for the benefit of the descendants of John W. Marriott III, for which David S. Marriott serves as a trustee; (g) 230,390 shares owned by a trust for the descendants of David S. Marriott, for which David S. Marriott serves as a trustee; (h) 221,678 shares held in three trusts for the descendants of Stephen Garff Marriott, for which David S. Marriott serves as a trustee; (i) 401,928 shares held by a trust for the benefit of Juliana B. Marriott, for which David S. Marriott serves as a trustee; (j) 3,029,277 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which David S. Marriott serves as a trustee; (k) 123,667 shares held by four trusts for the benefit of David S. Marriott’s nieces, for which David S. Marriott serves as a trustee; (l) 66,308 shares owned by The Bill and Donna Marriott Foundation, a charitable foundation, for which David S. Marriott serves as a trustee; (m) 285,883 shares held by a trust for the benefit of the estate of David S. Marriott's deceased mother, for which David S. Marriott serves as a co-trustee; (n) 670,536 shares held by a trust for the benefit of David S. Marriott, for which David S. Marriott serves as a trustee; and (o) 244 shares held by David S. Marriott's children. David S. Marriott disclaims beneficial ownership of the foregoing shares in subparts (a) – (o) in excess of his pecuniary interest. Trusts of which David S. Marriott is a trustee or co-trustee have pledged 218,777 shares as collateral (or 0.08% of our Class A common stock outstanding as of March 1, 2026 (including shares acquirable within 60 days)).

(9)
Consists of the following shares that John W. Marriott III reports as beneficially owned: (a) 379,569 shares directly held; (b) 179,166 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III and Deborah M. Harrison serve as co-trustees; (c) 75,000 shares owned by a trust for the benefit of John W. Marriott III’s descendants, for which John W. Marriott III and David S. Marriott serve as co-trustees; (d) 251,000 shares owned by a life insurance trust, for which John W. Marriott III serves as a trustee; (e) 37,527 shares owned by the JWM III Family Foundation, a charitable foundation for which John W. Marriott III serves as sole director; (f) 292,770 shares held by a trust for the benefit of John W. Marriott III, for which John W. Marriott III serves as a trustee; (g) 240,000 shares owned by twelve trusts for the benefit of the grandchildren and more remote descendants of J.W. Marriott, Jr., for which John W. Marriott III serves as a trustee; and (h) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5).

(10)
Consists of the following shares that Richard E. Marriott reports as beneficially owned: (a) 3,570,701 shares held directly and 826,484 shares held in grantor trusts of which Richard E. Marriott is the sole trustee; (b) 288,065 shares owned by Richard E. Marriott’s spouse; (c) 1,067,917 shares owned by three trusts for the benefit of Richard E. Marriott’s children, for which his spouse serves as a co-trustee; (d) 2,251,519 shares owned by First Media, L.P., a limited partnership whose general partner is a corporation in which Richard E. Marriott is the controlling voting stockholder; (e) 17,000 shares held by a trust established for the benefit of J.W. Marriott, Jr., for which Richard E. Marriott serves as trustee; (f) 123,464 shares owned by the Richard E. and Nancy P. Marriott Foundation, for which Richard E. Marriott and his spouse serve as directors and officers; (g) 2,502,518 shares held by eight trusts for which Richard E. Marriott serves as a trustee; (h) 3,029,277 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which Richard E. Marriott serves as a trustee; and (i) 2,720,608 shares held by a limited liability company, for which Richard E. Marriott serves as a manager. Mr. Marriott disclaims beneficial ownership of the foregoing shares in subparts (b) – (i) in excess of his pecuniary interest. He is the brother of J.W. Marriott, Jr. and is a former director and officer of the Company. His address is Host Hotels & Resorts, Inc., 4747 Bethesda Avenue, Suite 1300, Bethesda, MD 20814.

(11)
Consists of 401,928 shares held directly by The Juliana B. Marriott Marital Trust (the “Marital Trust”), as well as the following shares over which The Marital Trust has shared voting and dispositive power: (a) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5). The Marital Trust disclaims beneficial ownership of the foregoing shares in subpart (a) in excess of the Marital Trust’s pecuniary interest. The Marital Trust’s address is JWM Family Enterprises, Inc., 9210 Corporate Blvd, Suite 335, Rockville, MD 20850.

(12)
Consists of 14,101 shares held directly by Juliana B. Marriott, as well as the following shares over which Juliana B. Marriott has shared voting and dispositive power: (a) 22,429,046 shares beneficially owned by The Marital Trust, for which Juliana B. Marriott serves as a trustee (referred to in footnote 11). Juliana B. Marriott disclaims beneficial ownership of the foregoing shares in subpart (a) in excess of her pecuniary interest. Juliana B. Marriott’s address is JWM Family Enterprises, Inc., 9210 Corporate Blvd, Suite 335, Rockville, MD 20850.

(13)
Consists of 11,661 shares held directly by Jennifer R. Jackson, as well as the following shares over which Jennifer R. Jackson has shared voting and dispositive power: (a) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5); and (b) 11,182 shares held in trusts of which the spouse of Jennifer R. Jackson serves as trustee. Ms. Jackson disclaims beneficial ownership of the foregoing shares in subparts (a) – (b) in excess of her pecuniary interest. Ms. Jackson’s address is JWM Family Enterprises, Inc., 9210 Corporate Blvd, Suite 335, Rockville, MD 20850.

(14)
Consists of 63,767 shares held directly by Elyse Foulger, as well as the following shares over which Elyse Foulger has shared voting and dispositive power: (a) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5). Ms. Foulger disclaims beneficial ownership of the foregoing shares in subpart (a) in excess of her pecuniary interest. Ms. Foulger’s address is JWM Family Enterprises, Inc., 9210 Corporate Blvd, Suite 335, Rockville, MD 20850.

(15)
Consists of 100,020 shares held directly by Christopher T. Harrison, as well as the following shares over which Christopher T. Harrison has shared voting and dispositive power: (a) 22,027,118 shares beneficially owned by JWM Family Enterprises, Inc. (referred to in footnote 5). Mr. Harrison disclaims beneficial ownership of the foregoing shares in subpart (a) in excess of his pecuniary interest. Mr. Harrison’s address is JWM Family Enterprises, Inc., 9210 Corporate Blvd, Suite 335, Rockville, MD 20850.

(16)
Based on a review of a Schedule 13G/A report filed with the SEC on February 13, 2024, The Vanguard Group beneficially owned 20,978,577 shares as of December 29, 2023, with sole voting power as to 0 shares, shared voting power as to 331,963 shares, sole dispositive power as to 19,913,617 shares, and shared dispositive power as to 1,064,960 shares. Percent of class calculated based on the shares outstanding as of March 1, 2026, as described in footnote 1.

(17)
Based on a review of a Schedule 13G/A report filed with the SEC on January 31, 2024, BlackRock, Inc. beneficially owned 15,212,482 shares as of December 31, 2023, with sole voting power as to 13,734,981 shares, shared voting power as to 0 shares, sole dispositive power as to 15,212,482 shares, and shared dispositive power as to 0 shares. Percent of class calculated based on the shares outstanding as of March 1, 2026, as described in footnote 1.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Class A common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely upon a review of SEC filings and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements for fiscal year 2025, except for one late filing by J.W. Marriott, Jr. to report one transaction related to receipt of a gift of Class A common stock by his spouse. In addition, for fiscal year 2026, we are aware of one late filing by Satyajit Anand to report a grant of RSUs and one late filing by David Shawn Hill to report two grants of RSUs. The untimely reports were the result of administrative errors.

2026 Proxy Statement	Marriott International, Inc.	73

Transactions with Related Persons
JWM Family Enterprises, L.P. (“Family Enterprises”) is a Delaware limited partnership that is beneficially owned and controlled by Mr. J.W. Marriott, Jr., the Company’s Chairman Emeritus and former Executive Chairman and Chairman of the Board, and members of his family, including Mrs. Deborah M. Harrison (daughter of Mr. J.W. Marriott, Jr.), a member of the Company’s Board; and Mr. David S. Marriott (son of Mr. J.W. Marriott, Jr.), the Chairman of the Company’s Board. Family Enterprises indirectly holds (or held in 2025) ownership interests in 18 hotels that we operate pursuant to management agreements with entities controlled by Family Enterprises. We also provide procurement, renovation and/or technical services for some of these properties pursuant to contracts entered into with the ownership entities. We expect these types of arrangements to continue in 2026, and it is possible that Family Enterprises or entities affiliated with it will acquire interests in additional hotels operated or franchised by us. In 2025, we earned management fees of approximately $13.4 million, plus reimbursement of certain expenses, and global design/procurement, renovation and/or technical services fees of approximately $244,000 from our operation of and provision of services for these hotels. We have no financial involvement in Family Enterprises or in any of these hotels, other than as described in this paragraph.
Mr. Christopher Harrison (grandson of Mr. J.W. Marriott, Jr. and son of Mrs. Harrison) and Mr. Craig Ballard (son-in-law of Mrs. Harrison) hold ownership interests in entities dedicated to investments in the hospitality space. These entities hold (or held in 2025) varying majority ownership interests in 13 Marriott-branded hotels: nine hotels that are currently subject to franchise agreements, and four hotels that are or will be operated by us pursuant to management agreements with the hotel owner. We expect management and franchise arrangements for hotels owned by these entities to continue through 2026. It is possible these entities will acquire interests in additional hotels operated or franchised by us. In 2025 (or, for interests acquired or sold in 2025, between the time when the interests in the hotels were acquired and December 31, 2025 or between January 1, 2025 and the time the interests were sold), we earned approximately $6.2 million of management, franchise and other fees related to such properties, plus reimbursement of certain expenses. Mr. Harrison and Mr. Ballard also hold an aggregate two-thirds interest in Twin Bridges Hospitality LLC, which has advised us that it acts (or expects to act) as asset manager for most of the 13 Marriott-branded hotels referred to in this paragraph. We are not a party to any of the asset management agreements between Twin Bridges and hotel owners. Other than the management or franchise arrangements described in this paragraph, we have no financial involvement in the hotels or investment entities described in this paragraph.
Our Company was founded by Mr. J.W. Marriott, Jr.’s parents, and the Board believes that the continued involvement of Marriott family members in responsible positions of the Company makes a significant long-term contribution to the value of our corporate name and identity and to the maintenance of our reputation for providing quality products and services, reinforces the culture and core values that are the bedrock of our success, and promotes associate engagement and retention. In addition to Mr. David S. Marriott’s membership on the Board and role as Chairman of the Board and Mrs. Harrison’s membership on the Board and role as Global Cultural Ambassador Emeritus, the Company employs (or employed in 2025) other members of the Marriott family. From time to time, the Company may also employ family members of other directors or executive officers. The compensation levels of such family members are set based on reference to external market practice for similar positions and/or internal pay equity when compared to the compensation paid to non-family members in similar positions. Employed family members with total compensation for 2025 in excess of $120,000, which includes, to the extent applicable, base salary, bonus, the value of stock-based awards, and all other compensation, were Jennifer Decker Brown, Mr. Brown’s former daughter-in-law, whose total 2025 compensation was $131,517 for her service as Manager, HR Technology; and Matthew Harrison, Mrs. Harrison’s son and Mr. David S. Marriott’s nephew, whose total 2025 compensation was $266,407 for his service as a hotel general manager. No other employed family members’ total compensation for 2025 exceeded $120,000.
The Company provides Mr. J.W. Marriott, Jr. with various non-business-related services. He reimbursed the Company for the cost of these services provided by Company associates in the amount of $422,427 for 2025.
Mr. J.W. Marriott, Jr. and an affiliate of the Company entered into a non-exclusive aircraft time sharing agreement, dated September 20, 2018, which was most recently amended and restated effective November 7, 2024. The agreement permits him to compensate the Company for personal use of the Company’s aircraft, when not already committed for Company use. For flights under the time-sharing agreement, Mr. J.W. Marriott, Jr. compensates the Company based on a cost reimbursement methodology compliant with Federal Aviation Administration regulations. In 2025, these reimbursements totaled approximately $73,896. An affiliate of the Company has also entered into non-exclusive aircraft time sharing agreements with Mr. Capuano (effective May 3, 2022, amended and restated effective September 14, 2023) and Mr. David S. Marriott (effective February 9, 2023), respectively, which permit them to compensate the Company for personal use of the Company’s aircraft, when not already committed for Company use, based on a cost reimbursement methodology

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Transactions with Related Persons
compliant with Federal Aviation Administration regulations. There were no reimbursements under Mr. Capuano’s and Mr. David S. Marriott’s time-sharing agreements in 2025. Additional information about Mr. Capuano’s use of the Company’s aircraft is included in the Executive Compensation section of this proxy statement.
Policy on Transactions and Arrangements with Related Persons
The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company’s current and recent former directors, director nominees, current and recent former executive officers, greater than 5% stockholders, and their immediate family members where the amount involved exceeds $120,000. Each of the related person transactions described above is subject to, and has been approved or ratified under, this policy.
The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other things, whether the transaction is on terms no less favorable to the Company than those of similar contemporaneous transactions, arrangements or relationships with unrelated third parties and the materiality of the related person’s interest in the transaction, arrangement or relationship. The policy also provides that, prior to Audit Committee review, the Company’s Corporate Growth Committee, an internal management committee whose members include the Company’s President and CEO and members of the Company’s senior management, approve all such transactions.
The Audit Committee and the Corporate Growth Committee have considered and deemed approved certain limited categories of transactions with related persons. Information on such transactions is provided to the appropriate committee, as applicable, at regularly scheduled meetings. Transactions that have been deemed approved by the Audit Committee are limited to:
•
provision of certain services in connection with lodging transactions with specified maximum dollar thresholds and where the Company’s Global Design Division has determined that the terms are no less favorable to the Company than those of similar agreements with unrelated third-party owners;

•
changes to certain lodging transactions, subject to specified maximum percentage of the value thresholds, that are consistent with general terms and conditions of transactions that the Audit Committee has previously approved;

•
ordinary course residence and similar sales or leases under any general program of sale or lease to third parties, if the price or rental paid is no lower than the lowest price or rental offered to third parties or to Marriott associates under Company-wide associate discount programs with respect to such property;

•
employment and compensation relationships that are subject to Human Resources and Compensation Committee or other specified internal management approvals or which, in the case of directors or executive officers, are subject to required proxy statement disclosure;

•
certain transactions with other companies and certain charitable contributions in which the related persons’ interest or involvement is limited and, with respect to directors who otherwise are independent, is consistent with the independence criteria under both the Company’s Governance Principles and the Nasdaq corporate governance listing standards;

•
transactions where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis; and

•
non-lodging transactions involving less than $500,000 that are approved by a standing subcommittee of the Corporate Growth Committee or, if the transactions pose a conflict of interest for all members of the subcommittee, the President and CEO.

Insider Trading Policies and Procedures
The Company has adopted an insider trading policy and related procedures that govern the purchase, sale, and other dispositions of its securities by directors, officers, and associates, as well as by the Company itself. The Company believes its insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to the Company. The foregoing summary of the Company’s insider trading policy and procedures does not purport to be complete and is qualified by reference to the full text of the Marriott International, Inc. Securities Trading Policy (MIP-11), which is included as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2026 Proxy Statement	Marriott International, Inc.	75

Questions and Answers About the Meeting
2026 Proxy Materials
1.	Why am I receiving these proxy materials?
The enclosed proxy is solicited by the Board of the Company for the Annual Meeting to be held at 8:30 a.m. Eastern Time on Friday, May 8, 2026, or any adjournment or postponement thereof. The Board has made these materials available to you over the Internet or has delivered printed versions of these materials to you by mail, because you owned shares of the Company’s Class A common stock on March 11, 2026, the record date, and that entitles you to notice of, and to attend and vote at, the Annual Meeting. At our Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting (the “Notice”). These actions include the items to be voted on as set forth in this proxy statement and any other matters that may properly be presented at the meeting. In addition, our management will respond to questions from stockholders.
2.	What are the items to be voted on, the Board’s recommendation regarding each item, and the vote required to approve each item?
The table below summarizes each item to be voted on as set forth in this proxy statement, the Board’s recommendation regarding each item, the vote required to approve each item, and the effect of abstentions and broker non-votes on each item. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Item		Board Recommends	Vote Required	Effect of Abstention	Effect of Broker Non-Votes	See page
1.	Election of each of the 12 director nominees	FOR each of the 12 director nominees	Majority of the votes cast	None	None	10
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026	FOR	Affirmative vote of the holders of a majority of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the item	Vote “AGAINST”	None	11
3.	Advisory vote to approve executive compensation	FOR	Affirmative vote of the holders of a majority of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the item	Vote “AGAINST”	None	11

In the election of directors, each director will be elected by a vote of the majority of the votes cast, which means each nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. Instructions to “ABSTAIN” and broker non-votes will have no effect on the election of directors.
For (i) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026 and (ii) the advisory vote to approve executive compensation, the affirmative vote of the holders of a majority of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the items will be required for approval. Instructions to “ABSTAIN” with respect to these items will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an abstention on any of these items will have the effect of a vote “AGAINST” the item. Broker non-votes, if any, will not have any effect on the outcome of votes for these items.

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Questions and Answers About the Meeting
Participating in the Annual Meeting
3.	Where is the Annual Meeting and why is Marriott holding a virtual meeting?
This year’s Annual Meeting will be conducted virtually through a live audio webcast and online stockholder tools accessible via the Internet. We have adopted this format to provide greater accessibility to the Annual Meeting, encourage broader stockholder participation, and help reduce the costs to the Company and stockholders of planning, holding, and attending the Annual Meeting, while still allowing the Company to provide stockholders the same opportunities to participate as an in-person meeting. These proxy materials include instructions on how to access and participate in the virtual Annual Meeting and how you may vote your shares of Company Class A common stock before or during the Annual Meeting.
4.	Who can participate?
All stockholders of record at the close of business on the record date, March 11, 2026, or their duly appointed proxies, may participate in the Annual Meeting.
5.	How can I attend the Annual Meeting?
To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/MAR2026. Stockholders will need their unique control number, which appears on the proxy card (printed in the box and marked by the arrow), next to the label for postal mail recipients or within the body of the email sending the proxy statement. Stockholders whose shares are held beneficially through a brokerage firm, bank, trust or other similar organization are considered “beneficial owners” of shares held in street name. Beneficial owners whose shares are held in street name may also participate in the Annual Meeting. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access and participate in the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. Eastern Time on Friday, May 8, 2026. You may begin to log into the meeting platform approximately thirty minutes before the start.
6.	Who should stockholders contact if they have technical issues accessing the virtual Annual Meeting?
We encourage stockholders to access the meeting platform prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
7.	How can stockholders ask questions during the virtual meeting?
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to the Company and the meeting matters that are submitted by stockholders before or during the meeting in accordance with the Annual Meeting’s Rules of Conduct, which will be posted on the Annual Meeting website. Stockholders may submit questions prior to the day of the meeting at www.proxyvote.com after logging in with their unique control number found on the proxy card (printed in the box and marked by the arrow), next to the label for postal mail recipients or within the body of the email sending the proxy statement. Stockholders may submit questions the day of or during the Annual Meeting through www.virtualshareholdermeeting.com/MAR2026. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.
Voting Procedures
8.	Who is entitled to vote?
Only stockholders of record at the close of business on the record date, March 11, 2026, are entitled to receive notice of and to attend and vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share of the Company’s Class A common stock entitles its holder to cast ten votes on each matter to be voted upon.

2026 Proxy Statement	Marriott International, Inc.	77

Questions and Answers About the Meeting
9.	How do I vote?
Whether you are a stockholder of record or a beneficial owner whose shares are held in street name, you can vote in any one of four ways:

Via the Internet in advance of the Annual Meeting.
You may vote by submitting your proxy by visiting www.proxyvote.com and entering the control number found on your proxy card (printed in the box and marked by the arrow) next to the label for postal mail recipients or within the body of the email sending the proxy statement.

By Telephone. You may vote by submitting your proxy by calling the toll-free number found on the proxy card or in the voting instruction form.

By Mail.
You may vote by submitting your proxy by mail by filling out the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided.

Online During the Annual Meeting.
If you are a stockholder of record and you plan to attend the Annual Meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You also may vote at www.virtualshareholdermeeting.com/MAR2026 during the Annual Meeting. Have your unique control number available when you access the Annual Meeting website.

Telephone and Internet voting is available through 11:59 p.m. Eastern Time on Thursday, May 7, 2026. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.
If you hold your shares in street name through a broker, bank, or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
10.	How do I vote my 401(k) shares?
If you participate in the Marriott Retirement Savings Plan or the Marriott International, Inc. Puerto Rico Retirement Plan (the “Retirement Plans”), you may give voting instructions as to the number of share equivalents allocated to your account as of the record date. You may provide voting instructions to the trustee under the Retirement Plans by completing and returning the proxy card accompanying this proxy statement. The trustee will vote the number of shares equal to the share equivalents credited to your account in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time on Tuesday, May 5, 2026. If you do not send instructions by this deadline or if you do not vote by proxy, or if you return your proxy card with an unclear voting designation or no voting designation at all, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions. Under the Retirement Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of undirected shares set forth in the preceding sentence.
11.	What shares are included on my proxy card(s)?
The shares on your proxy card(s) represent ALL of your shares of Class A common stock that the Company’s stock transfer records indicate that you hold, including (i) any shares you may hold through the Computershare Investor Services Program for Marriott International, Inc. stockholders administered by Computershare Investor Services; and (ii) if you are a participant in one of the Retirement Plans, any shares that may be held for your account by Fidelity Management Trust Company as the plan’s custodian. Shares that you hold in street name through a broker, bank, or other nominee are not included on the proxy card(s) furnished by the Company, but the institution will provide you with a voting instruction form.

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Questions and Answers About the Meeting
12.	How will my shares be voted?
Your shares will be voted as you indicate on the proxy card. Except as indicated above with respect to shares held in the Retirement Plans, if you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR the election of each of the 12 director nominees; FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026; and FOR the advisory vote to approve executive compensation.
13.	What constitutes a quorum?
The presence at the Annual Meeting, by participating in the virtual Annual Meeting or by proxy, of the holders of a majority of the shares of Class A common stock of the Company issued and outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the March 11, 2026 record date, 264,931,993 shares of our Class A common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Similarly, “broker non-votes” (described above) will be counted in determining whether there is a quorum.
14.	Can I change my vote or revoke my proxy after I return my proxy card, or after I vote by telephone or electronically?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:
(1)	Returning a later-dated signed proxy card;
(2)
Delivering a written notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 that is received before the polls close for voting at the Annual Meeting or any adjournment or postponement thereof;

(3)	Voting by submitting your proxy by telephone or the Internet until 11:59 p.m. Eastern Time on May 7, 2026; or
(4)	Attending the Annual Meeting and voting online as indicated above under “How do I vote?”
If your shares are held in street name through a broker, bank, or other nominee, you will need to contact that institution if you wish to change your voting instructions in advance of the Annual Meeting. Alternatively, you may attend the Annual Meeting and vote online, as indicated above under “How do I vote?”
15.	Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc., our independent vote tabulation agency, will count the votes and act as the inspector of election.
16.	What does it mean if I receive more than one proxy card?
If your shares are registered under different names or are held in more than one account, you may receive more than one proxy card. In order to vote all your shares, please sign and return all proxy cards, or if you choose, vote by submitting your proxy by telephone or through the Internet using the personal identification number printed on each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Investor Services, at 1-800-311-4816.
17.	How will voting on any other business be conducted?
Although we currently do not know of any business to be considered at the Annual Meeting other than the items described in this proxy statement, if any other business is properly presented at the Annual Meeting, your proxy gives authority to David S. Marriott and/or Anthony G. Capuano (with full power of substitution) to vote on such matters at their discretion.

2026 Proxy Statement	Marriott International, Inc.	79

Questions and Answers About the Meeting
Other Matters
18.	When are stockholder proposals and nominations for the 2027 annual meeting of stockholders due?
Rule 14a-8 Proposals. To be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive office no later than the close of business on November 27, 2026. Proposals must comply with Rule 14a-8 and must be submitted in writing to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814.
Advance Notice Proposals and Nominations. In addition, our Bylaws require that, if a stockholder desires to introduce a stockholder proposal, other than a nomination for the election of directors, at the 2027 annual meeting of stockholders, notice of such proposal must be delivered in writing to the Company’s Secretary at the above address no earlier than the close of business on January 8, 2027 and no later than the close of business on February 7, 2027. However, if the 2027 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, the stockholder’s notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the meeting date is first made by the Company. If a stockholder desires to nominate a director at the 2027 annual meeting of stockholders, our Bylaws require that notice of such nomination be delivered in writing to the Company’s Secretary at the above address no later than February 7, 2027. However, in the event that the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of this year’s Annual Meeting, the stockholder’s notice must be so delivered no later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The notice of such written proposal or nomination must comply with our Bylaws. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19, the SEC’s universal proxy rule, no later than March 9, 2027 (or, if the 2027 annual meeting of stockholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the 2027 annual meeting of stockholders is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.
Proxy Access Nominations. If a stockholder or group of stockholders who meet the requirements set forth in our Bylaws wish(es) to nominate one or more director candidates to be included in the Company’s proxy statement for the 2027 annual meeting through the Company’s proxy access provision, the Company must receive proper written notice of the nomination no later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the first anniversary date of the date the definitive proxy statement was first released to stockholders in connection with this year’s Annual Meeting (i.e., between the close of business on October 28, 2026 and the close of business on November 27, 2026), and the nomination must otherwise comply with our Bylaws. However, in the event that the 2027 annual meeting of stockholders is more than 30 days before or after the anniversary of this year’s Annual Meeting, the stockholder’s notice must be delivered no earlier than the close of business on the 150th day prior to such annual meeting and no later than the close of business on the 120th day prior to such annual meeting or the 10th day following the date on which public announcement of the meeting date is first made by the Company.
If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the proxies we solicit allow the named proxyholders, if a vote is taken, to vote on such proposals as they deem appropriate. You can find a copy of our Bylaws in the Investor Relations section of the Company’s website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters,” or you may obtain a copy by submitting a request to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814.
19.	How much did this proxy solicitation cost, and who paid that cost?
The Company paid for this proxy solicitation. We hired MacKenzie Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for an estimated fee of $19,500, plus reimbursement of certain out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies will be solicited by mail, telephone, or other means of communication. Our directors, officers and regular associates who are not specifically employed for proxy solicitation purposes and who will not receive

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Questions and Answers About the Meeting
any additional compensation for such activities may also solicit proxies. If any stockholders need assistance voting their shares, please contact MacKenzie Partners, Inc. at 800-322-2885 (Toll Free), 212-929-5500 (Call Collect) or via email at proxy@mackenziepartners.com.
20.	Can I receive future stockholder communications electronically through the Internet?
Yes. You may elect to receive future notices of meetings, proxy materials, and annual reports electronically through the Internet. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. To consent to electronic delivery:
•
If your shares are registered in your own name, and not in street name through a broker, bank, or other nominee, simply log in to the Internet site maintained by our transfer agent, Computershare Investor Services, at www.computershare.com/investor and the step-by-step instructions will prompt you through enrollment.

•
If your shares are held in street name through a broker, bank, or other nominee, you must first vote your shares using the Internet, at www.proxyvote.com, and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

You may withdraw this consent at any time and resume receiving stockholder communications in print form.

2026 Proxy Statement	Marriott International, Inc.	81

Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us, as well as reduce the environmental impact of printing and shipping these materials. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares may deliver only one proxy statement and annual report or one Notice of Internet Availability to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814, or by calling (301) 380-5750. You may also obtain a copy of the proxy statement and annual report from the Company’s website (www.Marriott.com/Investor) by clicking on “SEC Filings.” Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Matters
The Company’s management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote such proxy in accordance with their judgment on such matters.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held On May 8, 2026: The proxy statement and annual report to stockholders are available at www.proxyvote.com.
Any stockholder who would like a copy of our 2025 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the Investor Relations portion of our website (www.Marriott.com/Investor) by clicking on “SEC Filings.”
BY ORDER OF THE BOARD OF DIRECTORS,

Andrew P.C. Wright
Secretary

82	Marriott International, Inc.	2026 Proxy Statement

Cautionary Statements
This proxy statement includes forward-looking statements. These statements are not historical facts, but instead are based on the beliefs and assumptions of our management and on information available to us through March 27, 2026. Forward-looking statements include information related to our business plans; the expected continued growth of our business; statements regarding future changes to our Board of Directors and executive officers, corporate governance practices, executive and director compensation programs, equity plan usage, and people strategy; and other statements that are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “foresees,” or similar expressions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our SEC filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. All statements in this proxy statement are made as of March 27, 2026. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.
References to our website or other links to our publications or other information are provided for the convenience of our stockholders. The information or data included on our websites or accessible at these links is not incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the SEC.

2026 Proxy Statement	Marriott International, Inc.	83

Exhibit A
Non-GAAP Financial Measure
In this proxy statement, we report Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). Please be aware that this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for net income or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present this non-GAAP financial measure differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measure we report may not be comparable to those reported by others.
Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision for income taxes, restructuring and merger-related recoveries/charges, and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold). In addition, in 2025, Adjusted EBITDA excludes expenses related to the termination of our licensing agreement with Sonder Holdings Inc. (the “Sonder Termination”).
We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from hotel owners and certain other counterparties to reimburse the Company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.
We exclude restructuring and merger-related recoveries/charges as well as charges related to legal proceedings that are outside of the ordinary course of our business, both of which we record in the “Restructuring and merger-related (recoveries) charges, and other” caption of our Income Statements. We also exclude impairment charges and expenses related to the Sonder Termination, which we record in the “Contract investment amortization” and “Owned, leased, and other expense” captions of our Income Statements, as they are related to the cessation of operations of an entire brand, which is a nonrecurring event. In addition, we exclude non-cash impairment charges (if above a specified threshold) related to our franchise and management contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Income Statements. These adjustments allow for period-over-period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties, and for which we receive reimbursement under our agreements with hotel owners and certain other counterparties with no added mark-up. We do not operate these property-level and centralized programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners and certain other counterparties, we do not seek a mark-up. For property-level services, we recognize cost reimbursement revenue at the same time that we incur expenses, and property-level services have no net impact on our Income Statements in the reporting period. However, for centralized programs and services, we may be reimbursed before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners and certain other counterparties in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

2026 Proxy Statement	Marriott International, Inc.	A-1

Exhibit A
We use the term “hotel owners” throughout this Exhibit A to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to franchise agreements, management agreements, license agreements, or similar arrangements, excluding Homes & Villas by Marriott BonvoySM (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.
The following table presents our reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

	Full Year 2025	Full Year 2024
($ in millions)
Net income, as reported	$2,601	$2,375
Cost reimbursement revenue	(19,204)	(18,482)
Reimbursed expenses	19,503	18,799
Interest expense	809	695
Interest expense from unconsolidated joint ventures	7	8
Provision for income taxes	793	776
Depreciation and amortization	213	183
Contract investment amortization	135	103
Depreciation and amortization classified in reimbursed expenses	251	206
Depreciation, amortization, and impairments from unconsolidated joint ventures	18	15
Stock-based compensation	236	237
Restructuring and merger-related (recoveries) charges, and other	(2)	77
Expenses related to Sonder Termination(1)	23	—
Gain on asset dispositions(2)	—	(11)
Adjusted EBITDA	$5,383	$4,981

(1)	Expenses related to the Sonder Termination reported in Owned, leased, and other expense.
(2)	Gain on asset dispositions reported in Gains and other income, net.

A-2	Marriott International, Inc.	2026 Proxy Statement

MARRIOTT BONVOY®

EDITION
THE RITZ-CARLTON
THE LUXURY COLLECTION
ST REGIS
W HOTELS
JW MARRIOTT
BVLGARI HOTELS & RESORTS
MARRIOTT
SHERATON
DELTA HOTELS
WESTIN
Le MERIDIEN
RENAISSANCE® HOTELS
AUTOGRAPH COLLECTION® HOTELS
TRIBUTE PORTFOLIO
DESIGN HOTELS™
THE MARRIOTT VACATION CLUBS™
GAYLORD HOTELS®
MGM COLLECTION
Outdoor Collection by MARRIOTT BONVOY™
COURTYARD®
FOUR POINTS
SPRINGHILL SUITES®
Fairfield®
AC HOTELS MARRIOTT
citizenM
aloft
moxy HOTELS
PROTEA HOTELS.
CITY EXPRESS BY MARRIOTT
FOUR POINTS FLEX
series BY MARRIOTT
Residence INN.
TOWNEPLACE SUITES®
element by Westin
STUDIORES
APARTMENTS by MARRIOTT BONVOY™
HOMES & VILLAS by MARRIOTT BONVOY™
Marriott EXECUTIVE APARTMENTS

marriott.com

MARRIOTT INTERNATIONAL, INC.
ATTN: LORI KEISLING
7750 WISCONSIN AVE.
BETHESDA, MD 20814
LAW DEPARTMENT

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2026 for shares held in a Retirement Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2026 for shares held in a Retirement Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87870-P45135 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARRIOTT INTERNATIONAL, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the following director nominees:

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. Anthony G. Capuano	☐	☐	☐
1b. Isabella D. Goren	☐	☐	☐
1c. Deborah M. Harrison	☐	☐	☐
1d. Frederick A. Henderson	☐	☐	☐
1e. Lauren R. Hobart	☐	☐	☐
1f. Aylwin B. Lewis	☐	☐	☐
1g. David S. Marriott	☐	☐	☐
1h. Margaret M. McCarthy	☐	☐	☐
1i. Grant F. Reid	☐	☐	☐
1j. Horacio D. Rozanski	☐	☐	☐
1k. Susan C. Schwab	☐	☐	☐
1l. Sean C. Tresvant	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026	☐	☐	☐
3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m. Eastern Time on Thursday, May 7, 2026, the day before the meeting.
If you hold shares in a Retirement Plan, Internet and telephone voting are available through 11:59 p.m. Eastern Time on Tuesday, May 5, 2026.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and 2026 Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

We will be conducting our 2026 Annual Meeting of Stockholders virtually at *www.virtualshareholdermeeting.com/MAR2026.*

▲ **FOLD AND DETACH HERE** ▲

V87871-P45135

MARRIOTT INTERNATIONAL, INC.
Annual Meeting of Stockholders
Friday, May 8, 2026, 8:30 a.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S), OR IF NO DIRECTION IS INDICATED, "FOR" EACH DIRECTOR NOMINEE IN ITEM 1 AND "FOR" ITEMS 2 AND 3, AND IT WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The undersigned acknowledge(s) receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2025. The undersigned further hereby appoint(s) David S. Marriott and Anthony G. Capuano, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marriott International, Inc. (the "Company") Class A common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 8, 2026 beginning at 8:30 a.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/MAR2026, or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Item 1 becomes unable to serve or for good cause will not serve), with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

If the undersigned has voting rights with respect to shares of Company Class A common stock under the Marriott Retirement Savings Plan or the Marriott International, Inc. Puerto Rico Retirement Plan, the undersigned hereby direct(s) the trustee of the plan to vote shares equal to the number of share equivalents allocated to the undersigned's accounts under the plan in accordance with the instructions given herein. The trustee will vote shares for which it does not receive instructions by 11:59 p.m. Eastern Time, Tuesday, May 5, 2026, in the same proportion that it votes the shares for which it received timely instructions from other participants in the plan.

(Continued and to be marked, dated and signed, on the other side)